                                                                  Exhibit 10.77


                                   $12,500,000

                                 LEASE AGREEMENT


                                     BETWEEN


                            BNP LEASING CORPORATION,

                                   AS LANDLORD


                                       AND


                          KLA INSTRUMENTS CORPORATION,

                                    AS TENANT


                          EFFECTIVE AS OF JUNE 5, 1995

PURSUANT TO AND AS MORE PARTICULARLY PROVIDED IN SUBPARAGRAPH 20.(j) OF THIS LEASE, THIS LEASE AND THE PURCHASE AGREEMENT REFERENCED HEREIN ARE TO CONSTITUTE, FOR INCOME TAX PURPOSES ONLY, A FINANCING ARRANGEMENT OR CONDITIONAL SALE. AS PROVIDED IN SUBPARAGRAPH 20.(j) OF THIS LEASE, LANDLORD AND TENANT EXPECT THAT TENANT (AND NOT LANDLORD) SHALL BE TREATED AS THE TRUE OWNER OF THE PROPERTY FOR INCOME TAX PURPOSES, THEREBY ENTITLING TENANT (AND NOT LANDLORD) TO TAKE DEPRECIATION DEDUCTIONS AND OTHER TAX BENEFITS AVAILABLE TO THE OWNER.

                                TABLE OF CONTENTS

                                                                                                               Page
1.       Definitions........................................................................................     2
         (a)      Administrative Fee........................................................................     2
         (b)      Active Negligence.........................................................................     2
         (c)      Additional Rent...........................................................................     2
         (d)      Advance Date..............................................................................     2
         (e)      Affiliate.................................................................................     2
         (f)      Applicable Laws...........................................................................     2
         (g)      Applicable Purchaser......................................................................     3
         (h)      Attorneys' Fees...........................................................................     3
         (i)      Base Rent.................................................................................     3
         (j)      Base Rent Commencement Date...............................................................     3
         (k)      Base Rent Date............................................................................     3
         (l)      Base Rent Period..........................................................................     4
         (m)      Breakage Costs............................................................................     4
         (n)      Business Day..............................................................................     5
         (o)      Capital Adequacy Charges..................................................................     5
         (p)      Carrying Costs............................................................................     5
         (q)      Closing Costs.............................................................................     5
         (r)      Change of Control Event...................................................................     5
         (s)      Code......................................................................................     5
         (t)      Commitment Fee............................................................................     5
         (u)      Completion Notice.........................................................................     5
         (v)      Completion Deadline.......................................................................     5
         (w)      Construction Advances.....................................................................     5
         (x)      Construction Allowance....................................................................     6
         (y)      Construction Periods......................................................................     6
         (z)      Custodial Agreement.......................................................................     6
         (aa)     Debt......................................................................................     6
         (ab)     Default...................................................................................     6
         (ac)     Default Rate..............................................................................     6
         (ad)     Defaulting Participant....................................................................     6
         (ae)     Designated Payment Date...................................................................     6
         (af)     Effective Rate............................................................................     7
         (ag)     Environmental Indemnity...................................................................     7
         (ah)     Environmental Laws........................................................................     7
         (ai)     Environmental Losses......................................................................     7
         (aj)     Environmental Report......................................................................     8
         (ak)     ERISA.....................................................................................     8
         (al)     ERISA Affiliate...........................................................................     8
         (am)     ERISA Termination Event...................................................................     8
         (an)     Escrowed Proceeds.........................................................................     8
         (ao)     Eurocurrency Liabilities..................................................................     9
         (ap)     Eurodollar Rate Reserve Percentage........................................................     9
         (aq)     Event of Default..........................................................................     9
         (ar)     Excluded Taxes............................................................................     9
         (as)     Fair Market Value.........................................................................     9
         (at)     Fed Funds Rate............................................................................     9

         (au)     Funding Advances..........................................................................     9
         (av)     GAAP......................................................................................     9
         (aw)     Hazardous Substance.......................................................................    10
         (ax)     Hazardous Substance Activity..............................................................    10
         (ay)     Impositions...............................................................................    10
         (az)     Improvements..............................................................................    10
         (ba)     Indemnified Party.........................................................................    10
         (bb)     Initial Funding Advance...................................................................    10
         (bc)     Initial Improvements......................................................................    11
         (bd)     Landlord's Lender.........................................................................    11
         (be)     Last Advance Date.........................................................................    11
         (bf)     LIBOR.....................................................................................    11
         (bg)     LIBOR Period Election.....................................................................    11
         (bh)     Lien......................................................................................    12
         (bi)     Losses....................................................................................    12
         (bj)     Maximum Construction Allowance............................................................    12
         (bk)     Notice of Last Advance....................................................................    12
         (bl)     Ordinary Negligence.......................................................................    12
         (bm)     Outstanding Construction Allowance........................................................    12
         (bn)     Participant...............................................................................    12
         (bo)     Participation Agreements..................................................................    13
         (bp)     Permitted Encumbrances....................................................................    13
         (bq)     Permitted Hazardous Substance Use.........................................................    13
         (br)     Permitted Hazardous Substances............................................................    13
         (bs)     Permitted Transfer........................................................................    13
         (bt)     Person....................................................................................    14
         (bu)     Plan......................................................................................    14
         (bv)     Pledge Agreement..........................................................................    14
         (bw)     Potential Lien Claimants..................................................................    14
         (bx)     Prime Rate................................................................................    14
         (by)     Purchase Agreement........................................................................    14
         (bz)     Qualified Payments........................................................................    14
         (ca)     Remaining Proceeds........................................................................    15
         (cb)     Rent......................................................................................    15
         (cc)     Responsible Financial Officer.............................................................    15
         (cd)     Revolving Credit Agreement................................................................    15
         (ce)     Scope Change..............................................................................    15
         (cf)     Spread....................................................................................    15
         (cg)     Stipulated Loss Value.....................................................................    16
         (ch)     Subsidiary................................................................................    16
         (ci)     Tenant's Knowledge........................................................................    16
         (cj)     Term......................................................................................    16
         (ck)     Unfunded Benefit Liabilities..............................................................    16
         (cl)     Upfront Fee...............................................................................    17
         (cm)     Other Terms and References................................................................    17

2.       Term...............................................................................................    17

3.       Rent...............................................................................................    17

                                      (ii)

         (a)      Base Rent Generally.......................................................................    17
         (b)      Calculation of Base Rent..................................................................    18
         (c)      Upfront Fee...............................................................................    18
         (d)      Administrative Agency Fees................................................................    18
         (e)      Commitment Fees...........................................................................    19
         (f)      Additional Rent...........................................................................    19
         (g)      Interest and Order of Application.........................................................    19
         (h)      Net Lease.................................................................................    19
         (i)      No Demand or Setoff.......................................................................    19

4.       Insurance and Condemnation Proceeds................................................................    19

5.       No Lease Termination...............................................................................    21
         (a)      Status of Lease...........................................................................    21
         (b)      Waiver By Tenant..........................................................................    21

6.       Construction Allowance.............................................................................    22
         (a)      Advances; Outstanding Construction Allowance..............................................    22
         (b)      Initial Improvements......................................................................    23
                  (i)      Responsibility for Construction...................................................   23
                  (ii)     Scope Changes....................................................................    23
                  (iii)    Value Added......................................................................    23
                  (iv)     Estoppel Letters Required........................................................    23
                  (v)      Advances Not a Waiver............................................................    24
         (c)      Conditions to Construction Advances.......................................................    24
                  (i)      Prior Notice.....................................................................    24
                  (ii)     Amount of the Advances...........................................................    24
                  (iii)    Insurance........................................................................    24
                           a)     Title Insurance...........................................................    24
                           b)     Builder's Risk Insurance..................................................    25
                  (iv)     Progress of Construction.........................................................    25
                  (v)      Evidence of Costs to be Reimbursed...............................................    25
                  (vi)     No Event of Default or Change of Control Event...................................    25
                  (vii)    No Sale of Landlord's Interest...................................................    25
                  (viii)   Construction Advance Certificate.................................................    25
         (d)      Completion Notice.........................................................................    26

7.       Future Modifications...............................................................................    26

8.       Purchase Agreement, Pledge Agreement and Environmental Indemnity...................................    27

9.       Use and Condition of Leased Property...............................................................    27
         (a)      Use.......................................................................................    27
         (b)      Condition.................................................................................    27
         (c)      Consideration of and Scope of Waiver......................................................    27

10.      Other Representations, Warranties and Covenants of Tenant..........................................    28
         (a)      Financial Matters.........................................................................    28
         (b)      Ground Lease..............................................................................    28


                                     (iii)

         (c)      No Default or Violation...................................................................    28
         (d)      Compliance with Covenants and Laws........................................................    28
         (e)      Environmental Representations.............................................................    29
         (f)      No Suits..................................................................................    29
         (g)      Condition of Property.....................................................................    29
         (h)      Organization..............................................................................    29
         (i)      Enforceability............................................................................    30
         (j)      Not a Foreign Person......................................................................    30
         (k)      Omissions.................................................................................    30
         (l)      Existence.................................................................................    30
         (m)      Tenant Taxes..............................................................................    30
         (n)      Operation of Property.....................................................................    30
         (o)      Debts for Construction....................................................................    31
         (p)      Impositions...............................................................................    31
         (q)      Repair, Maintenance, Alterations and Additions............................................    32
         (r)      Insurance and Casualty....................................................................    32
         (s)      Condemnation..............................................................................    33
         (t)      Protection and Defense of Title...........................................................    34
         (u)      No Liens on the Leased Property...........................................................    34
         (v)      Books and Records.........................................................................    34
         (w)      Financial Statements; Required Notices; Certificates as to Default........................    35
         (x)      Further Assurances........................................................................    36
         (y)      Fees and Expenses; General Indemnification; Increased Costs; and
                  Capital Adequacy Charges..................................................................    36
         (z)      Liability Insurance.......................................................................    38
         (aa)     Permitted Encumbrances....................................................................    38
         (ab)     Environmental.............................................................................    39
         (ac)     Compliance with Financial Covenants and Certain Other Requirements
                  Established by the Revolving Credit Agreement.............................................    40
         (ad)     ERISA.....................................................................................    41

11.      Representations, Warranties and Covenants of Landlord..............................................    41
         (a)      Title Claims By, Through or Under Landlord................................................    41
         (b)      Actions Required of the Title Holder......................................................    41
         (c)      No Default or Violation...................................................................    42
         (d)      No Suits..................................................................................    42
         (e)      Organization..............................................................................    42
         (f)      Enforceability............................................................................    42
         (g)      Existence.................................................................................    42
         (h)      Not a Foreign Person......................................................................    43

12.      Assignment and Subletting..........................................................................    43
         (a)      Consent Required..........................................................................    43
         (b)      Standard for Landlord's Consent to Assignments and Certain Other Matters..................    43
         (c)      Consent Not a Waiver......................................................................    43
         (d)      Landlord's Assignment.....................................................................    43

13.      Environmental Indemnification......................................................................    44
         (a)      Indemnity.................................................................................    44

                                      (iv)

         (b)      Assumption of Defense.....................................................................    44
         (c)      Notice of Environmental Losses............................................................    44
         (d)      Rights Cumulative.........................................................................    45
         (e)      Survival of the Indemnity.................................................................    45

14.      Landlord's Right of Access and Right to Perform....................................................    45

15.      Events of Default..................................................................................    46
         (a)      Definition of Event of Default............................................................    46
         (b)      Remedies..................................................................................    48
         (c)      Enforceability............................................................................    49
         (d)      Remedies Cumulative.......................................................................    49
         (e)      Waiver by Tenant..........................................................................    49
         (f)      No Implied Waiver.........................................................................    50

16.      Default by Landlord................................................................................    50

17.      Quiet Enjoyment....................................................................................    50

18.      Surrender Upon Termination.........................................................................    50

19.      Holding Over by Tenant.............................................................................    50

20.      Miscellaneous......................................................................................    51
         (a)      Notices...................................................................................    51
         (b)      Severability..............................................................................    53
         (c)      No Merger.................................................................................    53
         (d)      NO IMPLIED REPRESENTATIONS BY LANDLORD....................................................    53
         (e)      Entire Agreement..........................................................................    53
         (f)      Binding Effect............................................................................    53
         (g)      Time is of the Essence....................................................................    53
         (h)      Governing Law.............................................................................    53
         (i)      Waiver of a Jury Trial....................................................................    53
         (j)      Income Tax Reporting......................................................................    54


                                    Exhibits

Exhibit A......................................................Legal Description
Exhibit B.......................................................Encumbrance List
Exhibit C............................Information Concerning Initial Improvements
Exhibit D...........................................Contractor's Estoppel Letter
Exhibit E............................................Architect's Estoppel Letter
Exhibit F.....................................................Draw Request Forms
Exhibit G........................................Covenant Compliance Certificate
Exhibit H.........................................Permitted Hazardous Substances
Exhibit I................................Resolution of Disputed Insurance Claims
Exhibit J...........................................LIBOR Period Election Notice


                                       (v)

                                 LEASE AGREEMENT

        This LEASE AGREEMENT (hereinafter called this "LEASE"), made to be effective as of June 5, 1995 (all references herein to the "DATE HEREOF" or words of like effect shall mean such effective date), by and between BNP LEASING CORPORATION, a Delaware corporation (hereinafter called "LANDLORD"), and KLA INSTRUMENTS CORPORATION, a Delaware corporation (hereinafter called "TENANT");

                        W I T N E S E T H     T H A T:

        WHEREAS, pursuant to a Ground Lease dated of even date herewith (hereinafter called the "GROUND LEASE") from Tenant, as lessor, to Landlord, as lessee, covering the land described in Exhibit A attached hereto (hereinafter called the "LAND"), Landlord is leasing the Land and any existing improvements thereon from Tenant for a term of 34 years;

        WHEREAS, in anticipation of Landlord's lease of the Land, Landlord and Tenant have reached agreement as to the terms and conditions upon which Landlord is willing to sublease the same to Tenant, and by this Lease Landlord and Tenant desire to evidence such agreement;

        NOW, THEREFORE, in consideration of the rent to be paid and the covenants and agreements to be performed by Tenant, as hereinafter set forth, Landlord does hereby SUBLEASE, DEMISE and LET unto Tenant for the term hereinafter set forth the Land, together with:

                (i) Landlord's interest in any and all buildings and improvements now or hereafter erected on the Land, including, but not limited to, the fixtures, attachments, appliances, equipment, machinery and other articles attached to such buildings and improvements (hereinafter called the "IMPROVEMENTS");

                (ii) all easements and rights-of-way now owned or leased or hereafter acquired or leased by Landlord for use in connection with the Land or Improvements or as a means of access thereto;

                (iii) all right, title and interest of Landlord, now owned or hereafter acquired, in and to (A) any land lying within the right-of-way of any street, open or proposed, adjoining the Land, (B) any and all sidewalks and alleys adjacent to the Land and (C) any strips and gores between the Land and abutting land (except strips and gores, if any, between the Land and abutting land owned or leased by Landlord, with respect to which this Lease shall cover only the portion thereof to the center line between the Land and the abutting land owned or leased by Landlord).

The Land and all of the property described in items (i) through (iii) above are hereinafter referred to collectively as the "REAL PROPERTY".

        In addition to conveying (by sublease) the leasehold in the Real Property as described above, Landlord hereby grants and assigns to Tenant for the term of this Lease the right to use and enjoy (and, to the extent the following consist of contract rights, to enforce) any interests or rights in, to or under the following that have been transferred to Landlord under the Ground Lease, to the extent any such rights and interests are assignable and related to the Real Property: (a) any goods, equipment, furnishings, furniture, chattels and tangible personal property of whatever nature that are located on the Real Property and all renewals or replacements of or substitutions for any of the foregoing; and (b) any general intangibles, permits, licenses, franchises, certificates, and other rights and privileges. All of the property, rights and privileges described above in this paragraph, together with any furniture, furnishings and other personalty included in the Initial Improvements (as hereinafter defined) because of Tenant's purchase thereof with the Construction Allowance (as hereinafter defined), are hereinafter collectively called the "PERSONAL PROPERTY". The Real Property and the Personal Property are hereinafter sometimes collectively called the "LEASED PROPERTY."

         Provided, however, the leasehold estate conveyed hereby and Tenant's rights hereunder are expressly made subject and subordinate to the Permitted Encumbrances (as hereinafter defined) and to any other claims or encumbrances not asserted by Landlord itself or by third parties lawfully claiming through or under Landlord.

        The Leased Property is leased by Landlord to Tenant and is accepted and is to be used and possessed by Tenant upon and subject to the following terms, provisions, covenants, agreements and conditions:

        2. Definitions. As used herein, the terms "Landlord," "Tenant," "Ground Lease," "Land," "Improvements," "Real Property," "Personal Property" and "Leased Property" shall have the meanings indicated above and the terms listed immediately below shall have the following meanings:

                (a) Administrative Fee. "ADMINISTRATIVE FEE" shall have the meaning assigned to it in subparagraph 3.(d) below.

                (b) Active Negligence. "ACTIVE NEGLIGENCE" of an Indemnified Party means, and is limited to, the negligent conduct of activities on the Leased Property by the Indemnified Party in a manner that proximately causes actual bodily injury or property damage to occur. "ACTIVE NEGLIGENCE" shall not include (1) any negligent failure of Landlord to act when the duty to act would not have been imposed but for Landlord's status as owner of any interest in the Leased Property or as a party to the transactions described in this Lease, (2) any negligent failure of any other Indemnified Party to act when the duty to act would not have been imposed but for such party's contractual or other relationship to Landlord or participation or facilitation in any manner, directly or indirectly, of the transactions described in this Lease, or (3) the exercise in a lawful manner by Landlord (or any party lawfully claiming through or under Landlord) of any remedy provided herein or in the Purchase Agreement.

                (c) Additional Rent. "ADDITIONAL RENT" shall have the meaning assigned to it in subparagraph 3.(f) below.

                (d) Advance Date. "ADVANCE DATE" means, regardless of whether any Construction Advance shall actually be made thereon, each of the following: (i) June 14, 1995 and (ii) the first Business Day of every calendar month, beginning with July 3, 1995 and continuing regularly thereafter to and including the Base Rent Commencement Date. If the Base Rent Commencement Date occurs before the Last Advance Date, then each Base Rent Date through and including the Last Advance Date shall also constitute an "ADVANCE DATE" hereunder. In any event, the Last Advance Date shall be the final Advance Date.

                (e) Affiliate. "AFFILIATE" of any Person means any other Person controlling, controlled by or under common control with such Person. For purposes of this definition, the term "CONTROL" when used with respect to any Person means the power to direct the management of policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "CONTROLLING" and "CONTROLLED" have meanings correlative to the foregoing.

                (f) Applicable Laws. "APPLICABLE LAWS" shall have the meaning assigned to it in subparagraph 10.(d) below.

                (g) Applicable Purchaser. "APPLICABLE PURCHASER" means any third party designated by Tenant to purchase the Landlord's interest in the Leased Property and in any Escrowed Proceeds as provided in the Purchase Agreement.

                (h) Attorneys' Fees. "ATTORNEYS' FEES" means the reasonable fees and expenses of counsel to the parties incurring the same, which may include fairly allocated costs of in-house counsel, printing, photostating, duplicating and other expenses, air freight charges, and fees billed for law clerks, paralegals, librarians and others not admitted to the bar but performing services under the supervision of an attorney. Such terms shall also include, without limitation, all such fees and expenses incurred with respect to appeals, arbitrations and bankruptcy proceedings, and whether or not any manner or proceeding is brought with respect to the matter for which such fees and expenses were incurred.

                (i) Base Rent. "BASE RENT" means the rent payable by Tenant pursuant to subparagraph 3.(a) below.

                (j) Base Rent Commencement Date. "BASE RENT COMMENCEMENT DATE" means the earlier of (1) the Last Advance Date, or (2) the first Business Day of any calendar month that occurs at least ten (10) days after Landlord has received a notice from Tenant stating that Tenant irrevocably elects to have Base Rent begin to accrue as soon as possible under this Lease. It is understood that Tenant may, but shall not be required, to give such a notice at any time Tenant would prefer to commence payment of Base Rent rather than have Carrying Costs continue to accrue.

                (k) Base Rent Date. "BASE RENT DATE" means a date upon which Base Rent must be paid under this Lease, all of which dates shall be the first Business Day of a calendar month. The first Base Rent Date shall be determined as follows:

                        a) If a LIBOR Period Election of one month is in effect
                on the Base Rent Commencement Date, then the first Business Day of the first calendar month following the Base Rent Commencement Date shall be the first Base Rent Date.

                        b) If the LIBOR Period Election in effect on the Base
                Rent Commencement Date is three months or longer, then the first Business Day of the third calendar month following the Base Rent Commencement Date shall be the first Base Rent Date.

Each successive Base Rent Date after the first Base Rent Date shall be the first Business Day of the first or third calendar month following the calendar month which includes the preceding Base Rent Date, determined as follows:

                        a) If a LIBOR Period Election of one month is in effect
                on a Base Rent Date, then the first Business Day of the first calendar month following such Base Rent Date shall be the next following Base Rent Date.

                        b) If a LIBOR Period Election of three months or longer
                is in effect on a Base Rent Date, then the first Business Day of the third calendar month following such Base Rent Date shall be the next following Base Rent Date.

Thus, for example, if the Base Rent Commencement Date falls on June 2, 1997 and a LIBOR Period Election of six months commences on the Base Rent Commencement Date, then the first Base Rent Date shall be the first

Business Day of September, 1997, and the second Base Rent Date shall be the first Business Day of December, 1997.

                (l) Base Rent Period. "BASE RENT PERIOD" means a period for which Base Rent must be paid under this Lease, each of which periods shall correspond to the LIBOR Period Election for such period. The first Base Rent Period shall begin on and include the Base Rent Commencement Date, and each successive Base Rent Period shall begin on and include the Base Rent Date upon which the preceding Base Rent Period ends. Each Base Rent Period, including the first Base Rent Period, shall end on but not include the first, second, third or fourth Base Rent Date after the Base Rent Date upon which such period began, determined as follows:

                        a) If the LIBOR Period Election for a Base Rent Period
                is one month or three months, then such Base Rent Period shall end on the first Base Rent Date after the Base Rent Date upon which such period began.

                        b) If the LIBOR Period Election for a Base Rent Period
                is six months, then such Base Rent Period shall end on the second Base Rent Date after the Base Rent Date upon which such period began.

                        c) If the LIBOR Period Election for a Base Rent Period
                is nine months, then such Base Rent Period shall end on the third Base Rent Date after the Base Rent Date upon which such period began.

                        d) If the LIBOR Period Election for a Base Rent Period
                is twelve months, then such Base Rent Period shall end on the fourth Base Rent Date after the Base Rent Date upon which such period began.

The determination of Base Rent Periods can be illustrated by two examples:

                        1) If Tenant makes a LIBOR Period Election of three
                months for a hypothetical Base Rent Period beginning on June 2, 1997, then such Base Rent Period will end on but not the include the first Base Rent Date after June 1, 1997; that is, such Base Rent Period will end on September 1, 1997, the first Business Day of the third calendar month after June 2, 1997.

                        2) If, however, Tenant makes a LIBOR Period Election of
                six months for the hypothetical Base Rent Period beginning June 2, 1997, then such Base Rent Period will end on but not include the second Base Rent Date after June 2, 1997; that is, December 1, 1997.

If the Base Rent Commencement Date occurs before the Last Advance Date, then because of the interplay of the definitions in this Lease: (1) the last day of each Base Rent Period shall also constitute an Advance Date hereunder through and including the Last Advance Date; (2) Base Rent Periods ending on or prior to the Last Advance Date shall also constitute Construction Periods hereunder; and
(3) the LIBOR Period Election for any Base Rent Period ending on or prior to the Last Advance Date shall, under the definition of LIBOR Period Election in subparagraph 1.(bg) below, be one month, thus causing each such Base Rent Period to be only one month.

                (m) Breakage Costs. "BREAKAGE COSTS" means any and all costs, losses or expenses incurred or sustained by Landlord's Lender or any Participant, for which Landlord's Lender or the Participant shall expect reimbursement from Landlord, because of the resulting liquidation or redeployment of deposits or other funds used to make Funding Advances upon any termination of the Ground Lease by Tenant (as lessor thereunder) pursuant to Paragraph 2 thereof or upon any termination of this Lease by Tenant pursuant to

Paragraph 2 below, if such termination is effective as of any day other than the last day of a Construction Period or Base Rent Period. Breakage Costs will include losses attributable to any decline in LIBOR as of the effective date of termination as compared to LIBOR used to determine the Effective Rate then in effect. (However, if Landlord's Lender or a Participant actually receives a profit upon the liquidation or redeployment of deposits or other funds used to make Funding Advances, because of any increase in LIBOR, then such profit will be offset against costs or expenses that would otherwise be charged as Breakage Costs under this Lease.) Each determination by Landlord's Lender of Breakage Costs shall, in the absence of clear and demonstrable error, be conclusive and binding upon Landlord and Tenant.

                (n) Business Day. "BUSINESS DAY" means any day that is (1) not a Saturday, Sunday or day on which commercial banks are generally closed or required to be closed in New York City, New York or San Francisco, California, and (2) a day on which dealings in deposits of dollars are transacted in the London interbank market; provided that if such dealings are suspended indefinitely for any reason, "BUSINESS DAY" shall mean any day described in clause (1).

                (o) Capital Adequacy Charges. "CAPITAL ADEQUACY CHARGES" means any additional amounts Landlord's Lender or any Participant requires Landlord to pay as compensation for an increase in required capital as provided in subparagraph 10.(y)(iv).

                (p) Carrying Costs. "CARRYING COSTS" means the charges (accruing at the Effective Rate) added to and made a part of the Outstanding Construction Allowance from time to time on and before the Base Rent Commencement Date pursuant to and as more particularly described in subparagraph 6.(a)(ii) below.

                (q) Closing Costs. "CLOSING COSTS" means the costs paid from the Initial Funding Advance in connection with the preparation and negotiation of this Lease, the Ground Lease, the Purchase Agreement, the Pledge Agreement, the Environmental Indemnity and related documents. To the extent that Landlord does not itself use the entire Initial Funding Advance to pay expenses incurred by Landlord in connection with the preparation and negotiation of such documents, the remainder thereof will be advanced to Tenant for payment of expenses incurred by Tenant in connection therewith, or title insurance premiums.

                (r) Change of Control Event. "CHANGE OF CONTROL EVENT" means the occurrence of any merger or consolidation or sale of assets involving Tenant that would constitute an "Event of Default" as defined in the Revolving Credit Agreement.

                (s) Code. "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

                (t) Commitment Fee. "COMMITMENT FEE" shall have the meaning assigned to it in subparagraph 3.(e) below.

                (u) Completion Notice. "COMPLETION NOTICE" shall have the meaning assigned to it in subparagraph 6.(d) below.

                (v) Completion Deadline. "COMPLETION DEADLINE" means November 1, 1997.

                (w) Construction Advances. "CONSTRUCTION ADVANCES" means actual advances of funds made by or on behalf of Landlord pursuant to Paragraph 6.(a)(i) below for costs incurred to construct the Initial Improvements or for property taxes and assessments assessed against the Leased Property and paid prior to the Last Advance Date.

                (x) Construction Allowance. "CONSTRUCTION ALLOWANCE" means the allowance, consisting of all Construction Advances and Carrying Costs, which is to be provided by Landlord for the construction of the Initial Improvements as more particularly described in Paragraph 6 below.

                (y) Construction Periods. The first "CONSTRUCTION PERIOD" shall be a short period beginning on and including the effective date hereof and ending on but not including July 3, 1995. Each successive "CONSTRUCTION PERIOD" after the first Construction Period shall be a period of approximately one (1) month, and shall begin on and include the day on which the preceding Construction Period ends and shall end on but not include the next following Advance Date. The last "CONSTRUCTION PERIOD" shall end on but not include the Last Advance Date.

                (z) Custodial Agreement. "CUSTODIAL AGREEMENT" means the Custodial Agreement dated as of the date hereof between Banque Nationale de Paris, New York Branch (or any successor or replacement custodian), and Tenant pursuant to which such bank will hold securities pledged by Tenant as collateral for Tenant's obligations under the Purchase Agreement, as such Custodial Agreement may be extended, supplemented, amended, restated or otherwise modified from time to time in accordance with its terms.

                (aa) Debt. "DEBT" of any Person means (i) indebtedness of such Person for borrowed money, (ii) obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) obligations of such Person to pay the deferred purchase price of property or services, (iv) obligations of such Person as lessee under leases which shall have been or should be, in accordance with GAAP, recorded as capital leases, (v) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (i) through (iv) above, (vi) liabilities of another Person secured by a Lien on, or payable out of the proceeds of production from, property of such Person even though such obligation shall not be assumed by such Person (but in the case of such liabilities not assumed by such Person, the liabilities shall constitute Debt of such Person only to the extent of the value of such Person's property encumbered by the Lien securing such liabilities) and (vii) Unfunded Benefit Liabilities.

                (bb) Default. "DEFAULT" means any event which, with the passage of time or the giving of notice or both, would (if not cured within any applicable cure period) constitute an Event of Default.

                (cc) Default Rate. "DEFAULT RATE" means a floating per annum rate equal to three percent (3%) above the Prime Rate. However, in no event will the Default Rate exceed the maximum interest rate permitted by law.

                (dd) Defaulting Participant. "DEFAULTING PARTICIPANT" means any Participant that shall have breached its Participation Agreement with Landlord by failing to provide a Funding Advance to Landlord for (or equal to) such Participant's percentage of any Construction Advance requested by Tenant. (For purposes of this Lease a "PARTICIPANT'S PERCENTAGE" shall mean the percentage that, under such Participant's Participation Agreement with Landlord, is to be multiplied against Construction Advances to compute the amount the Participant must advance to Landlord for (or equal to) a percentage of Construction Advances requested hereunder.) Notwithstanding the foregoing, however, in no event will any Participant be a Defaulting Participant unless its Participation Agreement with Landlord expressly makes Tenant a third party beneficiary of the applicable Participant's promise to fund advances for (or equal to) its percentage share of Construction Advances hereunder.

                (ee) Designated Payment Date. "DESIGNATED PAYMENT DATE" shall have the meaning assigned to it in the Purchase Agreement.

                (ff)    Effective Rate. "EFFECTIVE RATE" means:

                (i) for each day during the short first Construction Period ending July 3, 1995 the per annum rate which equals the Spread plus the rate which is fifty basis points (50/100 of 1%) above the Fed Funds Rate for that day; and

                (ii) for each subsequent Construction Period and for each Base Rent Period, the per annum rate which equals the Spread for such Construction Period or Base Rent Period plus the per annum rate determined by dividing (A) LIBOR for such Construction Period or Base Rent Period, as the case may be, by (B) 100% minus the Eurodollar Rate Reserve Percentage for such Construction Period or Base Rent Period.

If LIBOR or the Eurodollar Rate Reserve Percentage changes from Construction Period to Construction Period or from Base Rent Period to Base Rent Period, then the Effective Rate shall be automatically increased or decreased as of the date of such change, as the case may be. If for any reason Landlord determines that it is impossible or unreasonably difficult to determine the Effective Rate with respect to a given Construction Period or Base Rent Period in accordance with the preceding sentences, then the "EFFECTIVE RATE" for that Construction Period or Base Rent Period shall equal the Spread plus any published index or per annum interest rate determined reasonably and in good faith by Landlord's Lender to be comparable to LIBOR at the beginning of the first day of that period. A comparable interest rate might be, for example, the then existing yield on short term United States Treasury obligations (as compiled by and published in the then most recently published United States Federal Reserve Statistical Release H.15(519) or its successor publication), plus or minus a fixed adjustment based on Landlord's Lender's comparison of past eurodollar market rates to past yields on such Treasury obligations. Any determination by Landlord of the Effective Rate hereunder shall, in the absence of clear and demonstrable error, be conclusive and binding.

                (gg) Environmental Indemnity. "ENVIRONMENTAL INDEMNITY" means the separate Environmental Indemnity Agreement dated as of the date hereof executed by Tenant in favor of Landlord covering the Land and certain other property described therein, as such agreement may be extended, supplemented, amended, restated or otherwise modified from time to time in accordance with its terms.

                (hh) Environmental Laws. "ENVIRONMENTAL LAWS" means any and all existing and future Applicable Laws pertaining to safety, health or the environment, or to Hazardous Substances or Hazardous Substance Activities, including without limitation the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986 (as amended, hereinafter called "CERCLA"), and the Resource Conservation and Recovery Act of 1976, as amended by the Used Oil Recycling Act of 1980, the Solid Waste Disposal Act Amendments of 1980, and the Hazardous and Solid Waste Amendments of 1984 (as amended, hereinafter called "RCRA").

                (ii) Environmental Losses. "ENVIRONMENTAL LOSSES" means Losses suffered or incurred by any Indemnified Party, directly or indirectly, relating to or arising out of, based on or as a result of: (i) any Hazardous Substance Activity; (ii) any violation of Environmental Laws relating to the Leased Property or to the ownership, use, occupancy or operation thereof; (iii) any investigation, inquiry, order, hearing, action, or other proceeding by or before any governmental or quasi-governmental agency or authority in connection with any Hazardous Substance Activity; or (iv) any claim, demand, cause of action or investigation, or any action or other proceeding, whether meritorious or not, brought or asserted against any Indemnified Party which directly or indirectly relates to, arises from, is based on, or results from any of the matters described in clauses (i), (ii), or (iii) of this subparagraph 1.(ai), or any allegation of any such matters. ENVIRONMENTAL LOSSES INCURRED BY OR ASSERTED AGAINST A PARTICULAR INDEMNIFIED PARTY SHALL INCLUDE LOSSES RELATING TO OR ARISING OUT OF OR AS A RESULT OF ANY MATTERS

LISTED IN THE PRECEDING SENTENCE EVEN WHEN SUCH MATTERS ARE CAUSED BY THE ORDINARY NEGLIGENCE (AS DEFINED BELOW) OF THAT PARTICULAR OR ANY OTHER INDEMNIFIED PARTY. However, Losses incurred by or asserted against a particular Indemnified Party and proximately caused by (and attributed by any applicable principles of comparative fault to) the wilful misconduct, Active Negligence or gross negligence of any Indemnified Party will not constitute Environmental Losses of such Indemnified Party for purposes of this Lease.

                (jj) Environmental Report. "ENVIRONMENTAL REPORT" means, collectively, the following reports prepared by Tetra Tech, Inc. for Lund Financial Corporation: (i) Limited Soils Investigation for Vacant Parcel at the KLA Instruments Facility, 160 Rio Robles, San Jose, California dated April 18, 1995; and (ii) Phase I Environmental Site Assessment KLA Instruments Property, 160 Rio Robles Drive, San Jose, California dated April 21, 1995, and all tables, figures, certificates, appendices and other attachments to such reports.

                (kk) ERISA. "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, together with all rules and regulations promulgated with respect thereto.

                (ll) ERISA Affiliate. "ERISA AFFILIATE" means any Person who for purposes of Title IV of ERISA is a member of Tenant's controlled group, or under common control with Tenant, within the meaning of Section 414 of the Code, and the regulations promulgated and rulings issued thereunder.

                (mm)    ERISA Termination Event. "ERISA TERMINATION EVENT" means
(i) the occurrence with respect to any Plan of a) a reportable event described in Sections 4043(b)(5) or (6) of ERISA or b) any other reportable event described in Section 4043(b) of ERISA other than a reportable event not subject to the provision for 30-day notice to the Pension Benefit Guaranty Corporation pursuant to a waiver by such corporation under Section 4043(a) of ERISA, or (ii) the withdrawal of Tenant or any Affiliate of Tenant from a Plan during a plan year in which it was a "SUBSTANTIAL EMPLOYER" as defined in Section 4001(a)(2) of ERISA, or (iii) the filing of a notice of intent to terminate any Plan or the treatment of any Plan amendment as a termination under Section 4041 of ERISA, or
(iv) the institution of proceedings to terminate any Plan by the Pension Benefit Guaranty Corporation under Section 4042 of ERISA, or (v) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

                (nn) Escrowed Proceeds. "ESCROWED PROCEEDS" shall mean any proceeds that are received by Landlord from time to time during the Term (and any interest earned thereon), which Landlord is holding for the purposes specified in the next sentence, from any party (1) under any casualty insurance policy as a result of damage to the Leased Property, (2) as compensation for any restriction placed upon the use or development of the Leased Property or for the condemnation of the Leased Property or any portion thereof, (3) because of any judgment, decree or award for injury or damage to the Leased Property or (4) under any title insurance policy or otherwise as a result of any title defect or claimed title defect with respect to the Leased Property; provided, however, in determining "ESCROWED PROCEEDS" there shall be deducted all expenses and costs of every type, kind and nature (including Attorneys' Fees) incurred by Landlord to collect such proceeds; and provided, further, "ESCROWED PROCEEDS" shall not include any payment to Landlord by a Participant or an Affiliate of Landlord that is made to compensate Landlord for the Participant's or Affiliate's share of any Losses Landlord may incur as a result of any of the events described in the preceding clauses (1) through (4). "ESCROWED PROCEEDS" shall include only such proceeds as are held by Landlord (A) pursuant to Paragraph 4 for the payment to Tenant for the restoration or repair of the Leased Property or (B) for application (generally, on the next following Advance Date or Base Rent Date which is at least three (3) Business Days following Landlord's receipt of such proceeds) as a Qualified Payment or as reimbursement of costs incurred in connection with a Qualified Payment. "ESCROWED PROCEEDS" shall not include any proceeds that have been applied as a Qualified Payment or to pay any costs incurred in connection with a Qualified Payment. Until Escrowed Proceeds are paid to Tenant pursuant to Paragraph 4 below or applied as a Qualified Payment or as reimbursement for costs incurred in connection with a Qualified Payment, Landlord shall keep the same deposited in an interest bearing account established in Landlord's name, and all interest earned on such account shall be added to and made a part of Escrowed Proceeds.

                (oo) Eurocurrency Liabilities. "EUROCURRENCY LIABILITIES" has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

                (pp) Eurodollar Rate Reserve Percentage. "EURODOLLAR RATE RESERVE PERCENTAGE" means, for purposes of determining the Effective Rate for any Construction Period or Base Rent Period, the reserve percentage applicable two Business Days before the first day of such Construction Period or Base Rent Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, but not limited to, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with deposits exceeding One Billion Dollars with respect to liabilities or deposits consisting of or including Eurocurrency Liabilities (or with respect to any other category or liabilities by reference to which LIBOR is determined) having a term comparable to such Construction Period or Base Rent Period.

                (qq) Event of Default. "EVENT OF DEFAULT" shall have the meaning assigned to it in subparagraph 15.(a) below.

                (rr) Excluded Taxes. "EXCLUDED TAXES" shall mean (1) all federal, state and local income taxes upon the Base Rent, the Upfront Fee, Administrative Fees, Commitment Fees and any interest paid to Landlord pursuant to subparagraph 3.(g), (2) any taxes imposed by any governmental authority outside the United States, and (3) any transfer or change of ownership taxes assessed because of Landlord's transfer or conveyance to any third party of any rights or interest in the Lease, the Purchase Agreement or the Leased Property, but excluding any such taxes assessed because of any Permitted Transfer to a Participant or because of any Permitted Transfer described in clause (4) of the definition of Permitted Transfer below.

                (ss) Fair Market Value. "FAIR MARKET VALUE" shall have the meaning assigned to it in the Purchase Agreement.

                (tt) Fed Funds Rate. "FED FUNDS RATE" means, for any period, a fluctuating interest rate (expressed as a per annum rate and rounded upwards, if necessary, to the next 1/16 of 1%) equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rates are not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Landlord's Lender from three Federal funds brokers of recognized standing selected by Landlord's Lender. All determinations of the Fed Funds Rate by Landlord's Lender shall, in the absence of clear and demonstrable error, be binding and conclusive upon Landlord and Tenant.

                (uu) Funding Advances. "FUNDING ADVANCES" means (1) the Initial Funding Advance and (2) all future advances (which, together with Initial Funding Advance, are expected to total $12,500,000) made by Landlord's Lender or any Participant to or on behalf of Landlord to allow Landlord to provide the Construction Allowance hereunder.

                (vv) GAAP. "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time, applied on a basis consistent with those used in the preparation of the financial statements referred to in subparagraph 10.(w) (except for changes concurred in by Tenant's independent public accountants).

                (ww) Hazardous Substance. "HAZARDOUS SUBSTANCE" means (i) any chemical, compound, material, mixture or substance that is now or hereafter defined or listed in, regulated under, or otherwise classified pursuant to, any Environmental Laws as a "hazardous substance," "hazardous material," "hazardous waste," "extremely hazardous waste," "infectious waste," "toxic substance," "toxic pollutant," or any other formulation intended to define, list or classify substances by reason of deleterious properties, including, without limitation, ignitability, corrosiveness, reactivity, carcinogenicity, toxicity or reproductive toxicity; (ii) petroleum, any fraction of petroleum, natural gas, natural gas liquids, liquified natural gas, synthetic gas usable for fuel (or mixtures of natural gas and such synthetic gas), and ash produced by a resource recovery facility utilizing a municipal solid waste stream, and drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (iii) asbestos and any asbestos containing material; (iv) "waste" as defined in section 13050(d) of the California Water Code; and (v) any other material that, because of its quantity, concentration or physical or chemical characteristics, poses a significant present or potential hazard to human health or safety or to the environment if released into the workplace or the environment.

                (xx) Hazardous Substance Activity. "HAZARDOUS SUBSTANCE ACTIVITY" means any actual, proposed or threatened use, storage, holding, existence, location, release (including, without limitation, any spilling, leaking, leaching, pumping, pouring, emitting, emptying, dumping, disposing into the environment, and the continuing migration into or through soil, surface water, groundwater or any body of water), discharge, deposit, placement, generation, processing, construction, treatment, abatement, removal, disposal, disposition, handling or transportation of any Hazardous Substance from, under, in, into or on the Leased Property, including, without limitation, the movement or migration of any Hazardous Substance from surrounding property, surface water, groundwater or any body of water under, in, into or onto the Leased Property and any residual Hazardous Substance contamination in, on or under the Leased Property.

                (yy) Impositions. "IMPOSITIONS" shall have the meaning assigned to it in subparagraph 10.(p) below.

                (zz) Improvements. "IMPROVEMENTS," as defined in the recitals at the beginning of this Lease, shall include not only existing improvements to the Land as of the date hereof, if any, but also any new improvements or changes to existing improvements made by Tenant. Accordingly, any and all new improvements made to the Leased Property by Tenant using the Construction Allowance as contemplated in this Lease shall constitute Improvements as that term is used herein.

                (aaa) Indemnified Party. "INDEMNIFIED PARTY" means each of (1) Landlord, any of Landlord's successors and any of Landlord's assigns to the extent that the transfer to such assigns was permitted hereunder, as to all or any portion of the Leased Property or any interest therein (but excluding Tenant or any Applicable Purchaser under the Purchase Agreement or any Person that claims its interest in the Leased Property through or under Tenant or such Applicable Purchaser), (2) any Participants, and (3) any Affiliate, officer, agent, director, employee or servant of any of the parties described in clause
(1) or (2) preceding.

                (bbb) Initial Funding Advance. "INITIAL FUNDING ADVANCE" means the advance of $300,000 made by Landlord's Lender to or on behalf of Landlord on or prior to the date of this Lease to finance Closing Costs.

                (ccc) Initial Improvements. "INITIAL IMPROVEMENTS" shall mean the improvements on the Land and any furnishings for such improvements which are to be constructed and installed by Tenant using the Construction Allowances described in Paragraph 6 below.

                (ddd) Landlord's Lender. "LANDLORD'S LENDER" means Landlord's Affiliate, Banque Nationale de Paris, a bank organized and existing under the laws of France, together with any Affiliates of such bank that directly or indirectly provided or hereafter during the Term provide or maintain any of the Funding Advances, and any successors of such bank and such Affiliates.

                (eee) Last Advance Date. "LAST ADVANCE DATE" means the earlier of (1) the Completion Deadline, or (2) the Designated Payment Date under the Purchase Agreement, or (3) the first Business Day of any calendar month that occurs at least ten (10) days after Landlord has received a Completion Notice or Notice of Last Advance from Tenant, or (4) the first Business Day of any calendar month during which Landlord has received a Lessor's Termination Notice under and as defined in the Ground Lease.

                (fff) LIBOR. "LIBOR" means, for purposes of determining the Effective Rate for each Construction Period and Base Rent Period, the rate determined by Landlord's Lender to be the average rate of interest per annum (rounded upwards, if necessary, to the next 1/16 of 1%) of the rates at which deposits of dollars are offered or available to Landlord's Lender in the London interbank market at approximately 11:00 a.m. (London time) on the second Business Day preceding the first day of such Construction Period or Base Rent Period, as the case may be. Landlord shall instruct Landlord's Lender to consider deposits, for purposes of making the determination described in the preceding sentence, that are offered: (i) for delivery on the first day of such Construction Period or Base Rent Period, (ii) in an amount equal or comparable to the total (projected on the applicable date of determination by Landlord's Lender) Stipulated Loss Value on the first day of such Construction Period or Base Rent Period, and (iii) for a period of time equal or comparable to the length of such Construction Period or Base Rent Period. If Landlord's Lender so chooses, it may determine LIBOR for any period by reference to the rate reported by the British Banker's Association on Page 3750 of the Telerate Service at approximately 11:00 a.m. (London time) on the second Business Day preceding the first day of such period; provided, however, Tenant may notify Landlord that Tenant objects to any future determination of LIBOR in the manner provided by this sentence, in which case any determination of LIBOR required more than three Business Days after Landlord's receipt of such notice shall be made as if this sentence had been struck from this Lease. If for any reason Landlord's Lender determines that it is impossible or unreasonably difficult to determine LIBOR with respect to a given Construction Period or Base Rent Period in accordance with the preceding sentences, or if Landlord's Lender shall determine that it is unlawful (or any central bank or governmental authority shall assert that it is unlawful) for Landlord, Landlord's Lender or any Participant to provide Funding Advances hereunder during any Base Rent Period for which Base Rent is computed by reference to LIBOR, then "LIBOR" for that Construction Period or Base Rent Period shall equal the rate which is fifty basis points (50/100 of 1%) above the Fed Funds Rate for that period. All determinations of LIBOR by Landlord's Lender shall, in the absence of clear and demonstrable error, be binding and conclusive upon Landlord and Tenant.

                (ggg) LIBOR Period Election. The "LIBOR PERIOD ELECTION" for any Base Rent Period means a period of one month, three months, six months, nine months or twelve months as designated by Tenant at least ten (10) Business Days prior to the commencement of such Base Rent Period by a written notice given to Landlord in the form of Exhibit J attached hereto. (For purposes of this Lease a LIBOR Period Election for any Base Rent Period shall also be considered the LIBOR Period Election in effect on (1) the Base Rent Commencement Date or Base Rent Date upon which such Base Rent Period begins and (2) subsequent Base Rent Dates, if any, which occur before the date upon which such Base Rent Period ends.) Any Libor Period Election so designated by Tenant shall remain in effect for the entire Base Rent Period specified in Tenant's notice to Landlord (provided such Base Rent Period commences at least ten (10) Business Days after Landlord's receipt of the notice) and for all subsequent Base Rent Periods until a new designation becomes effective in accordance with the provisions set forth in this paragraph. Notwithstanding the foregoing, however: (1) Tenant shall not be entitled to designate a LIBOR Period Election that would cause a Base Rent Period to extend beyond the end of the scheduled Term; (2) changes in the LIBOR Period Election shall become effective only upon the commencement of a new Base Rent Period; (3) if Tenant fails to make a LIBOR Period Election in accordance with the foregoing requirements for any Base Rent Period, or if an Event of Default shall have occurred and be continuing on the third Business Day preceding the commencement of any Base Rent Period, the LIBOR Period Election for such Base Rent Period shall be deemed to be one month; and (4) for any Base Rent Period which ends on or prior to the Last Advance Date, the LIBOR Period Election shall be deemed to be one month.

                (hhh) Lien. "LIEN" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any agreement to sell receivables with recourse, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction). Customary bankers' rights of set-off arising by operation of law or by contract (however styled, if the contract grants rights no greater than those arising by operation of law) in connection with working capital facilities, lines of credit, term loans and letter of credit facilities and other contractual arrangements entered into with banks in the ordinary course of business are not "Liens" for the purposes of this Lease.

                (iii) Losses. "LOSSES" means any and all losses, liabilities, damages (whether actual, consequential, punitive or otherwise denominated), demands, claims, actions, judgments, causes of action, assessments, fines, penalties, costs, and out-of-pocket expenses (including, without limitation, Attorneys' Fees and the fees of outside accountants and environmental consultants), of any and every kind or character, foreseeable and unforeseeable, liquidated and contingent, proximate and remote, known and unknown.

                (jjj) Maximum Construction Allowance. "MAXIMUM CONSTRUCTION ALLOWANCE" means an amount equal to $12,500,000, less the Initial Funding Advance.

                (kkk) Notice of Last Advance. "NOTICE OF LAST ADVANCE" means any notice given by Tenant to Landlord stating that Tenant irrevocably elects not to request or accept any further Construction Advances which Tenant might be entitled to but for such election. It is understood that Tenant may, but shall not be required, to give a Notice of Last Advance in order to accelerate the Last Advance Date and to thereby accelerate the date upon which Commitment Fees shall cease to accrue.

                (lll) Ordinary Negligence. "ORDINARY NEGLIGENCE" of an Indemnified Party means any negligent acts or omissions of such party that does not for any reason constitute Active Negligence as defined in this Lease.

                (mmm) Outstanding Construction Allowance. "OUTSTANDING CONSTRUCTION ALLOWANCE" shall have the meaning assigned to it in subparagraph 6.(a)(i).

                (nnn) Participant. "PARTICIPANT" means any Person other than Landlord that agrees with Landlord or another Participant to participate in all or some of the risks and rewards to Landlord of this Lease and the Purchase Agreement. As of the effective date hereof, there are no Participants, but Landlord may through a Permitted Transfer (and only through a Permitted Transfer) share in risks and rewards of this Lease and the Purchase Agreement with Participants in the future.

                (ooo) Participation Agreements. "PARTICIPATION AGREEMENTS" means participation agreements between Landlord and one or more third parties, pursuant to which the third party or parties become Participants by agreeing to participate in all or some of the risks and rewards to Landlord of this Lease and the Purchase Agreement, as such Participation Agreements may be extended, supplemented, amended, restated or otherwise modified from time to time.

                (ppp)   Permitted Encumbrances. "PERMITTED ENCUMBRANCES" means
(i) the encumbrances and other matters affecting the Leased Property that are set forth in Exhibit B attached hereto and made a part hereof, and (ii) the Ground Lease or any other agreement described therein that survived the execution and delivery thereof, and (iii) any easement agreement or other document affecting title to the Leased Property executed by Landlord at the request of or with the consent of Tenant.

                (qqq) Permitted Hazardous Substance Use. "PERMITTED HAZARDOUS SUBSTANCE USE" means the use, storage and offsite disposal of Permitted Hazardous Substances in strict accordance with applicable Environmental Laws and with due care given the nature of the Hazardous Substances involved; provided, the scope and nature of such use, storage and disposal shall not include the use of underground storage tanks for any purpose other than the storage of water for fire control, nor shall such scope and nature:

        (1) exceed that reasonably required for the construction of the Initial Improvements and any other Improvements permitted by this Lease and for the operation of the Leased Property for the purposes expressly permitted under subparagraph 9.(a); or

        (2) include any disposal, discharge or other release of Hazardous Substances from operations on the Leased Property in any manner that might allow such substances to reach the San Francisco Bay, surface water or groundwater, except (i) through a lawful and properly authorized discharge (A) to a publicly owned treatment works or (B) with rainwater or storm water runoff in accordance with Applicable Laws and any permits obtained by Tenant that govern such runoff; or (ii) any such disposal, discharge or other release of Hazardous Substances for which no permits are required and which are not otherwise regulated under applicable Environmental Laws.

Further, notwithstanding anything to the contrary herein contained, Permitted Hazardous Substance Use shall not include any use of the Leased Property as a treatment, storage or disposal facility (as defined by federal Environmental
Laws) for Hazardous Substances, including but not limited to a landfill, incinerator or other waste disposal facility.

                (rrr) Permitted Hazardous Substances. "PERMITTED HAZARDOUS SUBSTANCES" means Hazardous Substances used and reasonably required for the construction of the Initial Improvements or for Tenant's operation of the Leased Property for the purposes expressly permitted by subparagraph 9.(a), in either case in strict compliance with all Environmental Laws and with due care given the nature of the Hazardous Substances involved. Without limiting the generality of the foregoing, Permitted Hazardous Substances shall include, without limitation, usual and customary office and janitorial products, and the materials listed on Exhibit H attached hereto.

                (sss) Permitted Transfer. "PERMITTED TRANSFER" means any one or more of the following: (1) any assignment or conveyance by Landlord of any lien or security interest against the Leased Property (in contrast to a conveyance of Landlord's leasehold estate under the Ground Lease) or of any of Landlord's interest in Rent, payments required by the Purchase Agreement or payments to be generated from the Leased Property after the Term, to any Person not an Affiliate of Landlord that is approved in advance by Tenant as a Participant (which approval shall not be unreasonably withheld for any proposed Participant that is a commercial bank operating in the United States of America having capital and surplus in excess of $500,000,000 or for any Affiliate of such a bank) or to any Person that is an Affiliate of Landlord but is not classified as a special purpose entity under GAAP as it pertains to the characterization of this Lease as an operating lease; (2) any agreement to exercise or refrain from exercising rights or remedies hereunder or under the Purchase Agreement, the Pledge Agreement or the Environmental Indemnity made by Landlord with any Participant or Affiliate of Landlord; (3) any assignment or conveyance by Landlord requested by Tenant or required by any Permitted Encumbrance, by the Purchase Agreement or by Applicable Laws; (4) any assignment or conveyance by Landlord when an Event of Default shall have occurred and be continuing; or (5) any assignment or conveyance by Landlord after the Designated Payment Date.

                (ttt) Person. "PERSON" means an individual, a corporation, a partnership, an unincorporated organization, an association, a joint stock company, a joint venture, a trust, an estate, a government or agency or political subdivision thereof or other entity, whether acting in an individual, fiduciary or other capacity.

                (uuu) Plan. "PLAN" means at any time an employee pension benefit plan which is covered under Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and is either (i) maintained by Tenant or any Subsidiary for employees of Tenant or any Subsidiary or (ii) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which Tenant or any Subsidiary is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions.

                (vvv) Pledge Agreement. "PLEDGE AGREEMENT" means the Pledge Agreement dated as of the date hereof between Landlord and Tenant pursuant to which Tenant may pledge securities as collateral for Tenant's obligations under the Purchase Agreement, as such Pledge Agreement may be extended, supplemented, amended, restated or otherwise modified from time to time.

                (www) Potential Lien Claimants. "POTENTIAL LIEN CLAIMANTS" shall have the meaning assigned to it in subparagraph 6.(c)(v).

                (xxx) Prime Rate. "PRIME RATE" means the prime interest rate or equivalent charged by Landlord's Lender in the United States as announced or published by Landlord's Lender from time to time, which need not be the lowest interest rate charged by Landlord's Lender. If for any reason Landlord's Lender does not announce or publish a prime rate or equivalent, the prime rate or equivalent announced or published by either Citibank, N.A. or Credit Commercial de France as selected by Landlord shall be used as the Prime Rate. The prime rate or equivalent announced or published by such bank need not be the lowest rate charged by it. The Prime Rate may change from time to time after the date hereof without notice to Tenant as of the effective time of each change in rates described in this definition.

                (yyy) Purchase Agreement. "PURCHASE AGREEMENT" means the Purchase Agreement dated as of the date hereof between Landlord and Tenant pursuant to which Tenant has agreed to purchase or to arrange for the purchase by a third party of the Leased Property, as such Purchase Agreement may be extended, supplemented, amended, restated or otherwise modified from time to time in accordance with its terms.

                (zzz) Qualified Payments. "QUALIFIED PAYMENTS" means all payments received by Landlord from time to time during the Term from any party
(1) under any casualty insurance policy as a result of damage to the Leased Property, (2) as compensation for any restriction placed upon the use or development of the Leased Property or for the condemnation of the Leased Property or any portion thereof, (3) because of any judgment, decree or award for injury or damage to the Leased Property or (4) under any title insurance policy or otherwise as a result of any title defect or claimed title defect with respect to the Leased Property; provided, however, that (x) in determining Qualified Payments, there shall be deducted all expenses and costs of every kind, type and nature (including taxes and Attorneys' Fees) incurred by Landlord with respect to the collection of such payments, (y) Qualified Payments shall not include any payment to Landlord by a Participant or an Affiliate of Landlord that is made to compensate Landlord for the Participant's or Affiliate's share of any Losses Landlord may incur as a result of any of the events described in the preceding clauses (1) through (4) and (z) Qualified Payments shall not include any payments received by Landlord that Landlord has paid to Tenant for the restoration or repair of the Leased Property or that Landlord is holding as Escrowed Proceeds. For purposes of computing the total Qualified Payments (and other amounts dependent upon Qualified Payments, such as Stipulated Loss Value and the Outstanding Construction Allowance) paid to or received by Landlord as of any date, payments described in the preceding clauses (1) through (4) will be considered as Escrowed Proceeds, not

Qualified Payments, until they are actually applied as Qualified Payments by Landlord, which Landlord will do upon the first Advance Date or Base Rent Date which is at least three (3) Business Days after Landlord's receipt of the same unless postponement of such application is required by other provisions of this Lease or consented to by Tenant in writing. Thus, for example, condemnation proceeds actually received by Landlord in the middle of a Base Rent Period will not be considered as having been received by Landlord for purposes of computing the total Qualified Payments unless and until actually applied by Landlord as a Qualified Payment on a subsequent Base Rent Date in accordance with Paragraph 4 below.

                (aaaa) Remaining Proceeds. "REMAINING PROCEEDS" shall have the meaning assigned to it in subparagraph 4.(a)(ii).

                (bbbb)  Rent. "RENT" means the Base Rent and all Additional
Rent.

                (cccc) Responsible Financial Officer. "RESPONSIBLE FINANCIAL OFFICER" means the chief financial officer, the controller, the treasurer or the assistant treasurer of Tenant.

                (dddd) Revolving Credit Agreement. "REVOLVING CREDIT AGREEMENT" shall have the meaning assigned to it in subparagraph 10.(ac) below.

                (eeee) Scope Change. A "SCOPE CHANGE" means a material addition to, deletion from or other modification to the quality, function or capacity of the Initial Improvements as delineated in Exhibit C or in any plans and specifications therefor previously approved by Landlord, but shall not include refinement, correction and detailing by Tenant or Tenant's architects or contractors from time to time. As used in this definition, a "MATERIAL" change includes any change that (a) is reasonably likely to substantially reduce the fair market value of the Leased Property (after completion of the Initial Improvements), or (b) will change the general character of the Initial Improvements from that described in Exhibit C.

                (ffff) Spread. "SPREAD" means, for purposes of determining the Effective Rate for each Construction Period and Base Rent Period, the difference between (1) eighty-seven and one-half basis points (87.5/100 of 1%), less (2) the product of (a) sixty-two and one-half basis points (62.5/100 of 1%) times
(b) the Collateral Percentage (as defined below) in effect for such Construction Period or Base Rent Period. As used in this Lease, "COLLATERAL PERCENTAGE" means the Collateral Percentage determined under (and as defined in) the Pledge Agreement; provided, however, for purposes of this Lease, the Collateral Percentage for any Construction Period or Base Rent Period shall not exceed a fraction; the numerator of which fraction shall equal the Market Value (as defined below) of all collateral (a) that is, on the first day of such Construction Period or Base Rent Period, held by the Custodian under the Custodial Agreement subject to a Qualifying Security Interest (as defined below), (b) that is free from claims or security interests held or asserted by any third party, and (c) with respect to which Tenant shall have satisfied the requirements of Section 2.3 of the Pledge Agreement; and the denominator of which fraction shall equal the Stipulated Loss Value on the first day of such Construction Period or Base Rent Period (computed after the addition of any Construction Advance made on such first day, after the addition of all Carrying Costs for prior Construction Periods, and after the subtraction of any Qualified Payments applied on such first day), but in no event shall such fraction exceed 1.0/1.0. As used in this paragraph, "MARKET VALUE" means, for purposes of determining the Collateral Percentage for each Construction Period and Base Rent Period, the Market Value determined in accordance with (and as defined in) the Pledge Agreement on the Valuation Date (as defined in the Custodial Agreement) upon which such Construction Period or Base Rent Period commences or, if such Construction Period or Base Rent Period does not commence upon a Valuation Date, on the most recent Valuation Date prior to the commencement of such period. As used in this paragraph, "QUALIFYING SECURITY INTEREST" means a first priority perfected security interest under the Pledge Agreement which is sufficient, for purposes of the laws and regulations which govern minimum amounts of capital that Landlord and Participants or their affiliates must maintain, to permit them to assign a twenty percent risk weighting to a portion of their collective investment in the Property equal to the Market Value of the collateral encumbered by such an interest.

                (gggg) Stipulated Loss Value. "STIPULATED LOSS VALUE" means the amount computed from time to time in accordance with the formula specified in this definition. Such amount shall equal the Initial Funding Advance (i.e., $300,000), PLUS the Outstanding Construction Allowance as of the date a computation is required hereunder, LESS the amount (if any) of Qualified Payments paid to Landlord on or prior to such date that have not been deducted in calculating the Outstanding Construction Allowance. Thus, for example, if a determination of Stipulated Loss Value is required under subparagraph 3.(b) on the first day of the applicable Base Rent Period, and if Tenant has used the entire Construction Allowance to make the Initial Improvements to the Leased Property, but the Leased Property has been damaged by fire or other casualty with the result that $5,000,000 of net insurance proceeds have been paid to Landlord and retained by Landlord as Qualified Payments, then the Stipulated Loss Value as of the date of the required determination shall be $7,500,000:

        The Initial Funding Allowance ($300,000) PLUS the Outstanding Construction Allowance--after accounting for Qualified Payments that were applied to reduce the Outstanding Construction Allowance-- ($12,200,000 - $5,000,000 = $7,200,000) LESS zero (since all Qualified
        Payments were applied to reduce the Outstanding Construction Allowance) = $300,000 + $7,200,000 - $0 = $7,500,000.

Under no circumstances will any payment of Base Rent or the Upfront Fee, Administrative Fees or Commitment Fees reduce Stipulated Loss Value.

                (hhhh) Subsidiary. "SUBSIDIARY" means any corporation of which Tenant and/or its other Subsidiaries own, directly or indirectly, such number of outstanding shares as have more than 50% of the ordinary voting power for the election of directors.

                (iiii) Tenant's Knowledge. "TENANT'S KNOWLEDGE," "TO THE KNOWLEDGE OF TENANT" and words of like effect means the actual knowledge (with due investigation) of any of the following employees of Tenant: Christopher Stoddart, Treasurer; Robert Boehlke, Chief Financial Officer; and Gerald B. Campbell, Facilities Manager. However, to the extent Tenant's knowledge after the date hereof may become relevant hereunder or under any certificate or other notice provided by Tenant to Landlord in connection with this Lease, "Tenant's knowledge" and words of like effect shall include the then actual knowledge of other employees of Tenant (if any) that have assumed responsibilities of the current employees listed in the preceding sentence or that have replaced such current employees. But none of the employees of Tenant whose knowledge is now or may hereafter be relevant shall be personally liable for the representations of Tenant made herein.

                (jjjj) Term. "TERM" shall have the meaning assigned to it in Paragraph 2 below.

                (kkkk) Unfunded Benefit Liabilities. "UNFUNDED BENEFIT LIABILITIES" means, with respect to any Plan, the amount (if any) by which the present value of all benefit liabilities (within the meaning of Section 4001(a)(16) of ERISA) under the Plan exceeds the fair market value of all Plan assets allocable to such benefit liabilities, as determined on the most recent valuation date of the Plan and in accordance with the provisions of ERISA for calculating the potential liability of Tenant or any ERISA Affiliate of Tenant under Title IV of ERISA.

                (llll) Upfront Fee. "UPFRONT FEE" shall have the meaning assigned to it in subparagraph 3.(c) below.

                (mmmm) Other Terms and References. Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural and vice versa, unless the context otherwise requires. References herein to Paragraphs, subparagraphs or other subdivisions shall refer to the corresponding Paragraphs, subparagraphs or subdivisions of this Lease, unless specific reference is made to another document or instrument. References herein to any Schedule or Exhibit shall refer to the corresponding Schedule or Exhibit attached hereto, which shall be made a part hereof by such reference. All capitalized terms used in this Lease which refer to other documents shall be deemed to refer to such other documents as they may be renewed, extended, supplemented, amended or otherwise modified from time to time, provided such documents are not renewed, extended or modified in breach of any provision contained herein or therein or, in the case of any other document to which Landlord is a party or of which Landlord is an intended beneficiary, without the consent of Landlord. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. The words "THIS LEASE", "HEREIN", "HEREOF", "HEREBY", "HEREUNDER" and words of similar import refer to this Lease as a whole and not to any particular subdivision unless expressly so limited. The phrases "THIS PARAGRAPH" and "THIS SUBPARAGRAPH" and similar phrases refer only to the Paragraphs or subparagraphs hereof in which the phrase occurs. The word "OR" is not exclusive. Other capitalized terms are defined in the provisions that follow.

        3. Term. The term of this Lease (herein called the "TERM") shall commence on and include the effective date hereof, and end at 8:00 A.M. on July 1, 2000 (or the next following Business Day if July 1, 2000 is not a Business
Day), unless extended or sooner terminated as herein provided. Notwithstanding any other provision of this Lease which may expressly restrict the early termination hereof, and provided that Tenant is still in possession of the Leased Property and has not breached its obligation to make or have made any payment required by Paragraph 2 of the Purchase Agreement on any prior Designated Payment Date, Tenant may notify Landlord of Tenant's election to terminate this Lease by giving Landlord an irrevocable notice of such election and of the effective date of the termination, which notice must be given (if at all) at least sixty (60) days prior to the effective date of the termination. If Tenant elects to so terminate this Lease, then on the date on which this Lease is to be terminated, not only must Tenant pay all unpaid Rent, Tenant must also pay any Breakage Costs resulting from the termination and must satisfy its obligations under the Purchase Agreement. The payment of any unpaid Rent and Breakage Costs and the satisfaction of Tenant's obligations under the Purchase Agreement shall be conditions precedent to the effectiveness of any early termination of this Lease by Tenant. All provisions of this Lease which by the terms hereof survive the termination of this Lease, shall continue in full force and effect and shall be unaffected by the early termination provided for in this Paragraph.

        4.      Rent.

                (a) Base Rent Generally. Tenant shall pay Landlord rent (herein called "BASE RENT") in arrears, in currency that at the time of payment is legal tender for public and private debts in the United States of America, in installments on each Base Rent Date through the end of the Term. Each payment of Base Rent must be received by Landlord no later that 12:00 noon (San Francisco time) on the date it becomes due; if received after 12:00 noon it will be considered for purposes of this Lease as received on the next following Business Day. The Base Rent payable on the first Base Rent Date shall represent rent for the period from the Base Rent Commencement Date to the first Base Rent Date. Each subsequent installment of Base Rent shall represent rent allocable to the period ending on the Base Rent Date on which the installment is due and beginning on the preceding Base Rent Date. After the Base Rent Commencement Date, Landlord shall notify Tenant in writing of the Base Rent payable for each Base Rent Period or portion thereof at least fifteen (15) days prior to the Base Rent Date on which such Base Rent is actually due. Any failure by Landlord to so notify Tenant shall not constitute a waiver of Landlord's right to payment, but absent such notice Tenant shall not be in default for any underpayment resulting therefrom if Tenant, in good faith, reasonably estimates the payment required, makes a timely payment of the amount so estimated and corrects any underpayment within three (3) Business Days after being notified by Landlord of the underpayment. If Tenant or any other Applicable Purchaser purchases Landlord's interest in the Leased Property after the Base Rent Commencement Date pursuant to the Purchase Agreement, any Base Rent for the period ending on the date of purchase (including, if the date of Purchase is not a Base Rent Date, a pro rated portion of the Base Rent which would become due on the next Base Rent Date but for the purchase) and all outstanding Additional Rent shall be due on the Designated Payment Date in addition to the purchase price and other sums due Landlord under the Purchase Agreement.

                (b) Calculation of Base Rent. Payments of Base Rent shall be calculated and become due as follows:

                (i) For all Base Rent Periods subject to a LIBOR Period Election of one month or three months, all Base Rent shall be due on the Base Rent Date upon which the Base Rent Period ends. The Base Rent for each such Base Rent Period shall equal (A) Stipulated Loss Value on the first day of such Base Rent Period, times (B) the Effective Rate with respect to such Base Rent Period, times (C) the number of days in such Base Rent Period, divided by (D) three hundred sixty (360).

                (ii) For Base Rent Periods subject to a LIBOR Period Election of greater than three months, Base Rent shall be payable in more than one installment, with an installment becoming due on (1) each

        Base Rent Date that occurs during the Base Rent Period (other than the Base Rent Date upon which the Base Rent Period begins) and (2) the Base Rent Date upon which the Base Rent Period ends. The amount of each installment shall equal (A) Stipulated Loss Value on the first day of such Base Rent Period, times (B) the Effective Rate with respect to such Base Rent Period, times (C) the number of days in the period from and including the preceding Base Rent Date to but not including the Base Rent Date upon which the installment is due, divided by (D) three hundred sixty (360).

Assume, only for the purpose of illustration: that the Initial Advance was made in the amount of $300,000; that a hypothetical Base Rent Period contains exactly ninety (90) days; that on the first day of such Base Rent Period, after considering total Construction Advances and Carrying Costs of $12,200,000 and deducting a total of $1,000,000 of Qualified Payments received by Landlord, the resulting Stipulated Loss Value is $11,500,000; and that the Effective Rate computed with respect to the applicable Base Rent Period is 4%. Under such assumptions, the Base Rent for the hypothetical Base Rent Period will equal:

                     $11,500,000 x 4% x 90/360, or $115,000.

                (c) Upfront Fee. Contemporaneously with the execution and delivery of this Lease by Landlord, Tenant is paying Landlord an upfront fee (the "UPFRONT FEE"), which represents Additional Rent for the first Construction Period, as agreed pursuant to a Letter Agreement dated March 31, 1995, as amended April 4, 1995.

                (d) Administrative Agency Fees. Upon execution and delivery of this Lease by Landlord, and again on each anniversary of the date hereof until the Base Rent Commencement Date, Tenant shall pay Landlord an administrative fee (the "ADMINISTRATIVE FEE") equal to $4,500. Each Administrative Fee shall represent Additional Rent Construction Period during which it is paid. In the event that the Construction Period ends after the first anniversary of the date hereof and Landlord has received payment of the Administrative Fee due on such anniversary date, Landlord shall refund to Lessee the pro rata portion of such Administrative Fee allocable to the period from the end of the Construction Period until the second anniversary of the date hereof.

                (e) Commitment Fees. For each Construction Period Tenant shall pay Landlord a fee (herein called a "COMMITMENT FEE") equal to (1) twenty-five basis points (25/100 of 1%), times (2) the difference at the end of the first day of such Construction Period between (A) the Maximum Construction Allowance and (B) the sum (computed without deduction for any Qualified Payments) of all Construction Advances made by or on behalf of Landlord and all Carrying Costs added to and made a part of the Construction Allowance, times (3) the number of days in such Construction Period, divided by (4) three hundred sixty (360). Tenant shall pay Commitment Fees in arrears on January 1, April 1, July 1, and October 1 of each calendar year, beginning with October 1, 1995 and continuing regularly thereafter to and including the first of such dates to fall on or after the Last Advance Date; provided that if any of such dates does not fall on a Business Day, the payment of Commitment Fees otherwise then due shall become due on the next following Business Day; and provided, further, if any Commitment Fees shall have accrued and remain unpaid on the Designated Payment Date, such accrued unpaid Commitment Fees shall be due on the Designated Payment Date.

                (f) Additional Rent. All amounts which Tenant is required to pay to or on behalf of Landlord pursuant to this Lease, together with every charge, premium, interest and cost set forth herein which may be added for nonpayment or late payment thereof, shall constitute rent (all such amounts, other than Base Rent, are herein called "ADDITIONAL RENT").

                (g) Interest and Order of Application. All Rent shall bear interest, if not paid when first due, at the Default Rate in effect from time to time from the date due until paid; provided, that nothing herein contained will be construed as permitting the charging or collection of interest at a rate exceeding the maximum rate permitted under Applicable Laws. Landlord shall be entitled to apply any amounts paid by or on behalf of Tenant hereunder against any Rent then past due in the order the same became due or in such other order as Landlord may elect.

                (h) Net Lease. It is the intention of Landlord and Tenant that the Base Rent and all other payments herein specified shall be absolutely net to Landlord. Tenant shall pay all costs, expenses and obligations of every kind relating to the Leased Property or this Lease which may arise or become due, including, without limitation: (i) Impositions, including any taxes payable by virtue of Landlord's receipt of amounts paid to or on behalf of Landlord in accordance with this subparagraph 3.(h), but not including any Excluded Taxes;
(ii) any Capital Adequacy Charges; (iii) any amount for which Landlord is or becomes liable with respect to the Permitted Encumbrances; and (iv) any costs incurred by Landlord (including Attorneys' Fees) because of Landlord's acquisition of any interest in the Leased Property under the Ground Lease or otherwise or because of this Lease or the transactions contemplated herein.

                (i) No Demand or Setoff. The Base Rent and all Additional Rent shall be paid without notice or demand and without abatement, counterclaim, deduction, setoff or defense, except as expressly provided herein.

        5.      Insurance and Condemnation Proceeds.

        (a) Subject to Landlord's rights under this Paragraph 4, and so long as no Event of Default shall have occurred and be continuing, Tenant shall be entitled to use all casualty insurance and condemnation proceeds payable with respect to the Leased Property during the Term for the restoration and repair of the Leased Property or any remaining portion thereof. Except as provided in the last sentence of subparagraph 10.(r) and the last sentence of subparagraph 10.(s), all insurance and condemnation proceeds received with respect to the Leased Property (including proceeds payable under any insurance policy covering the Leased Property which is maintained by Tenant) shall be paid to Landlord and then applied as follows:

                (i) First, such proceeds shall be used to reimburse Landlord for any costs and expenses, including Attorneys' Fees, incurred in connection with the collection of such proceeds.

                (ii) Second, the remainder of such proceeds (the "REMAINING PROCEEDS"), shall be held by Landlord as Escrowed Proceeds and applied to reimburse Tenant for the actual cost of the repair, restoration or replacement of the Leased Property. However, any Remaining Proceeds not needed for such purpose shall be applied by Landlord as Qualified Payments after Tenant notifies Landlord that they are not needed for repairs, restoration or replacement.

Notwithstanding the foregoing, if an Event of Default shall have occurred and be continuing, then Landlord shall be entitled to receive and collect insurance or condemnation proceeds payable with respect to the Leased Property, and either, at the discretion of Landlord, (A) hold such proceeds as Escrowed Proceeds until paid to Tenant as reimbursement for the actual and reasonable cost of repairing, restoring or replacing the Leased Property when Tenant has completed such repair, restoration or replacement, or (B) retain such proceeds (net of the deductions described in clause (i) above) as Qualified Payments.

                (b) Any Remaining Proceeds held by Landlord as Escrowed Proceeds shall be deposited by Landlord in an interest bearing account as provided in the definition of Escrowed Proceeds and shall be paid to Tenant upon completion of the applicable repair, restoration or replacement and upon compliance by Tenant with such terms, conditions and requirements as may be reasonably imposed by Landlord, but in no event shall Landlord be required to pay any Escrowed Proceeds to Tenant in excess of the actual cost to Tenant of the applicable repair, restoration or replacement, it being understood that Landlord may retain any such excess as a Qualified

Payment. In any event, Tenant will not be entitled to any abatement or reduction of the Base Rent or any other amount due hereunder except to the extent that such excess Remaining Proceeds result in Qualified Payments which reduce Stipulated Loss Value (and thus payments computed on the basis of Stipulated Loss Value) as provided in the definitions set out above. Further, notwithstanding the inadequacy of the Remaining Proceeds held by Landlord as Escrowed Proceeds, if any, or anything herein to the contrary, Tenant must, after any taking of less than all or substantially all of the Leased Property by condemnation and after any damage to the Leased Property by fire or other casualty, restore or improve the Leased Property or the remainder thereof to a value no less than fifty percent (50%) of Stipulated Loss Value (computed after the application of any Remaining Proceeds as a Qualified Payment) and to a safe and sightly condition. Any taking of so much of the Leased Property as, in Landlord's reasonable judgment, makes it impracticable to restore or improve the remainder thereof as required by the preceding sentence shall be considered a taking of substantially all the Leased Property for purposes of this Paragraph 4.

        (c) In the event of any taking of all or substantially all of the Leased Property, Landlord shall be entitled to apply all Remaining Proceeds as a Qualified Payment, notwithstanding the foregoing. In addition, if Stipulated Loss Value immediately prior to any taking of all or substantially all of the Leased Property by condemnation exceeds the sum of the Remaining Proceeds resulting from such condemnation, then Landlord shall be entitled to recover the excess from Tenant upon demand as an additional Qualified Payment, whereupon this Lease shall terminate.

        (d) Nothing herein contained shall be construed to prevent Tenant from obtaining and applying as it deems appropriate any separate award from any condemning authority or from any insurer for a taking of or damage to Tenant's personal property not included in the Leased Property or for moving expenses or business interruption, provided, such award is not combined with and does not reduce the award for any taking of the Leased Property, including Tenant's interest therein. Further, notwithstanding anything to the contrary herein contained, if Remaining Proceeds held by Landlord during the term of this Lease shall exceed Stipulated Loss Value and any Rent payable by Tenant, then Tenant may obtain the excess by terminating this Lease in accordance with Paragraph 2 and purchasing any remaining interest of Landlord in the Leased Property and the Escrowed Proceeds, pursuant to the Purchase Agreement.

        (e) Landlord and Tenant each waive any right of recovery against the other, and the other's agents, officers or employees, for any damage to the Leased Property or to the personal property situated from time to time in or on the Leased Property resulting from fire or other casualty covered by a valid and collectible insurance policy; provided, however, that the waiver set forth in this subparagraph 4.(e) shall be effective insofar, but only insofar, as compensation for such damage or loss is actually recovered by the waiving party (net of costs of collection) under the policy notwithstanding the waivers set out in this paragraph. Tenant shall cause the insurance policies required of Tenant by this Lease to be properly endorsed, if necessary, to prevent any loss of coverage because of the waivers set forth in this paragraph. If such endorsements are not available, the waivers set forth in this paragraph shall be ineffective to the extent that such waivers would cause required insurance with respect to the Leased Property to be impaired.

        6.      No Lease Termination.

                (a) Status of Lease. Except as expressly provided herein, this Lease shall not terminate, nor shall Tenant have any right to terminate this Lease, nor shall Tenant be entitled to any abatement of the Rent, nor shall the obligations of Tenant under this Lease be excused, for any reason whatsoever, including without limitation any of the following: (i) any damage to or the destruction of all or any part of the Leased Property from whatever cause, (ii) the taking of the Leased Property or any portion thereof by eminent domain or otherwise for any reason, (iii) the prohibition, limitation or restriction of Tenant's use of all or any portion of the Leased Property or any interference with such use by governmental action or otherwise, (iv) any eviction of

Tenant or of anyone claiming through or under Tenant by paramount title or otherwise (provided, if Tenant is wrongfully evicted by Landlord or by any third party lawfully claiming through or under Landlord, other than Tenant or a third party claiming through or under Tenant, then Tenant will have the remedies described in Paragraph 16 below), (v) any default on the part of Landlord under this Lease or under any other agreement to which Landlord and Tenant are parties, (vi) the inadequacy in any way whatsoever of the design or construction of any improvements included in the Leased Property, it being understood that Landlord has not made and will not make any representation express or implied as to the adequacy thereof, or (vii) any other cause whether similar or dissimilar to the foregoing, any existing or future law to the contrary notwithstanding. It is the intention of the parties hereto that the obligations of Tenant hereunder shall be separate and independent of the covenants and agreements of Landlord, that the Base Rent and all other sums payable by Tenant hereunder shall continue to be payable in all events and that the obligations of Tenant hereunder shall continue unaffected, unless the requirement to pay or perform the same shall have been terminated or limited pursuant to an express provision of this Lease. However, nothing in this Paragraph shall be construed as a waiver by Tenant of any right Tenant may have at law or in equity to (i) recover monetary damages for any default under this Lease by Landlord that Landlord fails to cure within the period provided in Paragraph 16, (ii) injunctive relief in case of the violation, or attempted or threatened violation, by Landlord of any of the express covenants, agreements, conditions or provisions of this Lease, or (iii) a decree compelling performance of any of the express covenants, agreements, conditions or provisions of this Lease.

                (b) Waiver By Tenant. Without limiting the foregoing, Tenant waives to the extent permitted by Applicable Laws, except as otherwise expressly provided herein, all rights to which Tenant may now or hereafter be entitled by law (including any such rights arising because of any implied "warranty of suitability" or other warranty under Applicable Laws) (i) to quit, terminate or surrender this Lease or the Leased Property or any part thereof or (ii) to any abatement, suspension, deferment or reduction of the Base Rent or any other sums payable under this Lease.

        7.      Construction Allowance.

                (a)     Advances; Outstanding Construction Allowance.

                (i) Subject to the conditions set forth below, Landlord shall make advances (herein called "CONSTRUCTION ADVANCES") on Advance Dates from time to time as requested by Tenant to reimburse Tenant for the actual cost of making the Initial Improvements to the Leased Property and for any property taxes or assessments payable prior to the Last Advance Date with respect to the Leased Property. In no event will the total of all Construction Advances which may be required of Landlord, when added to Carrying Costs accrued or projected by Landlord to accrue prior to the Base Rent Commencement Date as described below, exceed the Maximum Construction Allowance. As used herein, references to the "OUTSTANDING CONSTRUCTION ALLOWANCE" shall mean the difference on the date in question (but not less than zero) of (A) the total Construction Advances made by Landlord and all Carrying Costs added thereto under subparagraph 6.(a)(ii) on or prior to the date in question, less (B) any Qualified Payments received on or prior to the date in question. (Landlord will not be under any obligation to readvance any portion of the Construction Allowance repaid by Qualified Payments.) Notwithstanding the foregoing, if for any reason Stipulated Loss Value (and thus the Outstanding Construction Allowance included as a component thereof) must be determined under this Lease as of any date between Advance Dates, the Outstanding Construction Allowance determined on such date shall equal the Outstanding Construction Allowance on the immediately preceding Advance Date computed in accordance with the preceding sentence, plus Carrying Costs accruing on and after such preceding Advance Date to but not including the date in question.

                (ii) Charges accruing at the Effective Rate (herein collectively called "CARRYING COSTS") for each Construction Period prior to or ending on the Base Rent Commencement Date will be added to (and thereafter be included in) the Outstanding Construction Allowance on the last day of such Construction Period (i.e., generally on the Advance Date upon which such Construction Period ends). Carrying Costs shall be calculated as follows:

                        a) The total Carrying Costs for the first short Construction Period ending July 3, 1995 shall be equal to the sum of the Carrying Costs computed for each day included in such period computed as follows:

                                (1) for each day during such Construction Period
                        prior to the first Advance Date (A) the Initial Funding Advance, times (B) the per annum Effective Rate for such day, divided by (C) 360; plus

                                (2) for each day during such Construction Period
                        beginning on and including the first Advance Date (A) the Initial Funding Advance plus the Construction Advance, if any, advanced on the first Advance Date, times (B) the per annum Effective Rate for such day, divided by (C) 360.

                        b) The amount of Carrying Costs for each subsequent Construction Period shall be equal to (A) Stipulated Loss Value (including Carrying Costs added with respect to every previous Construction Period, if any) as of the first day of such Construction Period, times (B) the Effective Rate with respect to such Construction Period, times (C) the number of days in such Construction Period, divided by (D) 360.

                (b)     Initial Improvements.

                (i) Responsibility for Construction. Tenant shall construct all Initial Improvements in a good and workmanlike manner, in accordance with (1) the descriptions in and renderings listed in Exhibit C, (2) Applicable Laws, and (3) the other provisions of this Lease. Further, except for building foundations, driveways, parking lots, sidewalks and other improvements which would not suffer damage by being submerged under flood waters, all Initial Improvements shall be constructed by Tenant above the elevation that the U.S. Army Corp of Engineers or any other governmental authority estimates as the highest elevation that 100 year flood waters could be expected to reach. Tenant shall have sole responsibility for contracting for and administering the construction of Initial Improvements, it being understood that Landlord's obligation with respect to the Initial Improvements shall be limited to the making of advances under and subject to the conditions set forth in this Paragraph 6. No contractor or other third party shall be entitled to enforce Landlord's obligations to make advances as a third party beneficiary. Notwithstanding delays beyond Tenant's control, and even if the Construction Allowance is not sufficient to pay for completion of Initial Improvements, Tenant warrants that it shall cause all Initial Improvements with respect to which it receives any Construction Advances to be completed on or prior to the Completion Deadline.

                (ii) Scope Changes. Before making any Scope Change to the Initial Improvements contemplated in Exhibit C, Tenant shall provide to Landlord a reasonably detailed written description of the Scope Change and a revised construction budget, all of which must be approved in writing by Landlord (or by any construction representative appointed by Landlord from time to time) before the Scope Change is implemented.

                (iii) Value Added. The Initial Improvements, upon completion and taken as a whole, must enhance the value of the Leased Property by an amount commensurate with the total Construction Allowance used by Tenant; however, this requirement will not preclude Tenant from obtaining Construction Advances for soft costs (such as architectural fees), demolition costs or other costs that do not, individually, add value to the Leased Property but that are incurred in connection with the construction of Initial Improvements which will in the aggregate satisfy this requirement. For purposes hereof, the Initial Improvements will be deemed to have added value "commensurate" with the Construction Allowance used by Tenant if, when the Initial Improvements are substantially complete, the Leased Property has a fair market value with the Initial Improvements that exceeds the fair market value which the Leased Property would have without the Initial Improvements by an amount equal to no less than fifty percent (50%) of the then Outstanding Construction Allowance.

                (iv) Estoppel Letters Required. If requested by Landlord prior to the substantial completion of the Initial Improvements, Tenant shall cause the contractor under each significant general construction contract for the Initial Improvements to execute and deliver to Landlord an estoppel letter in the form of Exhibit D attached hereto. Similarly, if requested by Landlord prior to the substantial completion of the Initial Improvements, Tenant shall also cause the architect and engineer under any material architectural or engineering contract for the Initial Improvements to execute and deliver to Landlord an estoppel letter in the form of Exhibit E attached hereto; provided, that no such estoppel letter shall be required from any architect or engineer who has assigned his plans and specifications for the Initial Improvements to Tenant without restricting Tenant's right to further assign or allow another to use the same. Tenant hereby grants to Landlord (and Landlord's successors and assigns through any Permitted Transfer) a license to copy and use any such plans and specifications as Landlord shall deem appropriate.

                (v) Advances Not a Waiver. No funding of Construction Advances and no failure of Landlord to object to Initial Improvements proposed or constructed by Tenant shall constitute a waiver by Landlord of the requirements contained in this subparagraph 6.(b).

                (c) Conditions to Construction Advances. Landlord's obligation to make Construction Advances from time to time under this Paragraph 6 shall be subject to the following terms and conditions, all of which are intended for the sole benefit of Landlord:

                (i) Prior Notice. Tenant must make a request in substantially the form attached to this Lease as Exhibit F for any Construction Advance at least ten (10) Business Days prior to the Advance Date upon which the advance is to be paid, except in the case of any Construction Advance requested on the first Advance Date, for which only five (5) Business Days shall be required. Landlord shall consider in good faith any changes to the Construction Advance request forms attached hereto that Tenant may reasonably request, provided the requested changes do not impair Landlord's rights or create or increase any liability Landlord may have in connection with the Initial Improvements.

                (ii) Amount of the Advances. No Construction Advance shall exceed the lesser of:

                        a) the Maximum Construction Allowance, less (1) all
                prior Construction Advances and all Carrying Costs accruing through the date of such advance, and (2) the Carrying Costs then projected by Landlord to be added to the Construction Allowance on and after the date of the advance; or

                        b) (1) the actual costs and expenses previously incurred
                and paid by Tenant for the Initial Improvements, including "soft costs," and for property taxes or assessments assessed against the Leased Property after the date hereof and prior to the Last Advance Date, less (2) the sum of all previous Construction Advances made under this Paragraph 6 to Tenant as reimbursement for such costs and expenses.

        (In the event that Landlords executes an amendment to this Lease providing for an increase in the Maximum Construction Allowance or adding other property acquired by Landlord to the Leased Property covered by this Lease, such amendment shall limit the Maximum Amount of Construction Advances required to be made by Landlord when there are Defaulting Participants.)

        Further, no Construction Advance shall be required that would cause the cost of completing all Initial Improvements then contemplated as estimated by Landlord to exceed the difference computed by subtracting
        (1) the Carrying Costs then projected by Landlord to be added to the Outstanding Construction Allowance, from (2) the Construction Allowance remaining to be advanced.

        Further, Tenant shall not request any Construction Advance (other than the final Construction Advance) for an amount less than $250,000.

                (iii) Insurance. Tenant shall have obtained and provided certificates (or, in the case of clause a) below, title policies or binders) reasonably satisfactory to Landlord evidencing insurance covering the Leased Property as follows (in addition to the liability insurance required under subparagraph 10.(z) below):

                                a)      Title Insurance. An owner's title
                insurance policy (or binder committing the applicable title insurer to issue an owner's title insurance policy, without the payment of further premiums) in an amount, form and substance and written by Santa Clara Land Title Company or one or more other title insurance companies reasonably satisfactory to Landlord and insuring Landlord's interest in the Leased Property, including Landlord's leasehold under the Ground Lease and Landlord's interest in any new Improvements constructed by Tenant, in the amount no less than Stipulated Loss Value plus any remaining portion of the Construction Allowance to be advanced under this Lease; and

                                b)      Builder's Risk Insurance. Builder's
                Completed Value Risk and such other hazard insurance as Landlord may reasonably require against all risks of physical loss (including collapse and transit coverage, but not including earthquake or flood coverage) with deductibles not to exceed $500,000, such insurance to be in amounts sufficient to cover the total value of any Improvements under construction and to be maintained in full force and effect at all times until completion of the Initial Improvements.

                (iv) Progress of Construction. Construction of the Initial Improvements shall be progressing in a good and workmanlike manner and in accordance with the requirements of this Lease without any continuing significant interruption, other than interruptions beyond the reasonable control of Tenant that are not likely to cause the cost of such construction (and Carrying Costs and construction period ad property taxes and assessments) to exceed the Maximum Construction Allowance. Also, Tenant shall have corrected or caused the correction promptly of any significant defect in such construction.

                (v) Evidence of Costs to be Reimbursed. To the extent contemplated by the Construction Advance request forms attached as Exhibit F and described in subparagraph 6.(c)(i), or otherwise required by Landlord at the time a Construction Advance is to be made, Tenant shall have submitted invoices, requests for payment from contractors, certifications from Tenant's architect or construction manager, lien releases and other evidence satisfactory to Landlord that (A) all costs for which Tenant requests reimbursement constitute actual costs incurred by Tenant for the construction of the Initial Improvements or constitute property taxes or assessments assessed against the Leased Property and paid by Tenant prior to the Last Advance Date with respect to the Leased Property and (B) general contractors and all parties that have filed a statutory Preliminary Notice which would give them the right to assert a mechanic's or materialman's lien against the Leased Property (collectively, "POTENTIAL LIEN CLAIMANTS") have been paid all sums for which prior Construction Advances have been advanced. Without limiting the foregoing, Landlord may decline to advance any amount that would result in an excess of $2,000,000 or more of (1) the total cost of work with respect to which Potential Lien Claimants could have asserted a lien against the Leased Property and for which Construction Advances have been advanced by Landlord, over (2) the cost of such work for which Tenant has provided to Landlord unconditional statutory lien releases from all Potential Lien Claimants in form and substance reasonably satisfactory to Landlord.

                (vi) No Event of Default or Change of Control Event. No Event of Default shall have occurred and be continuing under this Lease and no Change of Control Event shall have occurred.

                (vii) No Sale of Landlord's Interest. No sale of Landlord's interest in the Leased Property shall have occurred pursuant to the Purchase Agreement.

                (viii) Construction Advance Certificate. Landlord shall have received, together with the notice requesting the Construction Advance described in clause (i) above, a current Construction Advance Certificate executed by a Responsible Financial Officer of Tenant in the form attached to Exhibit F.

        (d) Completion Notice. Tenant shall provide a notice to Landlord (the "COMPLETION NOTICE") promptly after construction of the Initial Improvements is substantially complete and more than fifty percent (50%) of the Initial Improvements are being occupied by Tenant.

        8. Future Modifications. This Lease and other agreements referenced herein between Landlord and Tenant may be modified after the date hereof by written amendments to:

        (a) provide an increase in the Construction Allowance or a second construction allowance comparable to the Construction Allowance for a new building or buildings to be constructed by Tenant on the Land in addition to the Initial Improvements;

        (b) cause this Lease (and the Purchase Agreement and Environmental Indemnity) to cover not only the Leased Property, but also any interest in additional land or improvements that Landlord may acquire after the effective date hereof at the request of Tenant; or

        (c) cause this Lease (and the Ground Lease and the Purchase Agreement) to no longer cover a part of the Land over which there are no significant Initial Improvements.

This Paragraph 7 shall not, however, be construed as a covenant by Landlord or Tenant to agree to any such modification or even to act reasonably or in good faith, it being understood that before any such modification becomes effective, both parties must after the effective date hereof execute a written definitive modification agreement acceptable to each of the parties in its sole and absolute discretion after review and approval of their respective legal counsel and other advisors. Without limiting the foregoing, Landlord and Tenant acknowledge that:

        (1) Tenant may buy or lease property in the vicinity of the Land from others without any obligation pursuant to this Paragraph to first give Landlord an opportunity to acquire such property and include it in the Leased Property.

        (2) Landlord makes no commitment whatsoever to acquire additional property for lease or sale to Tenant or to provide additional funds for an increase in the Construction Allowance or for a second construction allowance.

        (3) Landlord may decline to execute any modification agreement without the approval of then existing Participants (if any).

        (4) Landlord may decline to even consider any modifications at any time when after an Event of Default or when there exists events or circumstances which, with the giving of notice or the passing of time or both, could become an Event of Default.

        (5) Any modifications proposed to accomplish the exclusion of a part of the Land from the Ground Lease or this Lease, as described in clause
        (c) preceding, must be needed for a new development of the excluded land which will be used by KLA or a third party approved by Landlord and must not violate platting or map recording ordinances and statutes. Also, the property that will continue to be covered by the Ground Lease and this Lease after any such modifications (the "REMAINING LEASED PROPERTY") must be such that it can be operated on a stand alone basis; that is, the Remaining Leased Property must have access, utilities and sufficient parking, all on-site or through easements or public dedications. Further, as a condition to executing any such modifications Landlord may require that the Tenant provide at the Tenant's expense an appraisal satisfactory to Landlord in Landlord's sole and absolute discretion which establishes that the Remaining Leased Property will have a value no less than fifty six percent (56%) of Stipulated Loss Value.

        9. Purchase Agreement, Pledge Agreement and Environmental Indemnity. Tenant acknowledges and agrees that nothing contained in this Lease shall limit, modify or otherwise affect any of Tenant's obligations under the Purchase Agreement, Pledge Agreement or Environmental Indemnity, which obligations are intended to be separate, independent and in addition to, and not in lieu of, the obligations established by this Lease. In the event of any inconsistency between the terms and provisions of the Purchase Agreement, Pledge Agreement or Environmental Indemnity and the terms and provisions of this Lease, the terms and provisions of the Purchase Agreement, Pledge Agreement or Environmental Indemnity (as the case may be) shall control.

        10.     Use and Condition of Leased Property.

                (a) Use. Subject to the Permitted Encumbrances and the terms hereof, Tenant may use and occupy the Leased Property so long as no Event of Default occurs hereunder, but only for the following purposes and other lawful purposes incidental thereto:

                (i)     administrative and office space; and

                (ii)    distribution and warehouse storage of
        semiconductor-related and other electronic products; and

                (iii) assembly of semiconductor-related and other electronic products using components manufactured elsewhere; and

                (iv) cafeteria, library, fitness center and other support function uses that Tenant may provide to its employees.

Although the term "electronic products" in this subparagraph may include products designed to detect, monitor, neutralize, handle or process Hazardous Substances, the use of the Leased Property by Tenant shall not include bringing Hazardous Substances onto the Leased Property for the purpose of researching, testing or demonstrating any such products.

                (b) Condition. Tenant accepts the Leased Property (and will accept the same upon any purchase of the Landlord's interest therein) in its present state, AS IS, and without any representation or warranty, express or implied, as to the condition of such property or as to the use which may be made thereof. Tenant also accepts the Leased Property without any representation or warranty, express or implied, by Landlord regarding the title thereto or the rights of any parties in possession of any part thereof, except as set forth in subparagraph 11.(a). Landlord shall not be responsible for any latent or other defect or change of condition in the Land, Improvements, fixtures and personal property forming a part of the Leased Property, and the Rent hereunder shall in no case be withheld or diminished because of any latent or other defect in such property, any change in the condition thereof or the existence with respect thereto of any violations of Applicable Laws. Nor shall Landlord be required to furnish to Tenant any facilities or service of any kind, such as, but not limited to, water, steam, heat, gas, hot water, electricity, light or power.

                (c) Consideration of and Scope of Waiver. The provisions of subparagraph 9.(b) above have been negotiated by the Landlord and Tenant after due consideration for the Rent payable hereunder and are intended to be a complete exclusion and negation of any representations or warranties of the Landlord, express or implied, with respect to the Leased Property that may arise pursuant to any law now or hereafter in effect, or otherwise. However, such exclusion of representations and warranties by Landlord is not intended to impair any representations or warranties made by other parties, the benefit of which is to pass to Tenant during the Term because of the definition of Personal Property and Leased Property above.

        11. Other Representations, Warranties and Covenants of Tenant. Tenant represents, warrants and covenants as follows:

                (a) Financial Matters. Tenant is solvent and has no outstanding liens, suits, garnishments or court actions which could render Tenant insolvent. There has not been filed by or, to Tenant's knowledge, against Tenant a petition in bankruptcy or a petition or answer seeking an assignment for the benefit of creditors, the appointment of a receiver, trustee, custodian or liquidator with respect to Tenant or any significant portion of Tenant's property, reorganization, arrangement, rearrangement, composition, extension, liquidation or dissolution or similar relief under the federal Bankruptcy Code or any state law. The financial statements and all financial data heretofore delivered to Landlord relating to Tenant have been prepared in accordance with GAAP in all material respects. No material adverse change has occurred in the financial position of Tenant as reflected in Tenant's financial statements covering the fiscal period ended March 31, 1995.

                (b) Ground Lease. During the term of this Lease, Tenant shall satisfy all obligations of Landlord under the Ground Lease. Tenant agrees to indemnify, defend and hold Landlord harmless from and against any and all Losses imposed on or asserted against or incurred by Landlord at any time and from time to time by reason of, in connection with or arising out of any obligations imposed by the Ground Lease or the other agreements described therein. THE INDEMNITY SET OUT IN THIS SUBPARAGRAPH SHALL APPLY EVEN IF THE SUBJECT OF THE INDEMNIFICATION IS CAUSED BY OR ARISES OUT OF THE ORDINARY NEGLIGENCE (AS DEFINED ABOVE) OF LANDLORD; provided, such indemnity shall not apply to Losses proximately caused by (and attributed by any applicable principles of comparative fault to) the Active Negligence, gross negligence or willful misconduct of Landlord. Because Tenant hereby agrees to satisfy all obligations of Landlord under the Ground Lease and the other agreements described therein during the Term of this Lease, no failure by Landlord to take any action required by the Ground Lease or such other agreements during the Term of this Lease shall, for the purposes of this indemnity, be deemed to be caused by the Active Negligence, gross negligence or willful misconduct of Landlord. The foregoing indemnity is in addition to the other indemnities set out herein and shall not terminate upon the closing of any sale of Landlord's interest in the Leased Property pursuant to the provisions of the Purchase Agreement or the termination of this Lease.

                (c) No Default or Violation. The execution, delivery and performance by Tenant of this Lease, the Purchase Agreement, the Pledge Agreement and the Environmental Indemnity do not and will not constitute a breach or default under any other material agreement or contract to which Tenant is a party or by which Tenant is bound or which affects the Leased Property or Tenant's use, occupancy or operation of the Leased Property or any part thereof and do not, to the knowledge of Tenant, violate or contravene any law, order, decree, rule or regulation to which Tenant is subject, and such execution, delivery and performance by Tenant will not result in the creation or imposition of (or the obligation to create or impose) any lien, charge or encumbrance on, or security interest in, Tenant's property pursuant to the provisions of any of the foregoing.

                (d) Compliance with Covenants and Laws. The intended use of the Leased Property by Tenant complies, or will comply after Tenant obtains readily available permits, in all material respects with all applicable restrictive covenants, zoning ordinances and building codes, flood disaster laws, applicable health, safety and environmental laws and regulations, the Americans with Disabilities Act and other laws pertaining to disabled persons, and all other applicable laws, statutes, ordinances, rules, permits, regulations, orders, determinations and court decisions (all of the foregoing are herein sometimes collectively called "APPLICABLE LAWS"). Tenant has obtained or will promptly obtain all utility, building, health and operating permits as may be required for Tenant's use of the Leased Property by any governmental authority or municipality having jurisdiction over the Leased Property.

                (e) Environmental Representations. To Tenant's knowledge and except as otherwise disclosed in the Environmental Report, as of the date hereof: (i) no Hazardous Substances Activity has occurred prior to the date of this Lease; (iii) neither Tenant nor any prior owner or operator of the Leased Property or any surrounding property has reported or been required to report any release of any Hazardous Substances on or from the Leased Property or the surrounding property pursuant to any Environmental Law; (iv) neither Tenant nor any prior owner or operator of the Leased Property or any surrounding property has received any warning, citation, notice of violation or other communication regarding a suspected or known release or discharge of Hazardous Substances on or from the Leased Property or regarding a suspected or known violation of Environmental Laws concerning the Leased Property from any federal, state or local agency; and (v) none of the following are located on the Leased Property: asbestos; urea formaldehyde foam insulation; transformers or other equipment which contain dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty (50) parts per million; any other Hazardous Substances other than Permitted Hazardous Substances; or any underground storage tank or tanks. Further, Tenant represents that to its knowledge the Environmental Report is not misleading or inaccurate in any material respect.

                (f) No Suits. There are no judicial or administrative actions, suits, proceedings or investigations pending or, to Tenant's knowledge, threatened that will affect Tenant's intended use of the Leased Property or the validity, enforceability or priority of this Lease, or Tenant's use, occupancy and operation of the Leased Property or any part thereof, and Tenant is not in default with respect to any order, writ, injunction, decree or demand of any court or other governmental or regulatory authority that could materially and adversely affect the business or assets of Tenant and its Subsidiaries taken as a whole or Tenant's use, occupancy or operation of the Leased Property. No condemnation or other like proceedings are pending or, to Tenant's knowledge, threatened against the Leased Property.

                (g) Condition of Property. The Land as described in Exhibit A is the same as the land shown on the plat included as part of the ALTA/ACSM Land Title Survey prepared by DES Architects Engineers, which was delivered to Landlord at the request of Tenant. When the Initial Improvements are completed in accordance with the requirements of this Lease, adequate provision will have been made for the Leased Property to be served by electric, gas, storm and sanitary sewers, sanitary water supply, telephone and other utilities required for the use thereof. All streets, alleys and easements necessary to serve the Leased Property have been completed and are serviceable or will be so when the Initial Improvements are complete. The Leased Property will be, when the Initial Improvements are complete, in a condition satisfactory for its use and occupancy. Tenant is not aware of any latent or patent material defects or deficiencies in the Leased Property that, either individually or in the aggregate, could materially and adversely affect Tenant's use or occupancy or could reasonably be anticipated to endanger life or limb.

                (h) Organization. Tenant is duly incorporated and legally existing under the laws of the State of Delaware. Tenant has all requisite power and has procured or will procure on a timely basis all governmental certificates of authority, licenses, permits, qualifications and other documentation required to lease and operate the Leased Property. Tenant has the corporate power and adequate authority, rights and franchises to own Tenant's property and to carry on Tenant's business as now conducted and is duly qualified and in good standing in each state in which the character of Tenant's business makes such qualification necessary (including, without limitation, the State of California) or, if it is not so qualified in a state other than California, such failure does not have a material adverse effect on the properties, assets, operations or businesses of Tenant and its Subsidiaries, taken as a whole.

                (i) Enforceability. The execution, delivery and performance of this Lease, the Purchase Agreement, the Pledge Agreement and the Environmental Indemnity are duly authorized and do not require the consent or approval of any governmental body or other regulatory authority that has not heretofore been obtained and are not in contravention of or conflict with any Applicable Laws or any term or provision of Tenant's articles of incorporation or bylaws. This Lease, the Purchase Agreement, the Pledge Agreement and the Environmental Indemnity are valid, binding and legally enforceable obligations of Tenant in accordance with their terms, except as such enforcement is affected by bankruptcy, insolvency and similar laws affecting the rights of creditors, generally, and equitable principles of general application.

                (j) Not a Foreign Person. Tenant is not a "foreign person" within the meaning Sections 1445 and 7701 of the Code (i.e., Tenant is not a non-resident alien, foreign corporation, foreign partnership, foreign trust or foreign estate as those terms are defined in the Code and regulations promulgated thereunder).

                (k) Omissions. To Tenant's knowledge, none of Tenant's representations or warranties contained in this Lease or any document, certificate or written statement furnished to Landlord by or on behalf of Tenant contains any untrue statement of a material fact or omits a material fact necessary in order to make the statements contained herein or therein (when taken in their entireties) not misleading.

                (l) Existence. Tenant shall continuously maintain its existence and its qualification to do business in the State of California.

                (m) Tenant Taxes. Tenant shall comply with all applicable tax laws and pay before the same become delinquent all taxes imposed upon it or upon its property where the failure to so comply or so pay would have a material adverse effect on the financial condition or operations of Tenant; except that Tenant may in good faith by appropriate proceedings contest the validity, applicability or amount of any such taxes and pending such contest Tenant shall not be deemed in default under this subparagraph if (1) Tenant diligently prosecutes such contest to completion in an appropriate manner, and (2) Tenant promptly causes to be paid any tax adjudged by a court of competent jurisdiction to be due, with all costs, penalties, and interest thereon, promptly after such judgment becomes final; provided, however, in any event such contest shall be concluded and the tax, penalties, interest and costs shall be paid prior to the date any writ or order is issued under which any of Tenant's property that is material to the business of Tenant and its Subsidiaries taken as a whole may be seized or sold because of the nonpayment thereof.

                (n) Operation of Property. Tenant shall operate the Leased Property in a good and workmanlike manner and in compliance with all Applicable Laws and will pay all fees or charges of any kind in connection therewith. Tenant shall not use or occupy, or allow the use or occupancy of, the Leased Property in any manner which violates any Applicable Law or which constitutes a public or private nuisance or which makes void, voidable or cancelable any insurance then in force with respect thereto. To the extent that any of the following would, individually or in the aggregate, materially and adversely affect the value of the Leased Property or Tenant's use, occupancy or operations on the Leased Property, Tenant shall not: (i) initiate or permit any zoning reclassification of the Leased Property; (ii) seek any variance under existing zoning ordinances applicable to the Leased Property; (iii) use or permit the use of the Leased Property in a manner that would result in such use becoming a nonconforming use under applicable zoning ordinances or similar laws, rules or regulations; (iv) execute or file any subdivision plat affecting the Leased Property; or (v) consent to the annexation of the Leased Property to any municipality. If a change in the zoning or other Applicable Laws affecting the permitted use or development of the Leased Property shall occur that Landlord determines will materially reduce the then-current market value of the Leased Property, and if after such reduction the Stipulated Loss Value shall substantially exceed the then-current market value of the Leased Property in the reasonable judgment of Landlord, then Tenant shall pay Landlord an amount equal to such excess for application as a Qualified Payment. Tenant shall make any payment required by the preceding sentence within one hundred eighty (180) days after it is requested by Landlord and in any event shall make any such payment before the end of the Term. Tenant shall not impose any restrictive covenants or encumbrances upon the Leased Property without the prior written consent of the Landlord; provided, that such consent shall not be unreasonably withheld for any encumbrance or restriction that is made expressly subject to this Lease, as modified from time to time, and subordinate to Landlord's interest in the Leased Property by an agreement in form satisfactory to Landlord. Tenant shall not cause or permit any drilling or exploration for, or extraction, removal or production of, minerals from the surface or subsurface of the Leased Property. Tenant shall not do any act whereby the market value of the Leased Property may be materially lessened. Tenant shall allow Landlord or its authorized representative to enter the Leased Property at any reasonable time to inspect the Leased Property and, after reasonable notice, to inspect Tenant's books and records pertaining thereto, and Tenant shall assist Landlord or Landlord's representative in whatever way reasonably necessary to make such inspections. If Tenant receives a written notice or claim from any federal, state or other governmental entity that the Leased Property is not in compliance in any material respect with any Applicable Law, or that any action may be taken against the owner or lessee of the Leased Property because the Leased Property does not comply with Applicable Law, Tenant shall promptly furnish a copy of such notice or claim to Landlord. Notwithstanding the foregoing, Tenant may in good faith, by appropriate proceedings, contest the validity and applicability of any Applicable Law with respect to the Leased Property, and pending such contest Tenant shall not be deemed in default hereunder because of a violation of such Applicable Law, if Tenant diligently prosecutes such contest to completion in a manner reasonably satisfactory to Landlord, and if Tenant promptly causes the Leased Property to comply with any such Applicable Law upon a final determination by a court of competent jurisdiction that the same is valid and applicable to the Leased Property; provided, that in any event such contest shall be concluded and the violation of such Applicable Law must be corrected and any claims asserted against Landlord or the Leased Property because of such violation must be paid by Tenant, all prior to the date that (i) any criminal charges may be brought against Landlord or any of its directors, officers or employees because of such violation or (ii) any action may be taken by any governmental authority against Landlord or any property owned or leased by Landlord (including the Leased Property) because of such violation.

                (o) Debts for Construction. Tenant shall cause all debts and liabilities incurred in the construction, maintenance, operation and development of the Leased Property, including without limitation all debts and liabilities for labor, material and equipment and all debts and charges for utilities servicing the Leased Property, to be promptly paid. Notwithstanding the foregoing, Tenant may in good faith by appropriate proceedings contest the validity, applicability or amount of any asserted mechanic's or materialmen's lien and pending such contest Tenant shall not be deemed in default under this subparagraph (or subparagraphs 10.(t) or 10.(u)) because of the contested lien if (1) within sixty (60) days after being asked to do so by Landlord, Tenant bonds over to Landlord's satisfaction any contested liens alleged to secure an amount in excess of $500,000 (individually or in the aggregate) (2) Tenant diligently prosecutes such contest to completion in a manner reasonably satisfactory to Landlord, and (3) Tenant promptly causes to be paid any amount adjudged by a court of competent jurisdiction to be due, with all costs and interest thereon, promptly after such judgment becomes final; provided, however, that in any event each such contest shall be concluded and the lien, interest and costs shall be paid prior to the date (i) any criminal action may be instituted against Landlord or its directors, officers or employees because of the nonpayment thereof or (ii) any writ or order is issued under which any property owned or leased by Landlord (including the Leased Property) may be seized or sold or any other action may be taken against Landlord or any property owned or leased by Landlord because of the nonpayment thereof.

                (p) Impositions. Tenant shall reimburse Landlord for (or, if requested by Landlord, will pay or cause to be paid prior to delinquency) all sales, excise, ad valorem, gross receipts, business, transfer, stamp, occupancy, rental and other taxes, levies, fees, charges, surcharges, assessments or penalties which arise out of or are attributable to this Lease or which are imposed upon Landlord or the Leased Property because of the ownership, leasing, occupancy, sale or operation of the Leased Property, or any part thereof, or relating to or required to be paid by the terms of any of the Permitted Encumbrances (collectively, herein called the "IMPOSITIONS"), excluding only Excluded Taxes. If Landlord requires Tenant to pay any Impositions directly to the applicable taxing authority or other party entitled to collect the same, Tenant shall furnish Landlord with receipts showing payment of such Impositions and other amounts prior to delinquency; except that Tenant may in good faith by appropriate proceedings contest the validity, applicability or amount of any asserted Imposition, and pending such contest Tenant shall not be deemed in default of this subparagraph (or subparagraphs 10.(t) or 10.(u)) because of the contested Imposition if (1) within sixty (60) days after being asked to do so by Landlord, Tenant bonds over to the satisfaction of Landlord any lien asserted against the Leased Property and alleged to secure an amount in excess of $500,000 because of the contested Imposition, (2) Tenant diligently prosecutes such contest to completion in a manner reasonably satisfactory to Landlord, and
(3) Tenant promptly causes to be paid any amount adjudged by a court of competent jurisdiction to be due, with all costs, penalties and interest thereon, promptly after such judgment becomes final; provided, however, that in any event each such contest shall be concluded and the Impositions, penalties, interest and costs shall be paid prior to the date (i) any criminal action may be instituted against Landlord or its directors, officers or employees because of the nonpayment thereof or (ii) any writ or order is issued under which any property owned or leased by Landlord (including the Leased Property) may be seized or sold or any other action may be taken against Landlord or any property owned or leased by Landlord because of the nonpayment thereof.

                (q) Repair, Maintenance, Alterations and Additions. Tenant shall keep the Leased Property in good order, repair, operating condition and appearance (ordinary wear and tear excepted), causing all necessary repairs, renewals, replacements, additions and improvements to be promptly made, and will not allow any of the Leased Property to be materially misused, abused or wasted or to deteriorate. Tenant shall promptly replace any worn-out fixtures included within the Leased Property with fixtures comparable to the replaced fixtures when new and repair any damage caused by the removal of such fixtures. Further, Tenant shall not, without the prior written consent of Landlord, (i) remove from the Leased Property any fixtures of significant value which were paid for with (or for which reimbursement was provided to Tenant by) a Construction Advance, except such as are replaced by Tenant by articles of equal value, free and clear of any Lien (and for purposes of this clause "significant value" will mean any fixture that has a value of more than $100,000 or that, when considered together with all other fixtures removed and not replaced by Tenant by articles of equal suitability and value, has an aggregate value of $500,000 or more) or (ii) make any alteration to any Improvements, after the Initial Improvements are constructed, which significantly reduces the fair market value or changes the general character of the Leased Property, taken as a whole, or which impairs in any significant manner the useful life or utility of the Improvements, taken as whole. Upon request of Landlord made at any time when an Event of Default shall have occurred and be continuing, Tenant shall deliver to Landlord an inventory describing and showing the make, model, serial number and location of all fixtures and personalty, if any, included in the Initial Improvements with a certification by Tenant that such inventory is a true and complete schedule of all such fixtures and personalty and that all items specified in the inventory are covered hereby free and clear of any Lien other than the Permitted Encumbrances described in Exhibit B.

                (r) Insurance and Casualty. Throughout the Term, Tenant will keep all Improvements (including all alterations, additions and changes made to the Improvements) which are located within the Leased Property insured under an all-risk property insurance policy (excluding from coverage damage by flood or earthquake, but not excluding other perils normally included within the definitions of extended coverage, vandalism and malicious mischief) in the amount of one hundred percent (100%) of the replacement value with endorsements for contingent liability from operation of building laws, increased cost of construction and demolition costs which may be necessary to comply with building laws. Tenant will be responsible for determining the amount of property insurance to be maintained, but such coverage will be on an agreed value basis to eliminate the effects of coinsurance. Such insurance shall be issued by an insurance company or companies rated by the A.M. Best Company of Oldwick, New Jersey as having a policyholder's rating of A or better and a reported financial information rating of X or better. Any deductible applicable to such insurance shall not exceed $500,000. Such insurance shall cover not only the value of Tenant's interest in the Improvements, but also the interest of Landlord, and such insurance shall include provisions that Landlord must be notified at least ten (10) days prior to any cancellation or reduction of insurance coverage. With this Lease Tenant shall deliver to Landlord a certificate from the applicable insurer or its authorized agent evidencing the insurance required by this subparagraph and any additional insurance which shall be taken out upon any part of the Leased Property. Thereafter, Tenant shall deliver to Landlord certificates from the applicable insurer or its authorized agent of renewals or replacements of all such policies of insurance at least five (5) days before any such insurance shall expire. Tenant further agrees that all such policies shall provide that proceeds thereunder will be payable to Landlord as Landlord's interest may appear. If Tenant fails to obtain any insurance required by this Lease or to provide confirmation of any such insurance as required by this Lease, Landlord shall be entitled (but not required) to obtain the insurance that Tenant has failed to obtain or for which Tenant has not provided the required confirmation and, without limiting Landlord's other remedies under the circumstances, Landlord may require Tenant to reimburse Landlord for the cost of such insurance and to pay interest thereon computed at the Default Rate from the date such cost was paid by Landlord until the date of reimbursement by Tenant. In the event any of the Leased Property is destroyed or damaged by fire, explosion, windstorm, hail or by any other casualty against which insurance shall have been required hereunder, (i) Landlord may, but shall not be obligated to, make proof of loss if not made promptly by Tenant, (ii) each insurance company concerned is hereby authorized and directed to make payment for such loss directly to Landlord for application as required by Paragraph 4, and (iii) Landlord's consent must be obtained for any settlement, adjustment or compromise of any claims for loss, damage or destruction under any policy or policies of insurance (provided, that if any such claim is for less than $2,000,000 and no Event of Default shall have occurred and be continuing, Tenant alone shall have the right to settle, adjust or compromise the claim as Tenant deems appropriate; and, provided further, that any disagreement between Landlord and Tenant about the amount for which any such claim should be settled shall, at the request of either party, be resolved as provided in Exhibit I, unless an Event of Default shall have occurred and be continuing, in which case Landlord alone shall have the right to settle, adjust or compromise the claim as Landlord deems appropriate). If any casualty shall result in damage to or loss or destruction of the Leased Property in excess of $1,000,000, Tenant shall give immediate notice thereof to Landlord and Paragraph 4 shall apply. Notwithstanding the foregoing provisions of this subparagraph, if insurance proceeds totaling not more than $2,000,000 are to be recovered as a result of a fire or other casualty involving the Leased Property, Tenant shall be entitled to receive directly and hold such proceeds so long as no Event of Default shall have occurred and be continuing and so long as Tenant applies such proceeds towards the restoration, replacement and repair of the Leased Property as required by Paragraph 4.(b).

                (s) Condemnation. Immediately upon obtaining knowledge of the institution of any proceedings for the condemnation of the Leased Property or any portion thereof, or any other similar governmental or quasi-governmental proceedings arising out of injury or damage to the Leased Property or any portion thereof, Tenant shall notify Landlord of the pendency of such proceedings. Tenant shall, at its expense, diligently prosecute any such proceedings and shall consult with Landlord, its attorneys and experts and cooperate with them as reasonably requested in the carrying on or defense of any such proceedings. All proceeds of condemnation awards or proceeds of sale in lieu of condemnation with respect to the Leased Property and all judgments, decrees and awards for injury or damage to the Leased Property shall be paid to Landlord and applied as provided in Paragraph 4 above. Landlord is hereby authorized, in the name of Tenant, to execute and deliver valid acquittances for, and to appeal from, any such judgment, decree or award concerning condemnation of any of the Leased Property. Landlord shall not be, in any event or circumstances, liable or responsible for failure to collect, or to exercise diligence in the collection of, any such proceeds, judgments, decrees or awards. Notwithstanding the foregoing provisions of this subparagraph, if condemnation proceeds totaling not more than $2,000,000 are to be recovered as a result of a taking of less than all or substantially all of the Leased Property, Tenant may directly receive and hold such proceeds so long as no Event of Default shall have occurred and be continuing and so long as Tenant applies such proceeds towards the restoration, replacement and repair of the remainder of the Leased Property as required by Paragraph 4.(b).

                (t) Protection and Defense of Title. If any encumbrance or title defect whatsoever affecting Landlord's leasehold under the Ground Lease or any other interest of Landlord in the Leased Property is claimed or discovered (excluding Permitted Encumbrances, this Lease and any other encumbrance which is claimed by Landlord or lawfully claimed through or under Landlord and which is not claimed by, through or under Tenant) or if any legal proceedings are instituted with respect to title to the Leased Property, Tenant shall give prompt written notice thereof to Landlord and at Tenant's own cost and expense will promptly cause the removal of any such encumbrance and cure any such defect and will take all necessary and proper steps for the defense of any such legal proceedings, including but not limited to the employment of counsel, the prosecution or defense of litigation and the release or discharge of all adverse claims. If Tenant fails to promptly remove any such encumbrance or title defect (other than a Lien Tenant is contesting as expressly permitted by and in accordance with subparagraph 10.(o) or subparagraph 10.(p)), Landlord (whether or not named as a party to legal proceedings with respect thereto) shall be entitled to take such additional steps as in its judgment may be necessary or proper to remove such encumbrance or cure such defect or for the defense of any such attack or legal proceedings or the protection of Landlord's interest in the Leased Property, including but not limited to the employment of counsel, the prosecution or defense of litigation, the compromise or discharge of any adverse claims made with respect to the Leased Property, the removal of prior liens or security interests, and all expenses (including Attorneys' Fees) so incurred of every kind and character shall be a demand obligation owing by Tenant.

                (u) No Liens on the Leased Property. Tenant shall not, without the prior written consent of Landlord, create, place or permit to be created or placed, or through any act or failure to act, acquiesce in the placing of, or allow to remain, any Lien (except the lien for property taxes or assessments assessed against the Leased Property which are not delinquent and any Lien Tenant is contesting as expressly permitted by and in accordance with subparagraph 10.(o) or subparagraph 10.(p)), against or covering the Leased Property or any part thereof (other than any Lien which is lawfully claimed through or under Landlord and which is not claimed by, through or under Tenant) regardless of whether the same are expressly or otherwise subordinate to this Lease or Landlord's interest in the Leased Property, and should any prohibited Lien exist or become attached hereafter in any manner to any part of the Leased Property without the prior written consent of Landlord, Tenant shall cause the same to be promptly discharged and released to the satisfaction of Landlord. All rights, interests, benefits and encumbrances arising under that certain Agreement dated August 1, 1990 between Tenant and NELO, a California general partnership, entitled Rights of First Refusal and Agreement to Share Profit on Sales, a memorandum of which was recorded in the Official Records of Santa Clara County, Book 436, Page 1657 shall terminate on August 1, 1995.

                (v) Books and Records. Tenant shall keep books and records that are accurate and complete in all material respects for the construction and maintenance of the Leased Property and will permit all such books and records (including without limitation all contracts, statements, invoices, bills and claims for labor, materials and services supplied for the construction and operation of any Improvements) to be inspected and copied by Landlord and its duly accredited representatives at all times during reasonable business hours; provided that so long as Tenant remains in possession of the Leased Property, Landlord or Landlord's representative will, before making any such inspection or copying any such documents, if then requested to do so by Tenant to maintain Tenant's security: (i) sign in at Tenant's security or information desk if Tenant has such a desk on the premises, (ii) wear a visitor's badge or other reasonable identification provided by Tenant when Landlord or Landlord's representative first arrives at the Leased Property, (iii) permit an employee of Tenant to observe such inspection or work, and (iv) comply with other similar reasonable nondiscriminatory security requirements of Tenant that do not, individually or in the aggregate, interfere with or delay inspections or copying by Landlord authorized by this subparagraph. This subparagraph shall not be construed as requiring Tenant to regularly maintain separate books and records relating exclusively to the Leased Property; provided, however, that if requested by Landlord at any time when an Event of Default shall have occurred and be continuing, Tenant shall construct or abstract from its regularly maintained books and records information required by this subparagraph relating to the Leased Property.

                (w) Financial Statements; Required Notices; Certificates as to Default. Tenant shall deliver to Landlord and to each Participant of which Tenant has been notified:

                (i) as soon as available and in any event within one hundred twenty (120) days after the end of each fiscal year of Tenant, a consolidated balance sheet of Tenant and its consolidated Subsidiaries as of the end of such fiscal year and a consolidated income statement and statement of cash flows of Tenant and its consolidated Subsidiaries for such fiscal year, all in reasonable detail and all prepared in accordance with GAAP and accompanied by a report and opinion of accountants of national standing selected by Tenant, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any qualifications or exceptions as to the scope of the audit nor to any qualification or exception which Landlord determines, in Landlord's reasonable discretion, is unacceptable; provided, that notwithstanding the foregoing, for so long as Tenant is a company subject to the periodic reporting requirements of
        Section 12 of the Securities Exchange Act of 1934, as amended, Tenant shall be deemed to have satisfied its obligations under this clause (i) so long as Tenant delivers to Landlord the same annual report and report and opinion of accountants that Tenant delivers to its shareholders;

                (ii) as soon as available and in any event within sixty (60) days after the end of each of the first three quarters of each fiscal year of Tenant, the consolidated balance sheet of Tenant and its consolidated Subsidiaries as of the end of such quarter and the consolidated income statement and the consolidated statement of cash flows of Tenant and its consolidated Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, all in reasonable detail and all prepared in accordance with GAAP and certified by a Responsible Financial Officer of Tenant (subject to year-end adjustments); provided, that notwithstanding the foregoing, for so long as Tenant is a company subject to the periodic reporting requirements of Section 12 of the Securities Exchange Act of 1934, as amended, Tenant shall be deemed to have satisfied its obligations under this clause (ii) so long as Tenant delivers to Landlord the same quarterly reports, certified by a Responsible Financial Officer of Tenant (subject to year-end adjustments), that Tenant delivers to its shareholders;

                (iii) together with the financial statements furnished in accordance with subparagraph 10.(w)(ii) and 10.(w)(i), a certificate of a Responsible Financial Officer of Tenant in substantially the form attached hereto as Exhibit G: (i) certifying that to the knowledge of Tenant no Default or Event of Default under this Lease has occurred and is continuing or, if a Default or Event of Default has occurred and is continuing, a brief statement as to the nature thereof and the action which is proposed to be taken with respect thereto, (ii) certifying that the representations of Tenant set forth in Paragraph 10 of this Lease are true and correct in all material respects as of the date thereof as though made on and as of the date thereof or, if not then true and correct, a brief statement as to why such representations are no longer true and correct, and (iii) with computations demonstrating compliance with the following Sections of the Revolving Credit Agreement: Section
        7.02 (which establishes a minimum tangible net worth requirement),
        Section 7.03 (which establishes a quick ratio requirement), Section 7.04 (which establishes a maximum permitted ratio of total liabilities to tangible net worth), Section 7.06 (which establishes a limit on permitted dividends as a percentage of earnings), and Section 7.10 (which establishes a limit on permitted losses);

                (iv) promptly after the sending or filing thereof, copies of all proxy statements, financial statements and reports which Tenant sends to Tenant's stockholders, and copies of all regular, periodic and special reports, and all registration statements (other than registration statements on Form S-8 or any form substituted therefor) which Tenant files with the Securities and Exchange Commission or any governmental authority which may be substituted therefor, or with any national securities exchange;

                (v) as soon as possible and in any event within five (5) Business Days after a Responsible Financial Officer of Tenant becomes aware of the occurrence of each Default or Event of Default, a statement of a Responsible Financial Officer of Tenant setting forth details of such Default or Event of Default and the action which Tenant has taken and proposes to take with respect thereto;

                (vi) upon request by Landlord, a statement in writing certifying that this Lease is unmodified and in full effect (or, if there have been modifications, that this Lease is in full effect as modified, and setting forth such modifications) and the dates to which the Base Rent has been paid and either stating that to the knowledge of Tenant no Default or Event of Default under this Lease has occurred and is continuing or, if a Default or Event of Default under this Lease has occurred and is continuing, a brief statement as to the nature thereof; it being intended that any such statement by Tenant may be relied upon by any prospective purchaser or mortgagee of the Leased Property and by any Participant;

                (vii) copies of all notices required by Sections 6.01 or 6.07 of the Revolving Credit Agreement; and

                (viii) such other information respecting the condition or operations, financial or otherwise, of Tenant, of any of its Subsidiaries or of the Leased Property as Landlord or any Participant through Landlord may from time to time reasonably request.

Landlord is hereby authorized to deliver a copy of any information or certificate delivered to it pursuant to this subparagraph 10.(w) to any Participant and to any regulatory body having jurisdiction over Landlord that requires or requests it.

                (x) Further Assurances. Tenant shall, on request of Landlord, (i) promptly correct any defect, error or omission which may be discovered in the contents of this Lease or in any other instrument executed in connection herewith or in the execution or acknowledgment thereof; (ii) execute, acknowledge, deliver and record or file such further instruments and do such further acts as may be necessary, desirable or proper to carry out more effectively the purposes of this Lease and to subject to this Lease any property intended by the terms hereof to be covered hereby including specifically, but without limitation, any renewals, additions, substitutions, replacements or appurtenances to the Leased Property; (iii) execute, acknowledge, deliver, procure and record or file any document or instrument deemed advisable by Landlord to protect its rights in and to the Leased Property against the rights or interests of third persons; and
(iv) provide such certificates, documents, reports, information, affidavits and other instruments and do such further acts as may be necessary, desirable or proper in the reasonable determination of Landlord to enable Landlord, Landlord's Lender and any Participants to comply with the requirements or requests of the Federal Reserve Bank or any other bank regulatory agency or authority or any other governmental agency or authority having jurisdiction over them.

                (y) Fees and Expenses; General Indemnification; Increased Costs; and Capital Adequacy Charges.

                (i) Except for any costs paid by Landlord with the proceeds of the Initial Funding Advance as part of the Closing Costs, Tenant shall pay (and shall indemnify and hold harmless Landlord, Landlord's Lender and any Person claiming through Landlord by reason of a Permitted Transfer from and against) all Losses incurred by Landlord or Landlord's Lender or any Person claiming through Landlord through a Permitted Transfer in connection with or because of (A) the ownership of any interest in or operation of the Leased Property, (B) the negotiation or administration of this Lease, the Purchase Agreement, the Pledge Agreement, the Environmental Indemnity or any Participation Agreements with Participants which Tenant shall have approved, (C) the making of Funding Advances, including Attorneys' Fees or other costs incurred to evaluate lien releases and other information submitted by Tenant with requests for Construction Advances, or (D) the construction of the Initial Improvements, whether such Losses are incurred at the time of execution of this Lease or at any time during the Term. Costs and expenses included in such Losses may include, without limitation, all appraisal fees, filing and recording fees, inspection fees, survey fees, taxes (other than Excluded Taxes), brokerage fees and commissions, abstract fees, title policy fees, Uniform Commercial Code search fees, escrow fees, Attorneys' Fees and environmental consulting fees incurred by Landlord with respect to the Leased Property. If Landlord pays or reimburses Landlord's Lender for any such Losses, Tenant shall reimburse Landlord for the same notwithstanding that Landlord may have already received any payment from any Participant on account of such Losses, it being understood that the Participant may expect repayment from Landlord when Landlord does collect the required reimbursement from Tenant.

                (ii) Tenant shall also pay (and indemnify and hold harmless Landlord, Landlord's Lender and any Person claiming through Landlord by reason of a Permitted Transfer from and against) all Losses, including Attorneys' Fees, incurred or expended by Landlord or Landlord's Lender or any Person claiming through Landlord through a Permitted Transfer or in connection with (A) the breach by Tenant of any covenant of Tenant herein or in any other instrument executed in connection herewith or (B) Landlord's exercise in a lawful manner of any of Landlord's remedies hereunder or under Applicable Law or Landlord's protection of the Leased Property and Landlord's interest therein as permitted hereunder or under Applicable Law. (However, the indemnity in the preceding sentence shall not be construed to make Tenant liable to both Landlord and any Participant or other party claiming through Landlord for the same damages. For example, so long as Landlord remains entitled to recover any past due Base Rent from Tenant, no Participant shall be entitled to collect a percentage of the same Base Rent from Tenant.) Tenant shall further indemnify and hold harmless Landlord and all other Indemnified Parties against, and reimburse them for, all Losses which may be imposed upon, asserted against or incurred or paid by them by reason of, on account of or in connection with any bodily injury or death or damage to the property of third parties occurring in or upon or in the vicinity of the Leased Property through any cause whatsoever.
         THE FOREGOING INDEMNITY FOR INJURY, DEATH OR PROPERTY DAMAGE SHALL APPLY EVEN WHEN INJURY, DEATH OR PROPERTY DAMAGE IN, ON OR IN THE VICINITY OF THE LEASED PROPERTY RESULTS IN WHOLE OR IN PART FROM THE

        ORDINARY NEGLIGENCE (AS DEFINED ABOVE) OF AN INDEMNIFIED PARTY; provided, such indemnity shall not apply to Losses suffered by an Indemnified Party that were proximately caused by (and attributed by any applicable principles of comparative fault to) the Active Negligence, gross negligence or wilful misconduct of such Indemnified Party.

                (iii) If, after the date hereof, due to either (A) the introduction of or any change (other than any change by way of imposition or increase of reserve requirements included in the Eurodollar Rate Reserve Percentage) in or in the interpretation of any law or regulation or (B) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to Landlord's Lender or any Participant of agreeing to make or making, funding or maintaining advances to Landlord in connection with the Leased Property, then Tenant shall from time to time, upon demand by Landlord pay to Landlord for the account of Landlord's Lender or such Participant, as the case may be, additional amounts sufficient to compensate Landlord's Lender or the Participant for such increased cost. A certificate as to the amount of such increased cost, submitted to Landlord and Tenant by Landlord's Lender or the Participant, shall be conclusive and binding for all purposes, absent clear and demonstrable error.

                (iv) Landlord's Lender or any Participant may demand additional payments (herein called "CAPITAL ADEQUACY CHARGES") if Landlord's Lender or the Participant determines that any law or regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law) affects the amount of capital to be maintained by it and that the amount of such capital is increased by or based upon the existence of advances made or to be made to Landlord to permit Landlord to maintain Landlord's investment in the Leased Property or to make Construction Advances. To the extent that Landlord's Lender or the Participant demands Capital Adequacy Charges as compensation for the additional capital requirements reasonably allocable to such advances, Tenant shall pay to Landlord for the account of the Landlord's Lender or the Participant, as the case may be, the amount so demanded.

                (v) Any amount to be paid to Landlord, Landlord's Lender or any Indemnified Party under this subparagraph 10.(y) shall be a demand obligation owing by Tenant. Tenant's indemnities and obligations under this subparagraph 10.(y) shall survive the termination or expiration of this Lease with respect to any circumstance or event existing or occurring prior to such termination or expiration.

                (z) Liability Insurance. Tenant shall maintain one or more policies of commercial general liability insurance against claims for bodily injury or death and property damage occurring or resulting from any occurrence in or upon the Leased Property, in standard form and with an insurance company or companies rated by the A.M. Best Company of Oldwick, New Jersey as having a policyholder's rating of A or better and a reported financial information rating of X or better, such insurance to afford immediate protection, to the aggregate limit of not less than $10,000,000 combined single limit for bodily injury and property damage in respect of any one accident or occurrence, with not more than $500,000 self-insured retention. Such commercial general liability insurance shall include blanket contractual liability coverage which insures contractual liability under the indemnifications set forth in this Lease (other than the indemnifications set forth in Paragraph 13 concerning environmental matters), but such coverage or the amount thereof shall in no way limit such indemnifications. The policy evidencing such insurance shall name as additional insureds Landlord and all Participants of which Tenant has been notified. Tenant shall maintain with respect to each policy or agreement evidencing such commercial general liability insurance such endorsements as may be reasonably required by Landlord and shall at all times deliver and maintain with Landlord written confirmation (in form satisfactory to Landlord) with respect to such insurance from the applicable insurer or its authorized agent, which confirmation must provide that insurance coverage will not be canceled or reduced without at least ten (10) days notice to Landlord. Not less than five
(5) days prior to the expiration date of each policy of insurance required of Tenant pursuant to this subparagraph, Tenant shall deliver to Landlord a certificate evidencing a paid renewal policy or policies.

                (aa) Permitted Encumbrances. Except to the extent expressly required of Landlord by subparagraph 11.(b), Tenant shall comply with and will cause to be performed all of the covenants, agreements and obligations imposed upon the owner of any interest in the Leased Property in the Permitted Encumbrances in accordance with their respective terms and provisions. Tenant shall not modify or permit any modification of any Permitted Encumbrance without the prior written consent of Landlord. Such consent will not be unreasonably withheld for the modification of any Permitted Encumbrance that has been made expressly subject to this Lease, as modified from time to time, and subordinate to Landlord's interest in the Leased Property by agreement in form satisfactory to Landlord.

                (bb)    Environmental.

                (i)     Environmental Covenants.  Tenant covenants:

                         a) not to cause or permit the Leased Property to be in violation of, or do anything or permit anything to be done which will subject the Leased Property to any remedial obligations under, any Environmental Laws, including without limitation CERCLA and RCRA, assuming disclosure to the applicable governmental authorities of all relevant facts, conditions and circumstances pertaining to the Leased Property;

                         b) not to conduct or authorize others to conduct Hazardous Substance Activities on the Leased Property, except Permitted Hazardous Substance Use;

                         c) to the extent required by Environmental Laws, to remove Hazardous Substances from the Leased Property (or if removal is prohibited by law, to take whatever action is required by law) promptly upon discovery; and

                         d) not to discharge or authorize the discharge of anything (including Permitted Hazardous Substances) from the Leased Property into groundwater or surface water that would require any permit under applicable Environmental Laws, other than storm water runoff.

        If Tenant's failure to cure any breach of the covenants listed above in this subparagraph (i) continues beyond the Environmental Cure Period (as defined below), Landlord may, in addition to any other remedies available to it, after notifying Tenant of the remediation efforts Landlord believes are needed, cause the Leased Property to be freed from all Hazardous Substances (or if removal is prohibited by law, to take whatever action is required by law), and the cost of the removal shall be a demand obligation owing by Tenant to Landlord. Further, subject to the provisions of subparagraph 13.(c) below, Tenant agrees to indemnify Landlord against all Losses incurred by or asserted or proven against Landlord in connection therewith. As used in this subparagraph, "ENVIRONMENTAL CURE PERIOD" means the period ending on the earlier of:
        (1) one hundred and eighty days (180) after Tenant is notified of the breach which must be cured within such period, or such longer period as is reasonably required for any cure that Tenant pursues with diligence pursuant to and in accordance with an Approved Plan (as defined below),
        (2) the date any writ or order is issued for the levy or sale of any property owned or leased by Landlord (including the Leased Property) or any criminal action is instituted against Landlord or any of its directors, officers or employees because of the breach which must be cured within such period, (3) the end of the Term. As used in this subparagraph, an "APPROVED PLAN" means a plan of remediation of a violation of Environmental Laws for which Tenant has obtained, within one hundred and eighty days (180) after Tenant is notified of the applicable breach of the covenants listed above in this subparagraph
        (i), the
        written approval of the governmental authority with primary jurisdiction over the violation and with respect to which no other governmental authority asserting jurisdiction has claimed such plan is inadequate.

                (ii) Environmental Inspections and Reviews. Landlord reserves the right to retain an independent professional consultant to review any report prepared by Tenant or to conduct Landlord's own investigation to confirm whether Hazardous Substances Activities or the discharge of anything into groundwater or surface water has occurred in violation of the preceding subparagraph (i), but Landlord's right to reimbursement for the fees of such consultant shall be limited to the following circumstances: (1) an Event of Default shall have occurred; (2) Landlord shall have retained the consultant to establish the condition of the Leased Property just prior to any conveyance thereof pursuant to the Purchase Agreement or just prior to the expiration of this Lease; (3) Landlord shall have retained the consultant to satisfy any regulatory requirements applicable to Landlord or its Affiliates; or (4) Landlord shall have retained the consultant because Landlord has been notified of a violation of Environmental Laws concerning the Leased Property or Landlord otherwise reasonably believes that Tenant has not complied with the preceding subparagraph (i). Tenant grants to Landlord and to Landlord's agents, employees, consultants and contractors the right during reasonable business hours and after reasonable notice to enter upon the Leased Property to inspect the Leased Property and to perform such tests as are reasonably necessary or appropriate to conduct a review or investigation of Hazardous Substances on, or any discharge into groundwater or surface water from, the Leased Property. Without limiting the generality of the foregoing, Tenant agrees that Landlord will have the same right, power and authority to enter and inspect the Leased Property as is granted to a secured lender under Section 2929.5 of the California Civil Code. Tenant shall promptly reimburse Landlord for the cost of any such inspections and tests, but only when the inspections and tests are (1) ordered by Landlord after an Event of Default; (2) ordered by Landlord to establish the condition of the Leased Property just prior to any conveyance thereof pursuant to the Purchase Agreement or just prior to the expiration of this Lease; (3) ordered by Landlord to satisfy any regulatory requirements applicable to Landlord or its Affiliates; or (4) ordered because Landlord has been notified of a violation of Environmental Laws concerning the Leased Property or Landlord otherwise reasonably believes that Tenant has not complied with the preceding subparagraph (i).

                (iii) Notice of Environmental Problems. Tenant shall immediately advise Landlord of (i) any discovery of any event or circumstance which would render any of the representations contained in subparagraph 10.(e) inaccurate in any material respect if made at the time of such discovery, (ii) any remedial action taken by Tenant in response to any (A) discovery of any Hazardous Substances other than Permitted Hazardous Substances on, under or about the Leased Property or
        (B) any claim for damages resulting from Hazardous Substance Activities,
        (iii) Tenant's discovery of any occurrence or condition on any real property adjoining or in the vicinity of the Leased Property which could cause the Leased Property or any part thereof to be subject to any ownership, occupancy, transferability or use restrictions under Environmental Laws, or (iv) any investigation or inquiry affecting the Leased Property by any governmental authority in connection with any Environmental Laws. In such event, Tenant shall deliver to Landlord within thirty (30) days after Landlord's request, a preliminary written environmental plan setting forth a general description of the action that Tenant proposes to take with respect thereto, if any, to bring the Leased Property into compliance with Environmental Laws or to correct any breach by Tenant of the covenants listed above in subparagraph (i), including, without limitation, any proposed corrective work, the estimated cost and time of completion, the name of the contractor and a copy of the construction contract, if any, and such additional data, instruments, documents, agreements or other materials or information as Landlord may reasonably request.

                (cc) Compliance with Financial Covenants and Certain Other Requirements Established by the Revolving Credit Agreement. So long as Tenant shall continue to have any obligations under this Lease or the

Purchase Agreement, Tenant shall comply with each and every requirement set forth in Article VII of the Credit Agreement dated as of April 30, 1994, by and among Tenant, as borrower, and Bank of America National Trust and Savings Association, as lender, as amended by the First Amendment to Credit Agreement dated December 31, 1994 between Tenant and such lender and by the Second Amendment to Credit Agreement dated February 15, 1995 between Tenant and such lender (the "REVOLVING CREDIT AGREEMENT"). A true and correct copy of such Revolving Credit Agreement has been delivered by Tenant to Landlord. To the extent that any of the requirements set forth in other provisions of this Lease, in the Environmental Indemnity or in the Purchase Agreement are more stringent than the requirements set forth in the Revolving Credit Agreement (for example, more stringent requirements concerning Tenant's use of the Leased Property itself in compliance with Environmental Laws), the more stringent requirements set forth herein or in the Environmental Indemnity or in the Purchase Agreement shall control. Further, for purposes of determining Tenant's compliance with requirements established in this Lease by reference to the Revolving Credit Agreement, and for purposes of establishing the meaning of capitalized terms defined herein by reference to the Revolving Credit Agreement, such requirements and definitions shall be construed as if (1) the Revolving Credit Agreement were continuing after any expiration or termination thereof, (2) no modifications or waivers of the Revolving Credit Agreement were made or granted after the date of this Lease, and (3) no consents or approvals were given for anything requiring a consent or approval by the terms of the Revolving Credit Agreement, other than such consents or approvals as Landlord shall have itself approved in writing in its capacity as the landlord under this Lease. As used in the provisions of the Revolving Credit Agreement referenced herein, capitalized terms shall have the meanings assigned to them in the Revolving Credit Agreement itself.

                (dd)    ERISA.

                (i) Each Plan is in compliance in all material respects with, and has been administered in all material respects in compliance with, the applicable provisions of ERISA, the Code and any other applicable Federal or state law, and as of the date hereof no event or condition is occurring or exists which would require a notice from Tenant under clause 10.(ad)(ii).

                (ii) Tenant shall provide a notice to Landlord as soon as possible after, and in any event within ten (10) days after Tenant becomes aware that, any of the following has occurred, with respect to which the potential aggregate liability to Tenant relating thereto is $2,000,000 or more, and such notice shall include a statement signed by a senior financial officer of Tenant setting forth details of the following and the response, if any, which Tenant or its ERISA Affiliate proposes to take with respect thereto (and a copy of any report or notice required to be filed with or given to Pension Benefit Guaranty Corporation by Tenant or an ERISA Affiliate with respect to any of the following or the events or conditions leading up to it): (A) the assertion, to secure any Unfunded Benefit Liabilities, of any Lien against the assets of Tenant, against the assets of any Plan of Tenant or any ERISA Affiliate of Tenant or against any interest of Landlord or Tenant in the Leased Property or the collateral covered by the Pledge Agreement, or (B) the taking of any action by the Pension Benefit Guaranty Corporation or any other governmental authority action against Tenant to terminate any Plan of Tenant or any ERISA Affiliate of Tenant or to cause the appointment of a trustee or receiver to administer any such Plan.

        12. Representations, Warranties and Covenants of Landlord. Landlord represents, warrants and covenants as follows:

                (a) Title Claims By, Through or Under Landlord. Except by a Permitted Transfer, Landlord shall not assign, transfer, mortgage, pledge, encumber or hypothecate this Lease or any interest of Landlord in and to the Leased Property during the Term without the prior written consent of Tenant. Landlord further agrees that if any encumbrance or title defect affecting the Leased Property is lawfully claimed through or under Landlord, including any judgment lien lawfully filed against Landlord, Landlord will at its own cost and expense remove any such encumbrance and cure any such defect; provided, however, Landlord shall not be responsible for (i) any Permitted Encumbrances (regardless of whether claimed through or under Landlord) or any other encumbrances not lawfully claimed through or under Landlord, (ii) any encumbrances or title defects claimed by, through or under Tenant or any Participant which Tenant shall have approved, or (iii) any encumbrance or title defect arising because of Landlord's compliance with subparagraph 11.(b) or any request made by Tenant.

                (b) Actions Required of the Title Holder. So long as no Event of Default shall have occurred and be continuing, Landlord shall take any and all action required of Landlord by the Permitted Encumbrances or otherwise required of Landlord by Applicable Laws or reasonably requested by Tenant (including granting any utility easements required in connection with construction of Improvements); provided that (i) actions Tenant may require of Landlord under this subparagraph shall be limited to actions that can only be taken by Landlord as the owner of the leasehold estate created by the Ground Lease, as opposed to any action that can be taken by Tenant or any third party (and the payment of any monetary obligation shall not be an action required of Landlord under this subparagraph unless Landlord shall first have received funds from Tenant, in excess of any other amounts due from Tenant hereunder, sufficient to pay such monetary obligations), (ii) Tenant requests the action to be taken by Landlord (which request must be specific and in writing, if required by Landlord at the time the request is made) and (iii) the action to be taken will not constitute a violation of any Applicable Laws or compromise or constitute a waiver of Landlord's rights hereunder or under the Purchase Agreement, the Pledge Agreement or Environmental Indemnity or otherwise be reasonably objectionable to Landlord. Any Losses incurred by Landlord because of any action taken pursuant to this subparagraph shall be covered by the indemnification set forth in subparagraph 10.(y). Further, for purposes of such indemnification, any action taken by Landlord will be deemed to have been made at the request of Tenant if made pursuant to any request of Tenant's counsel or of any officer of Tenant (or with their knowledge, and without their objection) in connection with the Ground Lease or any Construction Document.

                (c) No Default or Violation. The execution, delivery and performance of this Lease do not contravene, result in a breach of or constitute a default under any material contract or agreement to which Landlord is a party or by which Landlord is bound and do not, to the knowledge of Landlord, violate or contravene any law, order, decree, rule or regulation to which Landlord is subject.

                (d) No Suits. To Landlord's knowledge there are no judicial or administrative actions, suits or proceedings involving the validity, enforceability or priority of this Lease, and to Landlord's knowledge no such suits or proceedings are threatened.

                (e) Organization. Landlord is duly incorporated and legally existing under the laws of Delaware and is or, if necessary, will become duly qualified to do business in the State of California. Landlord has or will obtain, at Tenant's expense pursuant to the other provisions of this Lease, all requisite power and all material governmental certificates of authority, licenses, permits, qualifications and other documentation necessary to lease the Leased Property and to perform its obligations under this Lease.

                (f) Enforceability. The execution, delivery and performance of this Lease, the Purchase Agreement and the Pledge Agreement by Landlord are duly authorized, are not in contravention of or conflict with any term or provision of Landlord's articles of incorporation or bylaws and do not, to Landlord's knowledge, require the consent or approval of any governmental body or other regulatory authority that has not heretofore been obtained or conflict with any Applicable Laws. This Lease, the Purchase Agreement and the Pledge Agreement are valid, binding and legally enforceable obligations of Landlord except as such enforcement is affected by bankruptcy, insolvency and similar laws affecting the rights of creditors, generally, and equitable principles of general application; provided, Landlord makes no representation or warranty that conditions imposed by any state or local Applicable Laws to the purchase, ownership, lease or operation of the Leased Property have been satisfied.

                (g) Existence. Landlord will continuously maintain its existence and, after qualifying to do business in the State of California if Landlord has not already done so, Landlord will continuously maintain its right to do business in that state to the extent necessary for the performance of Landlord's obligations hereunder.

                (h) Not a Foreign Person. Landlord is not a "foreign person" within the meaning of the Sections 1445 and 7701 of the Code (i.e., Landlord is not a non-resident alien, foreign corporation, foreign partnership, foreign trust or foreign estate as those terms are defined in the Code and regulations promulgated thereunder), and Landlord is not subject to withholding under California Revenue and Taxation Code Sections 18805, 18815, and 26131.

        13.     Assignment and Subletting.

                (a) Consent Required. During the term of this Lease, without the prior written consent of Landlord first had and received, Tenant shall not assign, transfer, mortgage, pledge or hypothecate this Lease or any interest of Tenant hereunder and shall not sublet all or any part of the Leased Property, by operation of law or otherwise; provided, that: (1) Tenant shall be entitled without Landlord's consent to sublet space in then existing and completed Improvements if (i) any sublease by Tenant is made expressly subject and subordinate to the terms hereof, (ii) such sublease has a term less than the remainder of the then effective term of this Lease, and (iii) the use permitted by such sublease is expressly limited to the uses permitted by Paragraph 9(a); and (2) Tenant shall be entitled to assign this Lease to an Affiliate of Tenant if both Tenant and its Affiliate confirm their joint and several liability hereunder by notice given to Landlord in accordance with Paragraph 20.(a) hereof.

                (b) Standard for Landlord's Consent to Assignments and Certain Other Matters. Consents and approvals of Landlord which are required by the preceding subparagraph will not be unreasonably withheld, but Tenant acknowledges, without limiting the reasons why Landlord might reasonably withhold such consents or approvals, that Landlord's withholding of such consent or approval shall be reasonable if Landlord determines in good faith that giving the consent or approval may significantly increase Landlord's risk of liability for any existing or future environmental problem. Further, Tenant acknowledges that Landlord's withholding of such consent or approval shall be reasonable if Landlord determines in good faith that giving the consent or approval would negate Tenant's representations in this Lease regarding ERISA or cause this Lease, the Purchase Agreement or other documents described herein or therein (or any exercise of Landlord's rights hereunder or thereunder) to constitute a violation of any provision of ERISA or of any applicable state statute regulating a governmental plan.

                (c) Consent Not a Waiver. No consent by Landlord to a sale, assignment, transfer, mortgage, pledge or hypothecation of this Lease or Tenant's interest hereunder, and no assignment or subletting of the Leased Property or any part thereof in accordance with this Lease or otherwise with Landlord's consent, shall release Tenant from liability hereunder; and any such consent shall apply only to the specific transaction thereby authorized and shall not relieve Tenant from any requirement of obtaining the prior written consent of Landlord to any further sale, assignment, transfer, mortgage, pledge or hypothecation of this Lease or any interest of Tenant hereunder.

                (d) Landlord's Assignment. Landlord shall have the right to transfer, assign and convey, in whole or in part, the Leased Property and any and all of its rights under this Lease by any conveyance that constitutes a Permitted Transfer. (However, any Permitted Transfer shall be subject to all of the provisions of each and every agreement concerning the Leased Property then existing between Landlord and Tenant, including without limitation this Lease and the Purchase Agreement.) In the event Landlord sells or otherwise transfers the Leased Property and assigns its rights under this Lease, the Purchase Agreement and the Pledge Agreement, and if Landlord's successor in interest confirms its liability for the obligations imposed upon Landlord by this Lease, the Purchase Agreement and the Pledge Agreement on and subject to the express terms and conditions set out herein and therein, then the original Landlord shall thereby be released from any obligations thereafter arising under this Lease, the Purchase Agreement and the Pledge Agreement, and Tenant agrees to look solely to each successor in interest of Landlord for performance of such obligations. However, notwithstanding anything to the contrary herein contained, if withholding taxes are imposed on the rents and other amounts payable to Landlord hereunder because of Landlord's assignment of this Lease to any citizen of, or any corporation or other entity formed under the laws of, a country other than the United States, Tenant shall not be required to compensate such assignee for the withholding tax.

        14.     Environmental Indemnification.

                (a) Indemnity. Tenant hereby agrees to assume liability for and to pay, indemnify, defend, and hold harmless each and every Indemnified Party from and against any and all Environmental Losses, subject only to the provisions of subparagraph 13.(c) below.

                (b)     Assumption of Defense.

                        (i) If an Indemnified Party notifies Tenant of any claim, demand, action, administrative or legal proceeding, investigation or allegation as to which the indemnity provided for in this Paragraph 13 applies, Tenant shall assume on behalf of the Indemnified Party and conduct with due diligence and in good faith the investigation and defense thereof and the response thereto with counsel selected by Tenant but reasonably satisfactory to the Indemnified Party; provided, that the Indemnified Party shall have the right to be represented by advisory counsel of its own selection and at its own expense; and provided further, that if any such claim, demand, action, proceeding, investigation or allegation involves both Tenant and the Indemnified Party and the Indemnified Party shall have been advised in writing by counsel that there may be legal defenses available to it which are inconsistent with those available to Tenant, then the Indemnified Party shall have the right to select separate counsel to participate in the investigation and defense of and response to such claim, demand, action, proceeding, investigation or allegation on its own behalf, and Tenant shall pay or reimburse the Indemnified Party for all Attorney's Fees incurred by the Indemnified Party because of the selection of such separate counsel.

                        (ii) If any claim, demand, action, proceeding, investigation or allegation arises as to which the indemnity provided for in this Paragraph 13 applies, and Tenant fails to assume promptly (and in any event within fifteen (15) days after being notified of the claim, demand, action, proceeding, investigation or allegation) the defense of the Indemnified Party, then the Indemnified Party may contest (or settle, with the prior written consent of Tenant, which consent will not be unreasonably withheld) the claim, demand, action, proceeding, investigation or allegation at Tenant's expense using counsel selected by the Indemnified Party; provided, that if any such failure by Tenant continues for thirty (30) days or more after Tenant is notified thereof, no such contest need be made by the Indemnified Party and settlement or full payment of any claim may be made by the Indemnified Party without Tenant's consent and without releasing Tenant from any obligations to the Indemnified Party under this Paragraph 13 so long as, in the written opinion of reputable counsel to the Indemnified Party, the settlement or payment in full is clearly advisable.

                (c) Notice of Environmental Losses. If an Indemnified Party receives a written notice of Environmental Losses that such Indemnified Party believes are covered by this Paragraph 13, then such Indemnified Party will be expected to promptly furnish a copy of such notice to Tenant. The failure to so provide a copy of the notice to Tenant shall not excuse Tenant from its obligations under this Paragraph 13; provided, that if Tenant is unaware of the matters described in the notice and such failure renders unavailable defenses that Tenant might otherwise assert, or precludes actions that Tenant might otherwise take, to minimize its obligations hereunder, then Tenant shall be excused from its obligation to indemnify such Indemnified Party (and any Affiliate of such Indemnified Party) against Environmental Losses, if any, which would not have been incurred but for such failure. For example, if Landlord fails to provide Tenant with a copy of a notice of an obligation covered by the indemnity set out in subparagraph 13.(a) and Tenant is not otherwise already aware of such obligation, and if as a result of such failure Landlord becomes liable for penalties and interest covered by the indemnity in excess of the penalties and interest that would have accrued if Tenant had been promptly provided with a copy of the notice, then Tenant will be excused from any obligation to Landlord (or any Affiliate of Landlord) to pay the excess.

                (d) Rights Cumulative. The rights of each Indemnified Party under this Paragraph 13 shall be in addition to any other rights and remedies of such Indemnified Party against Tenant under the other provisions of this Lease or under any other document or instrument now or hereafter executed by Tenant, or at law or in equity (including, without limitation, any right of reimbursement or contribution pursuant to CERCLA).

                (e) Survival of the Indemnity. Tenant's obligations under this Paragraph 13 shall survive the termination or expiration of this Lease. All obligations of Tenant under this Paragraph 13 shall be payable upon demand, and any amount due upon demand to any Indemnified Party by Tenant which is not paid shall bear interest from the date of such demand at a floating interest rate equal to the Default Rate, but in no event in excess of the maximum rate permitted by law.

        15.     Landlord's Right of Access and Right to Perform.

                (a) Landlord and Landlord's representatives may enter the Leased Property, after five (5) Business Days advance written notice to Tenant (except in the event of an emergency, when no advance notice will be required), for the purpose of making inspections or performing any work Landlord is authorized to undertake by the next subparagraph. So long as Tenant remains in possession of the Leased Property, Landlord or Landlord's representative will, before making any such inspection or performing any such work on the Leased Property, if then requested to do so by Tenant to maintain Tenant's security:
(i) sign in at Tenant's security or information desk if Tenant has such a desk on the premises, (ii) wear a visitor's badge or other reasonable identification provided by Tenant when Landlord or Landlord's representative first arrives at the Leased Property, (iii) permit an employee of Tenant to observe such inspection or work, and (iv) comply with other similar reasonable nondiscriminatory security requirements of Tenant that do not, individually or in the aggregate, interfere with or delay inspections or work of Landlord authorized by this Lease.

                (b) If Tenant fails to perform any act or to take any action which hereunder Tenant is required to perform or take, or to pay any money which hereunder Tenant is required to pay, and if such failure or action constitutes an Event of Default or renders Landlord or any director, officer, employee or Affiliate of Landlord at risk of criminal prosecution or renders Landlord's interest in the Leased Property or any part thereof at risk of forfeiture by forced sale or otherwise, then in addition to any other remedies specified herein or otherwise available, Landlord may, in Tenant's name or in Landlord's own name, perform or cause to be performed such act or take such action or pay such money. Any expenses so incurred by Landlord, and any money so paid by Landlord, shall be a demand obligation owing by Tenant to Landlord. Further, Landlord, upon making such payment, shall be subrogated to all of the rights of the person, corporation or body politic receiving such payment. But nothing herein shall imply any duty upon the part of Landlord to do any work which under any provision of this Lease Tenant may be required to perform, and the performance thereof by Landlord shall not constitute a waiver of Tenant's default. Landlord may during the progress of any such work permitted by Landlord hereunder on or in the Leased Property keep and store upon the Leased Property all necessary materials, tools, and equipment. Landlord shall not in any event be liable for inconvenience, annoyance, disturbance, loss of business, or other damage to Tenant or the subtenants of Tenant by reason of making such repairs or the performance of any such work on or in the Leased Property, or on account of bringing materials, supplies and equipment into or through the Leased Property during the course of such work (except for liability in connection with death or injury or damage to the property of third parties caused by the Active Negligence, gross negligence or wilful misconduct of Landlord or its officers, employees, or agents in connection therewith), and the obligations of Tenant under this Lease shall not thereby be affected in any manner.

        16.     Events of Default.

                (a) Definition of Event of Default. Each of the following events shall be deemed to be an "EVENT OF DEFAULT" by Tenant under this Lease:

                (i) Tenant shall fail to pay when due any installment of Rent due hereunder and such failure shall continue for three (3) Business Days after Tenant is notified thereof.

                (ii) Tenant shall fail to cause any representation or warranty of Tenant contained herein that is false or misleading in any material respect when made to be made true and not misleading (other than as described in the other clauses of this subparagraph 15.(a)), or Tenant shall fail to comply with any term, provision or covenant of this Lease (other than as described in the other clauses of this subparagraph 15.(a)), and in either case shall not cure such failure prior to the earlier of (A) thirty (30) days after written notice thereof is sent to Tenant or (B) the date any writ or order is issued for the levy or sale of any property owned or leased by Landlord (including the Leased Property) or any criminal action is instituted against Landlord or any of its directors, officers or employees because of such failure; provided, however, that so long as no such writ or order is issued and no such criminal action is instituted, if such failure is susceptible of cure but cannot with reasonable diligence be cured within such thirty day period, and if Tenant shall promptly have commenced to cure the same and shall thereafter prosecute the curing thereof with reasonable diligence, the period within which such failure may be cured shall be extended for such further period (not to exceed an additional sixty (60) days) as shall be necessary for the curing thereof with reasonable diligence.

                (iii) Tenant shall fail to comply with any term, provision or condition of the Purchase Agreement, the Pledge Agreement or the Environmental Indemnity and such failure shall continue after the last day of any applicable grace period provided for therein.

                (iv)    Tenant shall abandon any portion of the Leased Property.

                (v) Tenant shall fail to make any payment or payments of principal, premium or interest, on any Debt of Tenant described in the next sentence when due (taking into consideration the time Tenant may have to cure such failure, if any, under the documents governing such
        Debt). As used in this clause 15.(a)(v), "Debt" shall mean only Debts of Tenant now existing or arising in the future (a) payable to Landlord or any Participant or any Affiliate of Landlord or any Participant, or (B) payable to any other Person and with respect to which $3,000,000 or more is actually due and payable because of acceleration or otherwise.

                (vi) Tenant or any of its Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against Tenant or any of its Subsidiaries seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of thirty (30) consecutive days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or Tenant or any of its Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this clause (vi).

                (vii) Any order, judgment or decree is entered in any proceedings against Tenant or any Subsidiary decreeing the dissolution of Tenant or such Subsidiary and such order, judgment or decree remains unstayed and in effect for more than sixty (60) days.

                (viii) Any order, judgment or decree is entered in any proceedings against Tenant or any Subsidiary decreeing a split-up of Tenant or such Subsidiary which requires the divestiture of assets representing a substantial part, or the divestiture of the stock of a Subsidiary whose assets represent a substantial part, of the consolidated assets of Tenant and its Subsidiaries (determined in accordance with GAAP) or which requires the divestiture of assets, or stock of a Subsidiary, which shall have contributed a substantial part of the consolidated net income of Tenant and its Subsidiaries (determined in accordance with GAAP) for any of the three fiscal years then most recently ended, and such order, judgment or decree remains unstayed and in effect for more than sixty (60) days.

                (ix) A final judgment or order for the payment of money in an amount (not covered by insurance) which exceeds $3,000,000 shall be rendered against Tenant or any of its Subsidiaries and within sixty (60) days after the entry thereof, such judgment or order is not discharged or execution thereof stayed pending appeal, or within thirty (30) days after the expiration of any such stay, such judgment is not discharged.

                (x) Any ERISA Termination Event that Landlord determines might constitute grounds for the termination of any Plan or for the appointment by the appropriate United States district court of a trustee to administer any Plan shall have occurred and be continuing thirty (30) days after written notice to such effect shall have been given to Tenant by Landlord, or any Plan shall be terminated, or a trustee shall be appointed by an appropriate United States district court to administer any Plan, or the Pension Benefit Guaranty Corporation shall institute proceedings to terminate any Plan or to appoint a trustee to administer any Plan.

                (xi) A Change of Control Event not approved in advance by Landlord shall occur.

                (xii) An "Event of Default" as defined in the Revolving Credit Agreement (taking into account any applicable notice and cure period set forth therein) by Tenant shall occur.

Notwithstanding the foregoing, any Default that could become an Event of Default under clause 15.(a)(ii) may be cured within the earlier of the periods described in clauses (A) and (B) thereof by Tenant's delivery to Landlord of a written notice irrevocably exercising Tenant's option under the Purchase Agreement to purchase Landlord's interest in the Leased Property and designating as the Designated Payment Date the next following date which is either an Advance Date or a Base Rent Date and which is at least ten (10) days after the date of such notice; provided, however, Tenant must, as a condition to the effectiveness of its cure, on the date so designated as the Designated Payment Date tender to Landlord the full purchase price required by the Purchase Agreement and all Rent and all other amounts then due or accrued and unpaid hereunder (including reimbursement for any costs incurred by Landlord in connection with the applicable Default hereunder, regardless of whether Landlord shall have been reimbursed for such costs in whole or in part by any Participants) and Tenant must also furnish written confirmation that all indemnities set forth herein (including specifically, but without limitation, the general indemnity set forth in subparagraph 10.(y) and the environmental indemnity set forth in Paragraph
13) shall
survive the payment of such amounts by Tenant to Landlord and the conveyance of Landlord's interest in the Leased Property to Tenant.

                (b) Remedies. Upon the occurrence of an Event of Default which is not cured within any applicable period expressly permitted by subparagraph 15.(a), at Landlord's option and without limiting Landlord in the exercise of any other right or remedy Landlord may have on account of such default, and without any further demand or notice except as expressly described in this subparagraph 15.(b):

                         (i) By notice to Tenant, Landlord may terminate Tenant's right to possession of the Leased Property. A notice given in connection with unlawful detainer proceedings specifying a time within which to cure a default shall terminate Tenant's right to possession if Tenant fails to cure the default within the time specified in the notice.

                         (ii) Upon termination of Tenant's right to possession and without further demand or notice, Landlord may re-enter the Leased Property and take possession of all improvements, additions, alterations, equipment and fixtures thereon and remove any persons in possession thereof. Any property in the Leased Property may be removed and stored in a warehouse or elsewhere at the expense and risk of and for the account of Tenant.

                         (iii)  Upon termination of Tenant's right to
        possession, this Lease shall terminate and Landlord may recover from
        Tenant:

                                a) The worth at the time of award of the unpaid Rent which had been earned at the time of termination;

                                b) The worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided;

                                c) The worth at the time of award of the amount by which the unpaid Rent for the balance of the scheduled Term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; and

                                d) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform Tenant's obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including, but not limited to, the costs and expenses (including Attorneys' Fees, advertising costs and brokers' commissions) of recovering possession of the Leased Property, removing persons or property therefrom, placing the Leased Property in good order, condition, and repair, preparing and altering the Leased Property for reletting, all other costs and expenses of reletting, and any loss incurred by Landlord as a result of Tenant's failure to perform Tenant's obligations under the Purchase Agreement.

                The "WORTH AT THE TIME OF AWARD" of the amounts referred to in subparagraph 15.(b)(iii)a) and subparagraph 15.(b)(iii)b) shall be computed by allowing interest at the Default Rate or such other rate as may be the maximum interest rate then permitted to be charged under California law at the time of computation. The "WORTH AT THE TIME OF AWARD" of the amount referred to in subparagraph 15.(b)(iii)c) shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

                                e) Such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable California law.

                         (iv) The Landlord shall have the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in force even after lessee's breach and abandonment and recover rent as it becomes due, if lessee has right to sublet or assign, subject only to reasonable limitations). Accordingly, even though Tenant has breached this Lease and abandoned the Leased Property, this Lease shall continue in effect for so long as Landlord does not terminate Tenant's right to possession, and Landlord may enforce all of Landlord's rights and remedies under this Lease, including the right to recover the Rent as it becomes due under this Lease. Tenant's right to possession shall not be deemed to have been terminated by Landlord except pursuant to subparagraph 15.(b)(i) hereof. The following shall not constitute a termination of Tenant's right to possession:

                                a) Acts of maintenance or preservation or efforts to relet the Leased Property;

                                b) The appointment of a receiver upon the initiative of Landlord to protect Landlord's interest under this Lease; or

                                c) Reasonable withholding of consent to an assignment or subletting, or terminating a subletting or assignment by Tenant.

                (c) Enforceability. This Paragraph 15 shall be enforceable to the maximum extent not prohibited by Applicable Law, and the unenforceability of any provision in this Paragraph shall not render any other provision unenforceable.

                (d) Remedies Cumulative. No right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy, and each and every right and remedy shall be cumulative and in addition to any other right or remedy given hereunder or now or hereafter existing under Applicable Law or in equity. In addition to other remedies provided in this Lease, Landlord shall be entitled, to the extent permitted by Applicable Law, to injunctive relief in case of the violation, or attempted or threatened violation, of any of the covenants, agreements, conditions or provisions of this Lease to be performed by Tenant, or to a decree compelling performance of any of the other covenants, agreements, conditions or provisions of this Lease to be performed by Tenant, or to any other remedy allowed to Landlord under Applicable Law or in equity. Nothing contained in this Lease shall limit or prejudice the right of Landlord to prove for and obtain in proceedings for bankruptcy or insolvency of Tenant by reason of the termination of this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater, equal to, or less than the amount of the loss or damages referred to above. Without limiting the generality of the foregoing, nothing contained herein shall modify, limit or impair any of the rights and remedies of Landlord under the Purchase Agreement, the Pledge Agreement or the Environmental Indemnity.

                (e) Waiver by Tenant. To the extent permitted by law, Tenant hereby waives and surrenders for itself and all claiming through Tenant under this Lease, including creditors of all kinds, (i) any right and privilege which it or any of them may have under any present or future constitution, statute or rule of law to have a continuance of this Lease for the term hereby demised after termination of Tenant's right of occupancy by order or judgment of any court or by any legal process or writ, or under the terms of this Lease, or after the termination of this Lease as herein provided, and (ii) the benefits of any present or future constitution, or statute or rule of law which exempts property from liability for debt or for distress for rent, and (iii) the provisions of law relating to notice and/or delay in levy of execution in case of eviction of a lessee for nonpayment of rent.

                (f) No Implied Waiver. The failure of Landlord to insist at any time upon the strict performance of any covenant or agreement or to exercise any option, right, power or remedy contained in this Lease shall not be construed as a waiver or a relinquishment thereof for the future. The waiver of or redress for any violation by Tenant of any term, covenant, agreement or condition contained in this Lease shall not prevent a similar subsequent act from constituting a violation. Any express waiver shall affect only the term or condition specified in such waiver and only for the time and in the manner specifically stated therein. A receipt by Landlord of any Base Rent or other payment hereunder with knowledge of the breach of any covenant or agreement contained in this Lease shall not be deemed a waiver of such breach, and no waiver by Landlord of any provision of this Lease shall be deemed to have been made unless expressed in writing and signed by Landlord.

        17. Default by Landlord. If Landlord should default in the performance of any of its obligations under this Lease, Landlord shall have the time reasonably required, but in no event less than thirty (30) days, to cure such default after receipt of written notice from Tenant specifying such default and specifying what action Tenant believes is necessary to cure the default. If Tenant prevails in any litigation brought against Landlord because of Landlord's failure to cure a default within the time required by the preceding sentence, then Tenant shall be entitled to an award against Landlord for the damages proximately caused to Tenant by such default.

        18. Quiet Enjoyment. Provided Tenant pays the Base Rent and all Additional Rent payable hereunder as and when due and payable and keeps and fulfills all of the terms, covenants, agreements and conditions to be performed by Tenant hereunder, Landlord shall not during the Term disturb Tenant's peaceable and quiet enjoyment of the Leased Property; however, such enjoyment shall be subject to the terms, provisions, covenants, agreements and conditions of this Lease and the Permitted Encumbrances and any other claims or encumbrances not lawfully made through or under Landlord, to which this Lease is subject and subordinate as hereinabove set forth. Any breach by Landlord of the foregoing covenant of quiet enjoyment shall, subject to the other provisions of this Lease, render Landlord liable to Tenant for any monetary damages proximately caused thereby, but as more specifically provided in Paragraph 5 above, no such breach shall entitle Tenant to terminate this Lease or excuse Tenant from its obligation to pay Base Rent and other amounts hereunder.

        19. Surrender Upon Termination. Unless Tenant or an Applicable Purchaser purchases Landlord's entire interest in the Leased Property pursuant to the terms of the Purchase Agreement, Tenant shall, upon the termination of Tenant's right to occupancy, surrender to Landlord the Leased Property, including any buildings, alterations, improvements, replacements or additions constructed by Tenant, with all fixtures and furnishings included in the Initial Improvements, but not including movable furniture and movable personal property not covered by this Lease, free of all Hazardous Substances (including Permitted Hazardous Substances) and tenancies and, to the extent required by Landlord, with all Initial Improvements in the same condition as of the date the same were initially completed, excepting only (i) ordinary wear and tear (provided that the Leased Property shall have been maintained as required by the other provisions hereof) and (ii) alterations and additions which are expressly permitted by the terms of this Lease and which have been completed by Tenant in a good and workmanlike manner in accordance with all Applicable Laws. Any movable furniture or movable personal property belonging to Tenant or any party claiming under Tenant, if not removed at the time of such termination and if Landlord shall so elect, shall be deemed abandoned and become the property of Landlord without any payment or offset therefor. If Landlord shall not so elect, Landlord may remove such property from the Leased Property and store it at Tenant's risk and expense. Tenant shall bear the expense of repairing any damage to the Leased Property caused by such removal by Landlord or Tenant.

        20. Holding Over by Tenant. Should Tenant not purchase Landlord's right, title and interest in the Leased Property as provided in the Purchase Agreement, but nonetheless continue to hold the Leased Property after the termination of this Lease without Landlord's written consent, whether such termination occurs by lapse of time or otherwise, such holding over shall constitute and be construed as a tenancy from day to day only, at a daily Base Rent equal to: (i) Stipulated Loss Value on the day in question, times (ii) (A) the Prime Rate in effect for such day so long as the holdover period does not extend beyond ninety (90) days and (B) for each such day beginning with the ninety-first day after the holdover commences, three percent (3%) above the Prime Rate; divided by (iii) 360; subject, however, to all of the terms, provisions, covenants and agreements on the part of Tenant hereunder. No payments of money by Tenant to Landlord after the termination of this Lease shall reinstate, continue or extend the Term of this Lease and no extension of this Lease after the termination thereof shall be valid unless and until the same shall be reduced to writing and signed by both Landlord and Tenant.

        21.     Miscellaneous.

        (a)     Notices. Each provision of this Lease, or of any Applicable
Laws with reference to the sending, mailing or delivery of any notice or with reference to the making of any payment by Tenant to Landlord, shall be deemed to be complied with when and if the following steps are taken:

                (i) All Rent required to be paid by Tenant to Landlord hereunder shall be paid to Landlord in immediately available funds by wire transfer to:

                                Federal Reserve Bank of San Francisco
                                Account: Banque Nationale de Paris
                                ABA #: 121027234

                                Reference: KLA Instruments Lease (Phase I).

        or at such other place and in such other manner as Landlord may designate in a notice to Tenant (provided Landlord will not unreasonably designate a method of payment other than wire transfer). Time is of the essence as to all payments and other obligations of Tenant under this Lease.

                (ii) All Construction Advances required to be paid to Tenant by Landlord hereunder shall be paid to Tenant in immediately available funds by wire transfer to:

                                Bank of America
                                Account Name: KLA Instruments Corporation
                                Account Number: 1483100220
                                ABA #: 121000358

                                Reference: Construction Advance

        or at such other place and in such other manner as Tenant may designate in a notice to Landlord (provided Tenant will not unreasonably designate a method of payment other than wire transfer). Time is of the essence as to the payment of all Construction Advances required of Landlord under this Lease.

                (iii) All notices, demands and other communications to be made hereunder to the parties hereto shall be in writing (at the addresses set forth below) and shall be given by any of the following means: (A) personal service, with proof of delivery or attempted delivery retained; (B) electronic communication, whether by telex, telegram or telecopying (if confirmed in writing sent by United States first class mail, return receipt requested); or (C) registered or certified first class mail, return receipt requested. Such addresses may be changed by notice to the other parties given in the same manner as provided above. Any notice or other communication sent pursuant to clause (A) or (C) hereof shall be deemed received (whether or not actually received) upon first attempted delivery at the proper notice address on any Business Day between 9:00 A.M. and 5:00 P.M., and any notice or other communication sent pursuant to clause (B) hereof shall be deemed received upon dispatch by electronic means.

                          Address of Landlord:

                          BNP Leasing Corporation
                          717 North Harwood Street
                          Suite 2630
                          Dallas, Texas 75201
                          Attention: Lloyd Cox
                          Telecopy: (214) 969-0060

                          With a copy to:

                          Banque Nationale de Paris, San Francisco
                          180 Montgomery Street
                          San Francisco, California 94104
                          Attention: Rafael C. Lumanlan or William J. La Herran
                          Telecopy: (415) 296-8954

                          And with a copy to:

                          Dorothy H. Bjorck
                          Thompson & Knight, P.C.
                          1700 Pacific Avenue
                          Suite 3300,
                          Dallas, Texas 75201
                          Telecopy: (214) 969-1550

                          Address of Tenant:

                          KLA Instruments Corporation
                          160 Rio Robles
                          San Jose, California  95134
                          Attn: Christopher Stoddart, Treasurer
                          Telecopy: (408) 434-4268

                                With a copy to:

                                Gray Cary Ware & Freidenrich
                                400 Hamilton Avenue
                                Palo Alto, California  94301
                                Attn: Jonathan E. Rattner, Esq.
                                Telecopy: (415) 328-3029

        (b) Severability. If any term or provision of this Lease or the application thereof shall to any extent be held by a court of competent jurisdiction to be invalid and unenforceable, the remainder of this Lease, or the application of such term or provision other than to the extent to which it is invalid or unenforceable, shall not be affected thereby.

        (c) No Merger. There shall be no merger of this Lease or of the leasehold estate hereby created with the fee or any other estate in the Leased Property or any part thereof by reason of the fact that the same person may acquire or hold, directly or indirectly, this Lease or the leasehold estate hereby created or any interest in this Lease or in such leasehold estate as well as the fee or any other estate in the Leased Property or any interest in such fee or other estate, unless all Persons with an interest in the Leased Property that would be adversely affected by any such merger specifically agree in writing that such a merger shall occur.

        (d) NO IMPLIED REPRESENTATIONS BY LANDLORD. LANDLORD AND LANDLORD'S AGENTS HAVE MADE NO REPRESENTATIONS OR PROMISES WITH RESPECT TO THE LEASED PROPERTY EXCEPT AS EXPRESSLY SET FORTH HEREIN, AND NO RIGHTS, EASEMENTS OR LICENSES ARE ACQUIRED BY TENANT BY IMPLICATION OR OTHERWISE EXCEPT AS EXPRESSLY SET FORTH IN THE PROVISIONS OF THIS LEASE, THE PURCHASE AGREEMENT AND THE PLEDGE AGREEMENT.

        (e) Entire Agreement. This Lease and the instruments referred to herein supersede any prior negotiations and agreements between the parties concerning the Leased Property and no amendment or modification of this Lease shall be binding or valid unless expressed in a writing executed by both parties hereto.

        (f) Binding Effect. All of the covenants, agreements, terms and conditions to be observed and performed by the parties hereto shall be applicable to and binding upon their respective successors and, to the extent assignment is permitted hereunder, their respective assigns.

        (g) Time is of the Essence. Time is of the essence as to all obligations of Tenant and all notices required of Tenant under this Lease, but this subparagraph shall not limit Tenant's opportunity to prevent an Event of Default by curing any breach within the cure period (if any) applicable under subparagraph 15.(a).

        (h) Governing Law. This Lease shall be governed by and construed in accordance with the laws of the State of California.

        (i) Waiver of a Jury Trial. LANDLORD AND TENANT EACH HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS LEASE OR ANY OTHER DOCUMENT OR DEALINGS BETWEEN THEM RELATING TO THIS LEASE OR THE LEASED PROPERTY. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including, without limitation, contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. Tenant and Landlord each acknowledge that this waiver is a material inducement to enter into a business relationship, that each has already relied on the waiver in entering into this Lease and the other documents referred to herein, and that each will continue to rely on the waiver in their related future dealings. Tenant and Landlord each further warrants and represents that it has reviewed this waiver with its legal counsel, and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS LEASE OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THIS LEASE OR THE LEASED PROPERTY. In the event of litigation, this Lease may be filed as a written consent to a trial by the court.

        (j) Income Tax Reporting. Landlord and Tenant intend this Lease and the Purchase Agreement to have a form for income taxes which is different than the form of this Lease and the Purchase Agreement for other purposes, and thus the parties acknowledge and agree as follows:

                        a) FOR PURPOSES OF DETERMINING THEIR RESPECTIVE FEDERAL, STATE AND LOCAL INCOME TAX OBLIGATIONS, Landlord and Tenant believe and intend that this Lease and the Purchase Agreement constitute a financing arrangement or conditional sale. Both Landlord and Tenant agree to report this Lease and the Purchase Agreement as a financing arrangement or conditional sale on their respective income tax returns (the "REQUIRED REPORTING"), unless such Required Reporting is challenged in writing by the Internal Revenue Service or another governmental authority with jurisdiction (a "TAX CHALLENGE"). Consistent with the foregoing, Landlord and Tenant expect that Tenant (and not Landlord) shall be treated as the true owner of the Property for income tax purposes, thereby entitling Tenant (and not Landlord) to take depreciation deductions and other tax benefits available to the owner. Tenant shall also report all interest earned on Escrowed Proceeds or the collateral covered by the Pledge Agreement as Tenant's income for federal, state and local income tax purposes. REFERENCES IN THIS LEASE OR IN THE PURCHASE AGREEMENT TO A "LEASE" OF THE "LEASED PROPERTY" ARE NOT INTENDED FOR INCOME TAX PURPOSES TO REFLECT THE INTENT OF LANDLORD OR TENANT AS TO THE FORM OF THE TRANSACTIONS COVERED BY, OR THE PROPER CHARACTERIZATION OF, THIS LEASE AND THE PURCHASE AGREEMENT.

                        b) FOR ALL OTHER PURPOSES, INCLUDING THE DETERMINATION OF THE APPROPRIATE FINANCIAL ACCOUNTING FOR THIS LEASE AND THE DETERMINATION OF THEIR RESPECTIVE RIGHTS AND REMEDIES UNDER STATE LAW, Landlord and Tenant believe and intend that (i) this Lease constitutes a true Lease, not a mere financing arrangement, enforceable in accordance with its express terms (and neither this subparagraph 20.(j) the provisions referencing this subparagraph on the title page of this Lease and in the Purchase Agreement are intended to affect the enforcement of any other provisions of this Lease or the Purchase Agreement) and (ii) the Purchase Agreement shall constitute a separate and independent contract, enforceable in accordance with the express terms and conditions set forth therein. In this regard, Tenant acknowledges that Tenant asked Landlord to participate in the transactions evidenced by this Lease and the Purchase Agreement as a landlord and owner of the Leased Property, not as a lender. Although other transactions might have been used to accomplish similar results, Tenant expects to receive certain material accounting and other advantages through the use of a lease transaction. Accordingly, and notwithstanding the Required Reporting for income tax purposes, Tenant cannot equitably deny that this Lease and the Purchase Agreement should be construed and enforced in accordance with their respective terms, rather than as a mortgage or other security device, in any action brought by Landlord to enforce this Lease or the Purchase Agreement.

In the event of a Tax Challenge, Landlord and Tenant shall each provide to the other copies of all notices from the Internal Revenue Service or any other governmental authority presenting the Tax Challenge. Further, before changing from the Required Reporting because of a Tax Challenge, Landlord and Tenant shall each consider in good faith any reasonable suggestions received from the other party to this Lease about an appropriate response to the Tax Challenge; provided, however, that the suggestions are set forth in a written notice delivered no later than thirty (30) days after the suggesting party is first notified of the Tax Challenge; and, provided further, that when presented with a Tax Challenge, Landlord and Tenant shall each have the right to change from the Required Reporting rather than participate in any litigation or other legal proceeding against the Internal Revenue Service or another governmental authority. In any event, Tenant must indemnify and hold harmless Landlord from and against all liabilities, costs, additional taxes and other expenses that may arise or become due because of any challenge to the Required Reporting or because of any resulting recharacterization of this Lease or the Purchase Agreement required by the Internal Revenue Service or another governmental authority, including any additional taxes that may become due upon any sale under the Purchase Agreement, to the extent (if any) that such liabilities, costs, additional taxes and other expenses are not offset by tax savings resulting from additional depreciation deductions or other tax benefits to Landlord of the recharacterization.

        IN WITNESS WHEREOF, this Lease is hereby executed in multiple originals as of the effective date above set forth.

                                            "Landlord"

                                            BNP LEASING CORPORATION




                                            By:
                                               --------------------------------
                                                Name:  Lloyd G. Cox
                                                Title:  Vice President



                                            "Tenant"

                                            KLA INSTRUMENTS CORPORATION



                                            By:
                                               --------------------------------
                                               Name:  Christopher Stoddart
                                               Title:  Treasurer

STATE OF TEXAS                    )
                                  )
COUNTY OF DALLAS                  )

        On June 5, 1995, before me, ___________________________, personally appeared Lloyd G. Cox, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

        WITNESS my hand and official seal.


Signature_________________________________




STATE OF CALIFORNIA                        )
                                           )
COUNTY OF SANTA CLARA                      )

        On June ___, 1995, before me, ________________________, personally appeared _________________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

        WITNESS my hand and official seal.


Signature_________________________________

                                    Exhibit A

                              PROPERTY DESCRIPTION


REAL PROPERTY in the City of San Jose, State of California, described as follows:

                                    Exhibit B

                             PERMITTED ENCUMBRANCES


          This conveyance is subject to the following matters, but only to the extent the same are still valid and in full force and effect:

                                    Exhibit C

              DESCRIPTION OF RENDERINGS OF THE INITIAL IMPROVEMENTS


Reference is made to the following, which are incorporated in Exhibit as if fully set forth here:





                                  Exhibit C-1

                                    Exhibit D

                            ESTOPPEL FROM CONTRACTORS

                                _________, 199__


BNP Leasing Corporation
717 North Harwood Street
Suite 2630
Dallas, Texas 75201

Attention:  Lloyd Cox

        Re:     Assignment of Construction Contract

Ladies and Gentlemen:

        The undersigned hereby confirms, warrants and represents to BNP Leasing Corporation, a Delaware corporation ("BNP"), and covenants with BNP as follows:

        22. The undersigned has entered into that certain [Construction Contract] (the "CONSTRUCTION CONTRACT") by and between the undersigned and KLA
Instruments Corporation ("TENANT") dated     , 199__ for the construction of the
multiuse complex to be constructed on the campus leased by Tenant (the "IMPROVEMENTS") located on the land described in Exhibit A attached hereto and made a part hereof for all purposes (the "LAND" and, together with the Improvements and any other improvements now on or constructed in the future on the Land, being herein collectively referred to as the "PROJECT").

        23. The undersigned has been advised that BNP owns a leasehold estate in the Land under a long term ground lease.

        24. The undersigned has also received a copy of the Lease Agreement dated as of June 5, 1995 (the "LEASE"), pursuant to which BNP is leasing the Project to Tenant, and BNP has agreed, subject to the terms and conditions of the Lease, to provide a construction allowance for Tenant's construction of the Improvements. The Lease also requires Tenant to fulfill all obligations of the ["Owner"] under the Construction Contract and related documents and to indemnify BNP against any liability arising thereunder, all as more particularly provided in the Lease, reference to which is hereby made for all purposes.

        25. A complete and correct copy of the Construction Contract is attached to this letter. The Construction Contract is in full force and effect and has not been modified or amended.

        26. The undersigned has not sent to Tenant or received from Tenant any notice of default or any other notice for the purpose of terminating the Construction Contract, nor is there any existing circumstance or event which, but for the elapse of time or otherwise, would constitute a default by the undersigned or the ["Owner"] under the Construction Contract.

        The undersigned acknowledges and agrees that:


                                 Exhibit D -1-

BNP Leasing Corporation
_______________, 199___
Page 2



        a) BNP shall not be held liable for, and the undersigned shall not assert, any claims, demands or liabilities against BNP or, except for statutory lien rights, against the Project arising under or in any way relating to the Construction Contract; provided, this paragraph will not prohibit the undersigned from asserting any claims or making demands under the Construction Contract if BNP elects in writing, pursuant to Paragraph b) below, to assume the Construction Contract in the event Tenant's right to possession of the Land is terminated, in which event BNP shall be liable thereunder for (but only for) any acts or omissions on the part of BNP occurring after the date on which BNP notifies the undersigned of BNP's election to assume the Construction Contract.

        b) Upon any termination of Tenant's right to possession of the Project under the Lease, including but not limited to any eviction of Tenant resulting from an Event of Default (as defined in the Lease), BNP may, by notice to the undersigned and without the necessity of the execution of any other document, assume Tenant's rights and obligations under the Construction Contract, cure any defaults by Tenant thereunder and enforce the Construction Contract and all rights of the ["Owner"] thereunder. Within ten (10) days of receiving notice from BNP that Tenant's right to possession has been terminated, the undersigned shall send to BNP a written estoppel letter stating: (i) that the undersigned has not performed any act or executed any other instrument which invalidates or modifies the Construction Contract in whole or in part (or, if so, the nature of such modification); (ii) that the Construction Contract is valid and subsisting and in full force and effect; (iii) that there are no defaults or events of default then existing under the Construction Contract and no event has occurred which with the passage of time or the giving of notice, or both, would constitute such a default or event of default (or, if there is a default, the nature of such default in detail); (iv) that the construction contemplated by the Construction Contract is proceeding in a satisfactory manner in all material respects (or if not, a detailed description of all significant problems with the progress of construction); (v) a reasonably detailed report of the then critical dates projected by the undersigned for work and deliveries required to complete the construction project; (vi) the total amount paid for construction through the date of the letter; (vii) the estimated total cost of completing such construction as of the date of the letter, together with a current draw schedule; and (viii) any other information BNP may request to allow it to decide whether to assume the Construction Contract. BNP shall have thirty
(30) days from receipt of such written certificate containing all such requested information to decide whether to assume the Construction Contract. If BNP fails to assume the Construction Contract within such time, the undersigned agrees that BNP shall not be liable for (and the undersigned shall not assert or bring any action against BNP or, except for statutory lien rights not waived, against the Land or improvements thereon for) any damages or other amounts resulting from the breach or termination of the Construction Contract or under any other theory of liability of any kind or nature, but rather the undersigned shall look solely to Tenant and any statutory lien rights not waived for the recovery of any such damages or other amounts.

        c) If BNP notifies the undersigned that BNP shall not assume the Construction Contract pursuant to the preceding paragraph following the termination of Tenant's right to possession of the Project under the Lease, the undersigned shall immediately discontinue the work under the Construction Contract and remove its personnel from the Project, and BNP shall be entitled to take exclusive possession of the Project and all or any part of the equipment and materials delivered or en route to the Project. The undersigned shall also, upon request by BNP, deliver and assign to BNP all plans and specifications and other contract documents previously delivered to the undersigned (except that the undersigned may keep an original set of the Construction Contract and other contract documents executed by Tenant), all other material relating to the work which belongs to BNP or Tenant, and all papers and documents relating to governmental permits, orders placed, bills and invoices, lien releases and financial management under the Construction Contract. Notwithstanding the undersigned's receipt of any notice from BNP that BNP declines to assume the Construction Contract, the undersigned shall for a period not to exceed fifteen
(15) days after receipt of such notice



                                 Exhibit D -2-

BNP Leasing Corporation
_______________, 199___
Page 3


take such steps, at BNP's expense, as are reasonably necessary to preserve and protect work completed and in progress and to protect materials, equipment and supplies at the site or in transit.

        d) No action taken by BNP or the undersigned with respect to the Construction Contract shall prejudice any other rights or remedies of BNP or the undersigned provided by law, by the Lease, by the Construction Contract or otherwise against Tenant.

        e) The undersigned agrees promptly to notify BNP of any material default or claimed material default by Tenant under the Construction Contract, describing with particularity the default and the action the undersigned believes is necessary to cure the same. The undersigned will send any such notice to BNP prominently marked "URGENT - NOTICE OF TENANT'S DEFAULT UNDER CONSTRUCTION AGREEMENT WITH KLA INSTRUMENTS CORPORATION - SAN JOSE CALIFORNIA" at the address specified for notice below (or at such other addresses as BNP shall designate in notice sent to the undersigned), by certified or registered mail, return receipt requested. Following receipt of such notice, the undersigned will permit BNP or its designee to cure any such default within the time period reasonably required for such cure, but in no event less than thirty
(30) days. If it is necessary or helpful to take possession of all or any portion of the Project to cure a default by Tenant under the Construction Contract, the time permitted by the undersigned for cure by BNP will include the time necessary to terminate Tenant's right to possession of the Project and evict Tenant, provided that BNP commences the steps required to exercise such right within sixty (60) days after it is entitled to do so under the terms of the Lease and applicable law. If the undersigned incurs additional costs due to the extension of the aforementioned cure period, the undersigned shall be entitled to an equitable adjustment to the price of the Construction Contract for such additional costs.

        f) Any notice or communication required or permitted hereunder shall be given in writing, sent by (a) personal delivery or (b) expedited delivery service with proof of delivery or (c) United States mail, postage prepaid, registered or certified mail or (d) telegram, telex or telecopy, addressed as follows:

        To the undersigned:     _________________________________

                                _________________________________

                                _________________________________


        To BNP:                 BNP Leasing Corporation
                                717 North Harwood Street
                                Suite 2630
                                Dallas, Texas 75201

        g) The undersigned acknowledges that it has all requisite authority to execute this letter. The undersigned further acknowledges that BNP has requested this letter, and is relying on the truth and accuracy of the representations made herein, in connection with BNP's decision to advance funds for construction under the Lease with Tenant.


                                        Very truly yours,

                                        _______________________________



                                Exhibit D -3-

BNP Leasing Corporation
_______________, 199___
Page 4



                                            By:________________________________

                                               Name:___________________________

                                               Title:__________________________


         Tenant joins in the execution of this letter solely for the purpose of evidencing its consent hereto, including its consent to the provisions that would allow, but not require, BNP to assume the Construction Contract in the event Tenant is evicted from the Project.


                                            KLA Instruments Corporation




                                            By:________________________________

                                               Name:___________________________

                                               Title:__________________________



                                 Exhibit D -4-

                                    Exhibit E

                       ESTOPPEL FROM ARCHITECTS/ENGINEERS

                                _________, 199__


BNP Leasing Corporation
717 North Harwood Street
Suite 2630
Dallas, Texas 75201

Attention:  Lloyd Cox

        Re:     Assignment of [Architect's/Engineer's Agreement]

Ladies and Gentlemen:

        The undersigned hereby confirms, warrants and represents to BNP Leasing Corporation, a Delaware corporation ("BNP"), and covenants with BNP as follows:

        27.     The undersigned has entered into that certain
[Architects/Engineers Agreement] (the "AGREEMENT") by and between the
undersigned and KLA Instruments Corporation ("TENANT") dated     , 199__ for the
[design] of the multiuse complex to be constructed on the San Jose campus leased by Tenant (the "IMPROVEMENTS") located on the land described in Exhibit A attached hereto and made a part hereof for all purposes (the "LAND" and, together with the Improvements and any other improvements now on or constructed in the future on the Land, being herein collectively referred to as the "PROJECT").

        28. The undersigned has been advised that BNP owns a leasehold estate in the Land under a long term ground lease.

        29. The undersigned has also received a copy of the Lease Agreement dated as of June 5, 1995 (the "LEASE"), pursuant to which BNP is leasing the Project to Tenant, and BNP has agreed, subject to the terms and conditions of the Lease, to provide a construction allowance for Tenant's construction of the Improvements. The Lease also requires Tenant to fulfill all obligations of the ["Owner"] under the Agreement and related documents and to indemnify BNP against any liability arising thereunder, all as more particularly provided in the Lease, reference to which is hereby made for all purposes.

        30. A complete and correct copy of the Agreement is attached to this letter. The Agreement is in full force and effect and has not been modified or amended.

        31. The undersigned has not sent to Tenant or received from Tenant any notice of default or any other notice for the purpose of terminating the Agreement, nor is there any existing circumstance or event which, but for the elapse of time or otherwise, would constitute a default by the undersigned or the ["Owner"] under the Agreement.

        The undersigned acknowledges and agrees that:

BNP Leasing Corporation
______________, 199____
Page 2


        a) BNP shall not be held liable for, and the undersigned shall not assert, any claims, demands or liabilities against BNP or, except for any statutory lien rights, against the Project arising under or in any way relating to the Agreement; provided, this paragraph will not prohibit the undersigned from asserting any claims or making demands under the Agreement if BNP elects in writing, pursuant to Paragraph b) below, to assume the Agreement in the event Tenant's right to possession of the Land is terminated, in which event BNP shall be liable thereunder for (but only for) any acts or omissions on the part of BNP occurring after the date on which BNP notifies the undersigned of BNP's election to assume the Agreement.

        b) Upon any termination of Tenant's right to possession of the Project under the Lease, including but not limited to any eviction of Tenant resulting from an Event of Default (as defined in the Lease), BNP may, by notice to the undersigned and without the necessity of the execution of any other document, assume Tenant's rights and obligations under the Agreement, cure any defaults by Tenant thereunder and enforce the Agreement and all rights of the ["Owner"] thereunder. Within ten (10) days of receiving notice from BNP that Tenant's right to possession has been terminated, the undersigned shall send to BNP a written estoppel letter stating: (i) that the undersigned has not performed any act or executed any other instrument which invalidates or modifies the Agreement in whole or in part (or, if so, the nature of such modification);
(ii) that the Agreement is valid and subsisting and in full force and effect;
(iii) that there are no defaults or events of default then existing under the Agreement and no event has occurred which with the passage of time or the giving of notice, or both, would constitute such a default or event of default (or, if there is a default, the nature of such default in detail); (iv) that the construction contemplated by the Agreement is proceeding in a satisfactory manner in all material respects (or if not, a detailed description of all significant problems with the progress of construction); (v) a reasonably detailed report of the then critical dates projected by the undersigned for work and deliveries required to complete the Project; (vi) the total amount paid and due for services rendered under the Agreement through the date of the letter;
(vii) the estimated total cost of completing services contemplated by the Agreement after the date of the letter, together with a projected payment schedule; and (viii) any other information BNP may request to allow it to decide whether to assume the Agreement. BNP shall have thirty (30) days from receipt of such written certificate containing all such requested information to decide whether to assume the Agreement. If BNP fails to assume the Agreement within such time, the undersigned agrees that BNP shall not be liable for (and the undersigned shall not assert or bring any action against BNP or, except for any statutory lien rights not waived, against the Land or improvements thereon for) any damages or other amounts resulting from the breach or termination of the Agreement or under any other theory of liability of any kind or nature, but rather the undersigned shall look solely to Tenant and any statutory lien rights not waived for the recovery of any such damages or other amounts.

        c) If BNP notifies the undersigned that BNP shall not assume the Agreement pursuant to the preceding paragraph following the termination of Tenant's right to possession of the Project under the Lease, the undersigned shall immediately discontinue the work under the Agreement and remove its personnel from the Project, and BNP shall be entitled to obtain and use plans and specifications prepared under the Agreement with respect to the Project. The undersigned shall also, upon request by BNP, deliver to BNP all such plans and specifications, all other contract documents previously delivered to the undersigned (except that the undersigned may keep an original set of the Agreement and other contract documents executed by Tenant), all other material relating to the work which belongs to BNP or Tenant, and all papers and documents relating to governmental permits, orders placed, bills and invoices, lien releases and financial management under the Agreement.

        d) No action taken by BNP or the undersigned with respect to the Agreement shall prejudice any other rights or remedies of BNP or the undersigned provided by law, by the Lease, by the Agreement or otherwise against Tenant.



                                 Exhibit E -2-

BNP Leasing Corporation
______________, 199____
Page 3


        e) The undersigned agrees promptly to notify BNP of any material default or claimed material default by Tenant under the Agreement, describing with particularity the default and the action the undersigned believes is necessary to cure the same. The undersigned will send any such notice to BNP prominently marked "URGENT NOTICE OF TENANT'S DEFAULT UNDER AGREEMENT WITH KLA INSTRUMENTS CORPORATION - SAN JOSE CALIFORNIA" at the address specified for notice below (or at such other addresses as BNP shall designate in notice sent to the undersigned), by certified or registered mail, return receipt requested. Following receipt of such notice, the undersigned will permit BNP or its designee to cure any such default within the time period reasonably required for such cure, but in no event less than thirty (30) days. If it is necessary or helpful to take possession of all or any portion of the Project to cure a default by Tenant under the Agreement, the time permitted by the undersigned for cure by BNP will include the time necessary to terminate Tenant's right to possession of the Project and evict Tenant, provided that BNP commences the steps required to exercise such right within sixty (60) days after it is entitled to do so under the terms of the Lease and applicable law.

        f) Any notice or communication required or permitted hereunder shall be given in writing, sent by (a) personal delivery or (b) expedited delivery service with proof of delivery or (c) United States mail, postage prepaid, registered or certified mail or (d) telegram, telex or telecopy, addressed as follows:

        To the undersigned:     _________________________________

                                _________________________________

                                _________________________________



        To BNP:                 BNP Leasing Corporation
                                717 North Harwood Street
                                Suite 2630
                                Dallas, Texas 75201

        g) The undersigned acknowledges that it has all requisite authority to execute this letter. The undersigned further acknowledges that BNP has requested this letter, and is relying on the truth and accuracy of the representations made herein, in connection with BNP's decision to advance funds for construction under the Lease with Tenant.

                                            Very truly yours,

                                            _______________________________



                                            By:________________________________

                                               Name:___________________________

                                               Title:__________________________



        Tenant joins in the execution of this letter solely for the purpose of evidencing its consent hereto, including its consent to the provisions that would allow, but not require, BNP to assume the Agreement in the event Tenant is evicted from the Project.



                                 Exhibit E -3-

BNP Leasing Corporation
______________, 199____
Page 4



                                            KLA Instruments Corporation




                                            By:________________________________

                                               Name:___________________________

                                               Title:__________________________



                                 Exhibit E -4-

                                    Exhibit F

                               Draw Request Forms


                                 ________, 199__




BNP Leasing Corporation
c/o Banque Nationale de Paris
180 Montgomery Street
San Francisco, California 94104

Attention:  Rafael C. Lumanlan or William J. La Herran

        Re: Construction Advance Request No. __________ by KLA Instruments Corporation

Ladies and Gentlemen:

        Reference is made to the Lease Agreement between BNP Leasing Corporation, as landlord (herein "LANDLORD"), and KLA Instruments Corporation, as tenant (herein "TENANT"), dated as of June 5, 1995 (herein "THE LEASE"). Capitalized terms defined in the Lease and used but not defined in this letter are intended to have the meanings assigned to them in the Lease.

        Tenant hereby makes request for a Construction Advance in the amount of $________________ (herein the "CURRENT ADVANCE"). Included herewith are:

        1. An Application and Certificate for Payment based on AIA Form G702 (herein the "CONTRACTOR'S APPLICATION") from Tenant's general contractor, attached to which is a schedule of values listing all subcontractors, suppliers and other parties to whom the general contractor has or will make payments from the draw requested in the Contractor's Application. The Contractor's Application evidences an obligation incurred by (and previously paid by) Tenant for construction of Improvements and for which Tenant is entitled to reimbursement from the Current Advance.

        2. A list of any costs paid by Tenant, other than to the general contractor, for which Tenant is entitled to reimbursement from the proceeds of the Current Advance (herein the "OTHER COSTS LIST").

        3. Invoices and requests for payments from the subcontractors and others entitled to payment from the general contractor for construction and related work covered by the Contractor's Application; excluding, however, invoices or requests from some or all subcontractors and others that, according to the Contractor's Application, are to be paid less than $300,000 from the draw requested in Contractor's



                                 Exhibit F -1-

BNP Leasing Corporation
______________, 199____
Page 2


                Application. Such invoices and requests for payments are consistent with the detail shown in the schedule of values attached to the Contractor's Application.


        4. Invoices or other evidence of the costs (if any) included in the Other Costs List.

        5. A list of any "checks on hold" (i.e., payments withheld from subcontractors or suppliers by Tenant's general contractor because of some defect or deficiency in the payee's request for payment or in the work or materials provided by the payee) in excess of $50,000.

        6. An up-to-date list of the names and addresses of any subcontractors that have actually filed a claim of lien against the Leased Property, together with, to the extent not already provided with a prior request for a Construction Advance, a copy of the claim of lien filed.

        7. A certification of an officer of Tenant as required by Paragraph 6.(c)(viii) of the Lease.

        We hereby confirm that Landlord will not be responsible for the application of any funds advanced to Tenant or to any other party at our request.

                                            Sincerely,


                                            KLA Instruments Corporation


                                            By:________________________________

                                               Name:___________________________

                                               Title:__________________________




cc:     BNP Leasing Corporation
        717 North Harwood Street
        Suite 2630
        Dallas, Texas 75201
        Attention:  Lloyd Cox

        Dorothy H. Bjorck
        Thompson & Knight,
        a Professional Corporation
        1700 Pacific Avenue, Suite 3300
        Dallas, Texas 75201



                                 Exhibit F -2-

                        CONSTRUCTION ADVANCE CERTIFICATE


Pursuant to Paragraph 6.(c)(viii) of the Lease dated as of June 5, 1995 (the "LEASE") between KLA Instruments Corporation ("TENANT") and BNP Leasing Corporation ("LANDLORD"), Tenant does hereby represent, warrant and certify to Landlord in connection with Tenant's request for Construction Advance No. __________ that:

        a)      no Event of Default has occurred and is continuing,

        b) the representations and warranties of Tenant contained in the Lease are true and correct in all material respects on and as of the date hereof as though made on and as of the date hereof, subject only to the following exceptions:

      [LIST EXCEPTIONS HERE, OR IF THERE ARE NO EXCEPTIONS, INSERT "NONE"]

        c) Construction of the Initial Improvements has commenced and is progressing without any significant continuing interruption in a good and workmanlike manner and substantially in accordance with the requirements of the Lease and all Applicable Laws and Tenant has corrected or is diligently pursuing the correction of any significant defect in such construction,

        d) all costs and expenses for which Tenant is requesting reimbursement by the Construction Advance referenced above constitute actual costs and expenses incurred by Tenant for the Initial Improvements or for property taxes or assessments assessed against and paid with respect to the Leased Property, and

        e) The amounts designated for payment to Potential Lien Claimants in prior Construction advance Requests have been paid to such Potential Lien Claimants, and the advance being requested hereby will not result in an excess of $2,000,000 or more of (1) the total cost of work with respect to which Potential Lien Claimants could have asserted a lien against the Leased Property and for which Construction Advances have been advanced by Landlord, over (2) the cost of such work for which Tenant has provided to Landlord unconditional statutory lien releases from all Potential Lien Claimants.

Capitalized terms used herein which are defined in the Lease but not in this Certificate shall have the meanings assigned to them in the Lease.

In witness whereof, this Certificate is executed by an officer of KLA Instruments Corporation as of ______________, 19___.


                                            KLA Instruments Corporation


                                            By:________________________________

                                               Name:___________________________

                                               Title:__________________________



                                 Exhibit F -3-

         LIST OF LIENS FOR WHICH A CLAIM OF LIEN HAS ACTUALLY BEEN FILED

                   (Construction Advance Request No. ________)


Liens for which a claim of lien has actually been filed are as follows:


1.



2.



3.



                                 Exhibit F -4-

                                OTHER COSTS LIST

                   (Construction Advance Request No. ________)


Costs paid - other than to Tenant's general contractor - by Tenant and for which Tenant is entitled to reimbursement from the Current Advance being requested are as follows:


1.



2.



3.



                                 Exhibit F -5-

                                    Exhibit G

                    FINANCIAL COVENANT COMPLIANCE CERTIFICATE


BNP Leasing Corporation
c/o Banque Nationale de Paris, San Francisco
180 Montgomery Street
San Francisco, California 94104
Attention: Rafael C. Lumanlan or William J. La Herran

        Re: KLA Lease Agreement

Gentlemen:

        I, the undersigned, the [chief financial officer, controller, treasurer or the assistant treasurer] of KLA Instruments Corporation, do hereby certify, represent and warrant that:

        1. This Certificate is furnished pursuant to subparagraph 10.(w)(iii) of that certain Lease Agreement dated as of June 5, 1995 (the "LEASE AGREEMENT," the terms defined therein being used herein as therein defined) between KLA Instruments Corporation (the "TENANT"), and you.

        2. Annex 1 attached hereto sets forth financial data and computations evidencing the Tenant's compliance with certain covenants of the Revolving Credit Agreement attached to the Lease Agreement, all of which data and computations are complete, true and correct.

        3. To the knowledge of Tenant no Default or Event of Default under the Lease Agreement has occurred and is continuing.

        4. The representations of Tenant set forth in the Lease Agreement are true and correct in all material respects as of the date hereof as though made on and as of the date hereof.

        Executed this _____ day of ______________, 19___.


                                            KLA Instruments Corporation

                                            Name:______________________________

                                            Title:_____________________________


[cc all Participants]



                                 Exhibit G -1-

                        Annex 1 To Compliance Certificate

             For the _________________ Ended ________________, 19___

     [INSERT HERE COMPUTATIONS SHOWING COMPLIANCE WITH FINANCIAL COVENANTS]



                                 Exhibit G -2-

                                    Exhibit H

                         PERMITTED HAZARDOUS SUBSTANCES

                           (NOT a Comprehensive List)

It is anticipated that the following Hazardous Substances, and others necessary for the use, occupancy, and operation of the Leased Property in accordance with the terms and conditions of this Lease, will be used by Tenant at the Leased
Property:

                Description                 C.A.S.#
                -----------------------------------



                                 Exhibit H -1-

                                    Exhibit I

                     RESOLUTION OF DISPUTED INSURANCE CLAIMS

        If Landlord and Tenant cannot agree upon the amount for which any insurance claim against an insurer should be settled after damage to the Leased Property by fire or other casualty, and so long as neither Tenant nor Landlord is authorized to determine such amount without the consent of the other pursuant to subparagraph 10.(r), then either party may require that the amount be determined as follows:

                (i) Landlord and Tenant shall each appoint an experienced architect who is familiar with construction costs for comparable properties in the vicinity of the Leased Property. Each party will make the appointment no later than 10 days after receipt of notice from the other party that the dispute resolution process described in this Exhibit has been invoked. The agreement of the two architects as to the appropriate amount of the insurance settlement will be binding upon Landlord and Tenant. If the two architects cannot agree upon the settlement amount within 30 days following their appointment, they shall within another 10 days agree upon a third architect. Immediately thereafter, each of the first two architects will submit his best estimate of the appropriate settlement amount (together with a written report supporting such estimate) to the third architect and the third architect will choose between the two estimates. The estimate chosen by the third architect as the closest to the amount needed to repair and restore the Leased Property will be binding upon Landlord and Tenant as the amount for which the applicable insurance claim should be settled. (However, no such estimate and nothing contained in this Exhibit will limit Tenant's liability under other provisions of this Lease for the repair and restoration of the Leased Property.) Notification in writing of the estimate chosen by the third architect shall be made to Landlord and Tenant within 15 days following the selection of the third architect.

                (ii) If architects must be selected under the procedure set out above and either Tenant or Landlord fails to appoint an architect or fails to notify the other party of such appointment within 10 days after receipt of notice that the prescribed time for appointing the architects has passed, then the other party's architect will determine the appropriate settlement amount. All architects selected for the dispute resolution process set out in this Exhibit will be disinterested, reputable, qualified architects with at least 15 years experience designing and overseeing the construction of properties comparable to the Leased Property.

                (iii) If a third architect must be chosen under the procedure set out above, he will be chosen on the basis of objectivity and competence, not on the basis of his relationship with the other architects or the parties to this Lease, and the first two architects will be so advised. Although the first two architects will be instructed to attempt in good faith to agree upon the third architect, if for any reason they cannot agree within the prescribed time, either Landlord or Tenant may require the first two architects to immediately submit its top choice for the third architect to the then highest ranking officer of the San Francisco Bar Association who will agree to help and who has no attorney/client or other significant relationship to either Landlord or Tenant. Such officer will have complete discretion to select the most objective and competent third architect from between the choice of each of the first two architects, and will do so within 20 days after such choices are submitted to him.

                (iv) Either Landlord or Tenant may notify the architect selected by the other party to demand the submission of an estimate of the appropriate settlement amount or a choice of a third architect as required under the procedure described above; and if the submission of such an estimate or choice is required but the other party's architect fails to comply with the demand within 5 days after receipt of such notice, then the



                                 Exhibit I -1-
        settlement amount or choice of the third architect, as the case may be, selected by the other architect (i.e., the notifying party's architect) will be binding upon Landlord and Tenant.

                (v) For the purposes of this Exhibit, "appropriate settlement amount" and words of like effect means the amount required to restore the Leased Property, less any insurance deductible that clearly applies under the policy of insurance which provides the coverage to be settled; and all architects and other persons involved in the determination of the settlement amount will be so advised.



                                 Exhibit I -2-

                                    Exhibit J

                         NOTICE OF LIBOR PERIOD ELECTION



BNP Leasing Corporation
c/o Banque Nationale de Paris, San Francisco
180 Montgomery Street
San Francisco, California 94104
Attention: Rafael C. Lumanlan or William J. La Herran

        Re: Lease Agreement dated June 5, 1995, between KLA Instruments Corporation, as tenant, and BNP Leasing Corporation, as landlord

Gentlemen:

        Capitalized terms used in this letter are intended to have the meanings assigned to them in the Lease referenced above. This letter constitutes notice to you that the LIBOR Period Election under the Lease shall be:

                           ________________ month(s),

beginning with the first Base Rent Period that commences on or after:

                           ______________, 199__.


NOTE: YOU SHALL BE ENTITLED TO DISREGARD THIS NOTICE IF THE NUMBER OF MONTHS SPECIFIED ABOVE IS NOT A PERMITTED NUMBER UNDER THE DEFINITION OF "LIBOR PERIOD ELECTION" SET FORTH AS PARAGRAPH 1.(BG) OF THE LEASE, OR IF THE DATE SPECIFIED ABOVE CONCERNING THE COMMENCEMENT OF THE LIBOR PERIOD ELECTION IS LESS THAN TEN
(10) BUSINESS DAYS AFTER YOUR RECEIPT OF THIS NOTICE. HOWEVER, WE ASK THAT YOU NOTIFY US IMMEDIATELY IF FOR ANY REASON YOU BELIEVE THIS NOTICE IS DEFECTIVE.

        Executed this _____ day of ______________, 19___.


                                            KLA Instruments Corporation

                                            Name:______________________________

                                            Title:_____________________________


[cc all Participants]

                             GROUND LEASE AGREEMENT

                                     BETWEEN

                          KLA INSTRUMENTS CORPORATION,

                                    AS LESSOR

                                       AND

                            BNP LEASING CORPORATION,

                                    AS LESSEE

                          EFFECTIVE AS OF JUNE 5, 1995

                                TABLE OF CONTENTS

                                                                          Page
                                                                          ----
1.   Definitions .......................................................   2
     (a)     Event of Default ..........................................   2
     (b)     Fair Rental Value .........................................   2
     (c)     FOCB Notice ...............................................   2
     (d)     Improvements ..............................................   2
     (e)     Leasehold Mortgage ........................................   2
     (f)     Leasehold Mortgagee .......................................   2
     (g)     Lessor's Termination Option ...............................   3
     (h)     Lessor's Termination Notice ...............................   3
     (i)     Permitted Encumbrances ....................................   3
     (j)     Qualifying Termination Date ...............................   3
     (k)     Rent ......................................................   3
     (l)     Rent Commencement Date ....................................   3
     (m)     Term ......................................................   3
     (n)     Termination Fee ...........................................   3
     (o)     Other Terms and References ................................   3

2.   Term and Early Termination ........................................   4

3.   Rent ..............................................................   4

4.   Receipt and Application of Insurance and Condemnation Proceeds ....   5

5.   No Lease Termination ..............................................   5

6.   Purchase Agreement, Sublease and Environmental Indemnity ..........   5

7.   Use of Leased Property ............................................   5

8.   Assignment and Subletting .........................................   5

9.   Estoppel Certificate ..............................................   5

10.  Leasehold Mortgages ...............................................   6

11.  Other Representations, Warranties and Covenants of Lessor .........   7
     (a)     Title .....................................................   7
     (b)     No Default or Violation ...................................   7
     (c)     No Suits ..................................................   7
     (d)     Enforceability ............................................   8
     (e)     Insurance and Casualty ....................................   8
     (f)     Condemnation ..............................................   8
     (g)     Further Assurances ........................................   8

12.  Events of Default .................................................       8
     (a)     Definition of Event of Default ............................       8
     (b)     Remedy ....................................................       9

13.  Quiet Enjoyment ...................................................       9

14.  Option to Purchase ................................................       9

15.  Miscellaneous .....................................................       9
     (a)     Notices ...................................................       9
     (b)     Severability ..............................................      11
     (c)     No Merger .................................................      11
     (d)     Entire Agreement ..........................................      11
     (e)     Binding Effect ............................................      11
     (f)     Governing Law .............................................      11
     (g)     Waiver of a Jury Trial ....................................      11
     (h)     Memorandum of Lease .......................................      11


                                    Exhibits

Exhibit A ...................................................  Legal Description

Exhibit B ...................................................   Encumbrance List

Exhibit C ..................................  Determination of Fair Rental Value

Exhibit D ........................................    Contingent Purchase Option

                                      (ii)

                             GROUND LEASE AGREEMENT

        This GROUND LEASE AGREEMENT (hereinafter called this "GROUND LEASE"), made to be effective as of June 5, 1995 (all references herein to the "DATE HEREOF" or words of like effect shall mean such effective date), by and between BNP LEASING CORPORATION, a Delaware corporation (hereinafter called "LESSEE"), and KLA INSTRUMENTS CORPORATION, a Delaware corporation (hereinafter called "LESSOR");

                                 WITNESETH THAT:

        WHEREAS, Lessor and Lessee have reached agreement as to the terms and conditions upon which Lessor is willing to lease the land described in Exhibit A attached hereto (hereinafter called the "LAND") and any existing improvements thereon to Lessee for a term of approximately 34 years, and by this Ground Lease Lessor and Lessee desire to evidence such agreement;

        WHEREAS, pursuant to a Lease Agreement dated of even date herewith (hereinafter called the "SUBLEASE") from Lessee, as landlord, to Lessor as tenant, Lessee is subleasing back the Land and any existing improvements thereon to Lessor for a term scheduled to end on the Rent Commencement Date (as defined below) under this Ground Lease;

        WHEREAS, pursuant to a Purchase Agreement dated of even date herewith (hereinafter called the "PURCHASE AGREEMENT") between Lessee and Lessor, Lessor is agreeing to purchase Lessee's interest under this Ground Lease or arrange for a purchase of such interest, on and subject to the terms and conditions set forth therein;

        WHEREAS, pursuant to an Environmental Indemnity Agreement dated of even date herewith (hereinafter called the "ENVIRONMENTAL INDEMNITY") between Lessee and Lessor, Lessor is agreeing to indemnify Lessee against environmental problems that may arise concerning the Land, on and subject to the terms and conditions set forth therein;

        NOW, THEREFORE, in consideration of the rent to be paid and the covenants and agreements to be performed by Lessee, as hereinafter set forth, Lessor does hereby LEASE, DEMISE and LET unto Lessee for the term hereinafter set forth the Land, together with:

                (i) Lessor's interest in any and all buildings and improvements now or hereafter erected on the Land, including, but not limited to, the fixtures, attachments, appliances, equipment, machinery and other articles attached to such buildings and improvements (hereinafter called the "IMPROVEMENTS");

                (ii) all easements and rights-of-way now owned or hereafter acquired by Lessor for use in connection with the Land or Improvements or as a means of access thereto;

                (iii) all right, title and interest of Lessor, now owned or hereafter acquired, in and to (A) any land lying within the right-of-way of any street, open or proposed, adjoining the Land, (B) any and all sidewalks and alleys adjacent to the Land and (C) any strips and gores between the Land and abutting land (except strips and gores, if any, between the Land and abutting land owned by Lessor, with respect to which this Ground Lease shall cover only the portion thereof to the center line between the Land and the abutting land owned by Lessor).

The Land and all of the property described in items (i) through (iii) above are hereinafter referred to collectively as the "REAL PROPERTY".

        In addition to leasing Real Property as described above, Lessor hereby grants and assigns to Lessee for the term of this Ground Lease the right to use and enjoy (and, to the extent the following consist of contract rights, to enforce) any interests or rights in, to or under the following, to the extent any such rights and interests are assignable and related to the Real Property: any general intangibles, permits, licenses, franchises, certificates, and other rights and privileges. All of the property, rights and privileges described in this paragraph are hereinafter collectively called the "PERSONAL PROPERTY". The Real Property and the Personal Property are hereinafter sometimes collectively called the "LEASED PROPERTY."

        Provided, however, the leasehold estate conveyed hereby and Lessee's rights hereunder are expressly made subject and subordinate to the Permitted Encumbrances (as hereinafter defined). FURTHER, SO LONG AS THE SUBLEASE AND PURCHASE AGREEMENT REMAIN IN FORCE, THE RIGHTS AND OBLIGATIONS OF LESSOR AND LESSEE HEREUNDER SHALL BE SUBJECT TO ANY CONTRARY PROVISIONS THEREIN.

        The Leased Property is leased by Lessor to Lessee and is accepted and is to be used and possessed by Lessee upon and subject to the following terms, provisions, covenants, agreements and conditions:

        2. Definitions. As used herein, the terms "Ground Lease," "Lessor," "Lessee," "Land," "Sublease," "Purchase Agreement," "Environmental Indemnity," "Improvements," "Real Property," "Personal Property" and "Leased Property" shall have the meanings indicated above and the terms listed immediately below shall have the following meanings:

                 (a) Event of Default. "EVENT OF DEFAULT" shall have the meaning assigned to it in subparagraph 12.(a) below.


                 (b) Fair Rental Value. "FAIR RENTAL VALUE" means the annual fair rental value of unimproved land of equivalent size and location to the Land, without considering any value added by the Improvements, as determined in accordance with Exhibit C.

                 (c) FOCB Notice. "FOCB NOTICE" shall have the meaning assigned to it in Paragraph 2 below.

                 (d) Improvements. "IMPROVEMENTS," as defined in the recitals at the beginning of this Ground Lease, shall include not only existing improvements to the Land as of the date hereof, if any, but also any new improvements or changes to existing improvements made during the term of this Ground Lease. Accordingly, any and all new improvements made to the Leased Property with the Construction Allowance contemplated in the Sublease shall constitute Improvements as that term is used herein.

                 (e) Leasehold Mortgage. "LEASEHOLD MORTGAGE" means any mortgage, deed of trust, security agreement or assignment executed by Lessee to secure an obligation to repay borrowed money or other voluntary obligations, which covers Lessee's leasehold estate hereunder or any part thereof or any rents or other charges to be paid to Lessee pursuant to any sublease.

                 (f) Leasehold Mortgagee. "LEASEHOLD MORTGAGEE" means any lender or other beneficiary of a Leasehold Mortgage that shall have notified Lessor in writing of the existence such Leasehold Mortgage and of its address to which notices should be delivered.

                 (g) Lessor's Termination Option. "LESSOR'S TERMINATION OPTION" shall have the meaning assigned to it in Paragraph 2 below.

                 (h) Lessor's Termination Notice. "LESSOR'S TERMINATION NOTICE" shall have the meaning assigned to it in Paragraph 2 below.


                 (i) Permitted Encumbrances. "PERMITTED ENCUMBRANCES" means the encumbrances and other matters affecting the Leased Property that are set forth in Exhibit B attached hereto and made a part hereof.

                 (j) Qualifying Termination Date. "QUALIFYING TERMINATION DATE" means any business day which is no sooner than thirty days after Lessee's receipt of the notice sent by Lessor pursuant to subparagraph 2.(a) specifying such date and which is no later than one hundred twenty days after Lessee's receipt of such notice; provided, however, that if Lessor provides such a notice to prevent the expiration of the Lessor's Termination Option in response to a FOCB Notice from Lessee, then "Qualifying Termination Date" for purposes of such notice will mean any business day within ten days after the date of such FOCB Notice.

                 (k) Rent. "RENT" means the rent payable by Lessee pursuant to Paragraph 3 below.

                 (l) Rent Commencement Date. "RENT COMMENCEMENT DATE" means July 1, 2000.

                 (m) Term. "TERM" shall have the meaning assigned to it in Paragraph 2 below.

                 (n) Termination Fee. "TERMINATION FEE" means an amount equal to Stipulated Loss Value under and as defined in the Sublease, including any Construction Advances and Carrying Costs (both as defined in the Sublease) which are added to Stipulated Loss Value on or before the date Stipulated Loss Value is computed for purposes of this definition, less any Escrowed Proceeds under and as defined in the Sublease which Lessee will retain after the termination of this Ground Lease. So long as the Sublease remains in effect, Stipulated Loss Value will be computed for purposes of this definition on the date when the Termination Fee is paid hereunder. After the Sublease has expired or been terminated, Stipulated Loss Value will be computed for purposes of this definition as of the date upon which the Sublease expired or terminated. Notwithstanding the foregoing, however, so long as the Purchase Agreement remains in effect, the "TERMINATION FEE" as used herein shall be no less than the full Purchase Price (as defined in the Purchase Agreement) and any other amounts (including interest on past due amounts) that would be due on the date upon which the Termination Fee becomes payable hereunder if, pursuant to the Purchase Agreement, Lessor was purchasing Lessee's interest in the Leased Property.

                 (o) Other Terms and References. Words of any gender used in this Ground Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural and vice versa, unless the context otherwise requires. References herein to Paragraphs, subparagraphs or other subdivisions shall refer to the corresponding Paragraphs, subparagraphs or subdivisions of this Ground Lease, unless specific reference is made to another document or instrument. References herein to any Schedule or Exhibit shall refer to the corresponding Schedule or Exhibit attached hereto, which shall be made a part hereof by such reference. All capitalized terms used in this Ground Lease which refer to other documents shall be deemed to refer to such other documents as they may be renewed, extended, supplemented, amended or otherwise modified from time to time, provided such documents are not renewed, extended or modified in breach of any provision contained herein or therein or, in the case of any other document to which Lessee is a party or of which Lessee is an intended beneficiary, without the consent of Lessee. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles. The words "THIS GROUND LEASE", "HEREIN", "HEREOF", "HEREBY", "HEREUNDER" and words of similar import refer to this Ground Lease as a whole and not to any particular subdivision unless expressly so limited. The phrases "THIS PARAGRAPH" and "THIS SUBPARAGRAPH" and similar phrases refer only to the Paragraphs or subparagraphs hereof in which the phrase occurs. The word "OR" is not exclusive. Other capitalized terms are defined in the provisions that follow.

        3. Term and Early Termination. The term of this Ground Lease (herein called the "TERM") shall commence on and include the effective date hereof and end on July 1, 2029. However, subject to the prior approval of any Leasehold Mortgagee, Lessee shall have the right to terminate this Lease by giving a notice to Lessor stating that Lessee unequivocally elects to terminate effective as of a date specified in such notice, which may be any date more than thirty days after the notice and after the expiration or termination of the Sublease pursuant to its terms. Further, Lessor shall have an option (the "LESSOR'S TERMINATION OPTION") to terminate this Ground Lease on and subject to the following terms and conditions:

                 (a) To exercise the Lessor's Termination Option, Lessor must provide Lessee with an unconditional notice thereof (the "LESSOR'S TERMINATION NOTICE") which specifies a Qualifying Termination Date as the effective date of the termination and which sets forth Lessor's calculation of the Termination Fee and other payments required by the next subparagraph. Any notice specifying or purporting to establish an effective date of termination which is not a Qualifying Termination Date shall not be effective as a Lessor's Termination Notice hereunder. Any Lessor's Termination Notice will be irrevocable.

                 (b) After giving any Lessor's Termination Notice, Lessor must on or before the effective date of the termination specified therein, pay to Lessee in good funds the Termination Fee and any amounts then due or which have accrued under the Sublease, including but not limited to any accrued Base Rent, Commitment Fees and Breakage Costs, all as defined in the Sublease. Lessor's payment of the Termination Fee and all amounts due or accrued under the Sublease shall be conditions precedent to the effectiveness of any early termination of this Lease by Lessor. Time is of the essence as to such payment.

                 (c) At any time after the earlier of July 1, 2000 or any Designated Payment Date under and as defined in the Purchase Agreement, Lessee may provide a notice to Lessor (a "FOCB NOTICE") explaining that, unless Lessor provides a Lessor's Termination Notice within thirty days after the FOCB Notice is sent in accordance with the notice provisions hereof, the Lessor's Termination Option will expire. Unless Lessor does in fact provide an effective Lessor's Termination Notice within thirty days after any such FOCB Notice is sent to Lessor by Lessee in accordance with the notice provisions hereof, the Lessor's Termination Option will expire. Time is of the essence as to the giving of any Lessor's Termination Notice required to prevent an expiration of the Lessor's Termination Option; however, if during the thirty day period specified above in this subparagraph Lessor is delayed in providing any Lessor's Termination Notice because of any automatic stay or similar restraint imposed in any bankruptcy or insolvency proceedings wherein Lessee is the debtor, then such thirty day period will be extended by a time equal to such delay.

                 (d) Notwithstanding the foregoing, if Lessor loses its right to acquire Lessee's interest in the Leased Property under the Purchase Agreement before the effective date of any termination of this Ground Lease, and if Lessor would not have lost such right but for Lessor's failure to cure a breach by Lessor of the Purchase Agreement within any applicable grace period provided therein, then Lessor shall no longer have any right whatsoever to terminate this Ground Lease pursuant to this Paragraph 2, and any prior Lessor's Termination Notice given by Lessor shall become ineffective for purposes of this Ground Lease.

        4. Rent. Lessee has on the effective date paid to Lessor the sum of Ten and no/100 dollars ($10.00) as prepaid rent for the period beginning on the effective date and ending on June 30, 2000. The receipt and sufficiency of such prepaid rent is hereby acknowledged by Lessor. On each anniversary of the Rent Commencement Date, Lessee shall pay Lessor an annual installment of rent in arrears (herein called "RENT"), in currency that at the time of payment is legal tender for public and private debts in the United States of America. Each such installment of Rent shall equal the Fair Rental Value, determined as provided in Exhibit C.

        5. Receipt and Application of Insurance and Condemnation Proceeds. All insurance and condemnation proceeds payable with respect to any damage to or taking of the Leased Property shall be payable to and become the property of the Lessee; provided, however, Lessor shall be entitled to receive condemnation proceeds awarded for the value of Lessor's remainder interest in the Land exclusive of the Improvements. Lessee is authorized to take all action necessary on behalf of both Lessee and Lessor to collect insurance and condemnation proceeds.

        6. No Lease Termination. Except as expressly provided herein, this Ground Lease shall not terminate, nor shall Lessor have any right to terminate this Ground Lease nor shall the obligations of Lessor under this Ground Lease be excused, for any reason whatsoever, including without limitation any of the following: (i) any damage to or the destruction of all or any part of the Leased Property from whatever cause, (ii) the taking of the Leased Property or any portion thereof by eminent domain or otherwise for any reason, (iii) any default on the part of Lessee under this Ground Lease or under any other agreement to which Lessor and Lessee are parties, (iv) any other cause whether similar or dissimilar to the foregoing, any existing or future law to the contrary notwithstanding. It is the intention of the parties hereto that the obligations of Lessor hereunder shall be separate and independent of the covenants and agreements of Lessee. However, nothing in this Paragraph shall be construed as a waiver by Lessor of any right Lessor may have at law or in equity to recover monetary damages for any default under this Ground Lease.

        7. Purchase Agreement, Sublease and Environmental Indemnity. Nothing contained in this Ground Lease shall limit, modify or otherwise affect any of Lessor's or Lessee's respective rights and obligations under the Purchase Agreement, Sublease or Environmental Indemnity, which rights and obligations are intended to be separate, independent and in addition to, and not in lieu of, the obligations established by this Ground Lease; provided, however, that if Lessor exercises the Lessor's Termination Option, Lessee shall have no further obligations under the Purchase Agreement or the Sublease. In the event of any inconsistency between the terms and provisions of the Purchase Agreement, Sublease or Environmental Indemnity and the terms and provisions of this Ground Lease, the terms and provisions of the Purchase Agreement, Sublease or Environmental Indemnity (as the case may be) shall control.

        8. Use of Leased Property. Subject to the Permitted Encumbrances and the terms hereof, Lessee may use and occupy the Leased Property for any lawful purpose. If a use of the Leased Property by Lessee for any lawful purpose or any new Improvements or removal or modification of Improvements proposed by Lessee would violate any Permitted Encumbrance unless Lessor, as an owner of adjacent property or otherwise, gave its consent or approval thereto or agreed to join in a modification of such Permitted Encumbrance, then Lessor shall give such consent or approval or join in such modification. Further, Lessor's obligation under the preceding sentence shall be binding upon any successor or assign of Lessor with respect to the Permitted Encumbrances. In any event, Lessee may at any time during the Term remove the Improvements from the Leased Property without the consent of Lessor and without obligation to compensate Lessor or construct other Improvements on the Land.

        9. Assignment and Subletting. Lessor's consent shall not be required for any assignment or subletting by Lessee.

        10. Estoppel Certificate. Lessor shall from time to time, within ten days after receipt of written request by Lessee, deliver a statement in writing certifying:

                 (a) that this Ground Lease is unmodified and in full force and effect (or if modified that this Ground Lease as so modified is in full force and effect);

                 (b) that to the knowledge of Lessor Lessee has not previously assigned or hypothecated its rights or interests under this Ground Lease, except as is described in such statement with as much specificity as Lessor is able to provide;

                 (c) the term of this Ground Lease and the Rent and any additional charges;

                 (d) that Lessee is not in default under any provision of this Ground Lease (or if in default, the nature thereof in detail) and a statement as to any outstanding obligations on the part of Lessor or Lessee; and

                 (e)    such other matters as are requested by Lessee.

Lessor's failure to deliver such statement within such time shall be conclusive upon Lessee (i) that this Ground Lease is in full force and effect, without modification except as may be represented by Lessee, (ii) that there are no uncured defaults in Lessee's performance hereunder.

        11.      Leasehold Mortgages.

                 (a) By Leasehold Mortgage Lessee may encumber Lessee's leasehold estate in the Leased Property created by this Ground Lease, as well as Lessee's rights and interests in buildings, fixtures, equipment and improvements situated thereon and rents, issues, profits, revenues and other income to be derived by Lessee therefrom. However, so long as the Sublease remains in effect, any Leasehold Mortgage will be permitted hereunder only if it constitutes a Permitted Transfer under and as defined in the Sublease.

                 (b) Any Leasehold Mortgagee or other party, including any corporation formed by a Leasehold Mortgagee, may become the legal owner and holder of the leasehold estate created by this Ground Lease, and of the improvements, equipment, fixtures and other property assigned as additional security pursuant to a Leasehold Mortgage, by foreclosure of a Leasehold Mortgage or as a result of the assignment or conveyance in lieu of foreclosure. Further, any such Leasehold Mortgagee or other party may itself, after becoming the legal owner and holder of the leasehold estate created by this Ground Lease, or of any improvements, equipment, fixtures and other property assigned as additional security pursuant to a Leasehold Mortgage, convey or pledge the same without the consent of Lessor.

                 (c) Lessor shall serve notice of any default by Lessee hereunder upon any Leasehold Mortgagee. No notice of a default by Lessee shall be deemed effective until it is so served. Any Leasehold Mortgagee shall have the right to correct or cure any such default within the same period of time after receipt of such notice as is given to Lessee under this Ground Lease to correct or cure defaults, plus an additional period of thirty days thereafter. Lessor will accept performance by any Leasehold Mortgagee of any covenant, condition or agreement on Lessee's part to be performed hereunder with the same force and effect as though performed by Lessee.

                 (d) If this Ground Lease should terminate by reason of a disaffirmance or rejection of this Ground Lease by Lessee or any receiver, liquidator or trustee for the property of Lessee, or by any department of the city, state or federal government which had taken possession of the business or property of Lessee by reason of the insolvency or alleged insolvency of Lessee, then:

                        (i) Lessor shall give notice thereof to each Leasehold Mortgagee; and upon request of any Leasehold Mortgagee made within sixty days after Lessor has given such notice, Lessor shall enter into a new ground lease of the Leased Property with such Leasehold Mortgagee for the remainder of the Term, at the same Rent and on the same terms and conditions as contained in this Ground Lease.

                        (ii) In connection with any such new ground lease, Lessor shall also convey to the Leasehold Mortgagee by quitclaim deed any interest of Lessor in and to the Improvements included in the Leased Property.

                        (iii) The estate of the Leasehold Mortgagee, as lessee under the new lease, shall have priority equal to the estate of Lessee hereunder. That is, there shall be no charge, lien or burden upon the

                 Leased Property prior to or superior to the estate granted by such new lease which was not prior to or superior to the estate of Lessee under this Ground Lease as of the date immediately preceding the termination of this Ground Lease. To the extent that the Sublease and or the Purchase Agreement are in effect at the time of execution of such new ground lease, such new ground lease shall be made subject to the Sublease and the Purchase Agreement.

                        (iv) Notwithstanding the foregoing, if Lessor shall receive requests to enter into a new ground lease from more than one Leasehold Mortgagee, Lessor shall be required to enter into only one new ground lease, and the new ground lease shall be to the requesting Leasehold Mortgagee who holds the highest priority lien or interest in the Lessee's leasehold estate in the Land. If the liens or security interests of two or more such requesting Leasehold Mortgagees which shared the highest priority just prior to the termination of this Ground Lease, the new ground lease shall name all such Leasehold Mortgagees as co-tenants thereunder.

                 (e) If Lessee has agreed with any Leasehold Mortgagee that such Leasehold Mortgagee's consent will be required to any modification or early termination of this Lease by Lessee, and if Lessor has been notified of such agreement, such consent will be required.

                 (f) No Leasehold Mortgagee will assume any liability under this Ground Lease either by virtue of its Leasehold Mortgage or by any subsequent receipt or collection of rents or profits generated from the Leased Property, unless and until the Leasehold Mortgagee acquires Lessee's leasehold estate in the Leased Property at foreclosure or by deed in lieu of foreclosure.

                 (g) Although the foregoing provisions concerning Leasehold Mortgages and Leasehold Mortgagees will be self operative, Lessor agrees to include, in addition to the items specified in Paragraph 9, confirmation of the foregoing in any statement provided to a Leasehold Mortgagee or prospective Leasehold Mortgagee pursuant to Paragraph 9.

        12. Other Representations, Warranties and Covenants of Lessor. Lessor represents, warrants and covenants as follows:

                 (a) Title. Lessor holds good and marketable title to the Land, free and clear of all liens and encumbrances, other than the Permitted Encumbrances.

                 (b) No Default or Violation. The execution, delivery and performance by Lessor of this Ground Lease and the Environmental Indemnity do not and will not constitute a breach or default under any other material agreement or contract to which Lessor is a party or by which Lessor is bound or which affects the Leased Property, and do not violate or contravene any law, order, decree, rule or regulation to which Lessor is subject, and such execution, delivery and performance by Lessor will not result in the creation or imposition of (or the obligation to create or impose) any lien, charge or encumbrance on, or security interest in, Lessor's property pursuant to the provisions of any of the foregoing.

                 (c) No Suits. There are no judicial or administrative actions, suits, proceedings or investigations pending or, to Lessor's knowledge, threatened that will adversely affect the Leased Property or the validity, enforceability or priority of this Ground Lease, and Lessor is not in default with respect to any order, writ, injunction, decree or demand of any court or other governmental or regulatory authority that could materially and adversely affect the use, occupancy or operation of the Leased Property. No condemnation or other like proceedings are pending or, to Lessor's knowledge, threatened against the Leased Property.

                 (d) Enforceability. The execution, delivery and performance of this Ground Lease are duly authorized and do not require the consent or approval of any governmental body or other regulatory authority that has not heretofore been obtained and are not in contravention of or conflict with any applicable laws or any term or provision of Lessor's articles of incorporation or bylaws. This Ground Lease is a valid, binding and legally enforceable obligation of Lessor in accordance with its terms, except as such enforcement is affected by bankruptcy, insolvency and similar laws affecting the rights of creditors, generally, and equitable principles of general application.

                 (e) Insurance and Casualty. In the event any of the Leased Property is destroyed or damaged by fire, explosion, windstorm, hail or by any other casualty against which insurance shall have been required hereunder, (i) Lessee may make proof of loss, (ii) each insurance company concerned is hereby authorized and directed to make payment for such loss directly to Lessee for application as required by Paragraph 4, and (iii) Lessee's consent must be obtained for any settlement, adjustment or compromise of any claims for loss, damage or destruction under any policy or policies of insurance.

                 (f) Condemnation. All proceeds of condemnation awards or proceeds of sale in lieu of condemnation with respect to the Leased Property and all judgments, decrees and awards for injury or damage to the Leased Property shall be paid to Lessee and applied as provided in Paragraph 4 above. Lessee is hereby authorized, in the name of Lessor, to execute and deliver valid acquittances for, and to appeal from, any such judgment, decree or award concerning condemnation of any of the Leased Property. Lessee shall not be, in any event or circumstances, liable or responsible for failure to collect, or to exercise diligence in the collection of, any such proceeds, judgments, decrees or awards.

                 (g)    Further Assurances. Lessor shall, on request of Lessee,
(i) promptly correct any defect, error or omission which may be discovered in the contents of this Ground Lease or in any other instrument executed in connection herewith or in the execution or acknowledgment thereof; (ii) execute, acknowledge, deliver and record or file such further instruments and do such further acts as may be necessary, desirable or proper to carry out more effectively the purposes of this Ground Lease and to subject to this Ground Lease any property intended by the terms hereof to be covered hereby including specifically, but without limitation, any renewals, additions, substitutions, replacements or appurtenances to the Leased Property; (iii) execute, acknowledge, deliver, procure and record or file any document or instrument deemed advisable by Lessee to protect its rights in and to the Leased Property against the rights or interests of third persons; and (iv) provide such certificates, documents, reports, information, affidavits and other instruments and do such further acts as may be necessary, desirable or proper in the reasonable determination of Lessee to enable Lessee or any Leasehold Mortgagee to comply with the requirements or requests of any agency or authority having jurisdiction over them.

        13.      Events of Default.

                 (a) Definition of Event of Default. Each of the following events shall be deemed to be an "EVENT OF DEFAULT" by Lessee under this Ground
Lease:

                        (i) Lessee shall fail to pay when due any installment of Rent due hereunder and such failure shall continue for sixty days after Lessee receives written notice thereof.

                        (ii) Lessee shall fail to comply with any term, provision or covenant of this Ground Lease (other than as described in the other clauses of this subparagraph 12.(a)), and shall not cure such failure prior to the earlier of sixty days after written notice thereof is sent to Lessee if such failure is susceptible of cure but cannot with reasonable diligence be cured within such sixty day period, and if Lessee shall promptly have commenced to cure the same and shall thereafter prosecute the curing thereof with reasonable diligence, the period within which such failure may be cured shall be extended for such further period as shall be necessary for the curing thereof with reasonable diligence.

                 (b) Remedy. Upon the occurrence of an Event of Default which is not cured within any applicable period expressly permitted by subparagraph 12.(a), Lessor's sole and exclusive remedy shall be to sue Lessee for the collection of any amount due under this Ground Lease and to enjoin the continuation of the Event of Default. Lessor may not terminate this Ground Lease or Lessee's right to possession under this Ground Lease except as expressly provided herein. Any judgment which Lessor may obtain against Lessee for amounts due under this Ground Lease may be collected only through resort of a judgement lien against Lessee's interest in the Leased Property. Lessee shall have no personal liability for the payment amounts due under this or for the performance of any obligations of Lessee under this Ground Lease.

        14. Quiet Enjoyment. Neither Lessor nor any third party lawfully claiming any right or interest in the Leased Property shall during the Term disturb Lessee's peaceable and quiet enjoyment of the Leased Property; however, such enjoyment shall be subject to the terms, provisions, covenants, agreements and conditions of this Ground Lease and the Permitted Encumbrances, to which this Ground Lease is subject and subordinate as hereinabove set forth.

        15. Option to Purchase. Subject to the terms and conditions set forth in Exhibit D, including the condition specified therein that Lessor shall have breached the Purchase Agreement and failed to cure such breach within any time for cure expressly provided in the Purchase Agreement, Lessee (and any assignee of Lessee's entire interest in the Leased Property, but not any subtenant or assignee of a lesser interest) shall have the option to purchase the Lessor's interest in the Leased Property.

        16.      Miscellaneous.

                 (a) Notices. Each provision of this Ground Lease, or of any applicable laws with reference to the sending, mailing or delivery of any notice or with reference to the making of any payment by Lessee to Lessor, shall be deemed to be complied with when and if the following steps are taken:

                        (i) All Rent required to be paid by Lessee to Lessor hereunder shall be paid to Lessor in accordance with any reasonable written instruction provided from time to time by Lessor to Lessee, which may include payment by wire transfer.

                        (ii) All notices, demands and other communications to be made hereunder to the parties hereto shall be in writing (at the addresses set forth below) and shall be given by any of the following means: (A) personal service, with proof of delivery or attempted delivery retained; (B) electronic communication, whether by telex, telegram or telecopying (if confirmed in writing sent by United States first class mail, return receipt requested); or (C) registered or certified first class mail, return receipt requested. Such addresses may be changed by notice to the other parties given in the same manner as provided above. Any notice or other communication sent pursuant to clause (A) or (C) hereof shall be deemed received (whether or not actually received) upon first attempted delivery at the proper notice address on any business day between 9:00 A.M. and 5:00 P.M., and any notice or other communication sent pursuant to clause (B) hereof shall be deemed received upon dispatch by electronic means.

                           Address of Lessee:

                           BNP Leasing Corporation
                           717 North Harwood Street
                           Suite 2630
                           Dallas, Texas 75201
                           Attention: Lloyd Cox
                           Telecopy: (214) 969-0060

                           With a copy to:

                           Banque Nationale de Paris, San Francisco
                           180 Montgomery Street
                           San Francisco, California 94104
                           Attention: Rafael C. Lumanlan or William J. La Herran
                           Telecopy: (415) 296-8954

                           And with a copy to:

                           Clint Shouse
                           Thompson & Knight, P.C.
                           1700 Pacific Avenue, Suite 3300
                           Dallas, Texas 75201
                           Telecopy: (214) 969-1550

                           Address of Lessor:

                           KLA Instruments Corporation
                           160 Rio Robles
                           San Jose, California  95134
                           Attn: Christopher Stoddart, Treasurer
                           Telecopy: (408) 434-4268

                           With a copy to:

                           Gray Cary Ware & Freidenrich
                           400 Hamilton Avenue
                           Palo Alto, California  94301

                           Attn: Jonathan E. Rattner, Esq.
                           Telecopy: (415) 328-3029

                 (b) Severability. If any term or provision of this Ground Lease or the application thereof shall to any extent be held by a court of competent jurisdiction to be invalid and unenforceable, the remainder of this Ground Lease, or the application of such term or provision other than to the extent to which it is invalid or unenforceable, shall not be affected thereby.

                 (c) No Merger. There shall be no merger of this Ground Lease or of the leasehold estate hereby created with the fee or any other estate in the Leased Property or any part thereof by reason of the fact that the same person may acquire or hold, directly or indirectly, this Ground Lease or the leasehold estate hereby created or any interest in this Ground Lease or in such leasehold estate as well as the fee or any other estate in the Leased Property or any interest in such fee or other estate, unless all parties with an interest in the Leased Property that would be adversely affected by any such merger specifically agree in writing that such a merger shall occur.

                 (d) Entire Agreement. This Ground Lease, the agreements referred to herein, and the instruments referred to therein supersede any prior negotiations and agreements between the parties concerning the Leased Property and no amendment or modification of this Ground Lease shall be binding or valid unless expressed in a writing executed by both parties hereto.

                 (e) Binding Effect. All of the covenants, agreements, terms and conditions to be observed and performed by the parties hereto shall be applicable to and binding upon their respective successors and assigns.

                 (f) Governing Law. This Ground Lease shall be governed by and construed in accordance with the laws of the State of California.

                 (g) Waiver of a Jury Trial. LESSOR AND LESSEE EACH HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS GROUND LEASE OR ANY OTHER DOCUMENT OR DEALINGS BETWEEN THEM RELATING TO THIS GROUND LEASE OR THE LEASED PROPERTY. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including, without limitation, contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. Lessor and Lessee each acknowledge that this waiver is a material inducement to enter into a business relationship, that each has already relied on the waiver in entering into this Ground Lease and the other documents referred to herein, and that each will continue to rely on the waiver in their related future dealings. Lessee and Lessor each further warrants and represents that it has reviewed this waiver with its legal counsel, and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS GROUND LEASE OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THIS GROUND LEASE OR THE LEASED PROPERTY. In the event of litigation, this Ground Lease may be filed as a written consent to a trial by the court.

                 (h) Memorandum of Lease. Lessor and Lessee shall execute a memorandum of this Ground Lease in recordable form which shall be filed in the real property records of Santa Clara County, California.

        IN WITNESS WHEREOF, this Ground Lease is hereby executed in multiple originals as of the effective date above set forth.

                                    "Lessor"

                                    KLA INSTRUMENTS CORPORATION

                                    By:
                                       --------------------------------
                                       Name:       Christopher Stoddart
                                       Title:      Treasurer

                                    "Lessee"

                                    BNP LEASING CORPORATION

                                    By:
                                       --------------------------------
                                        Name:      Lloyd G. Cox
                                        Title:     Vice President

STATE OF TEXAS            )
                          )
COUNTY OF DALLAS          )

        On June 5, 1995, before me, _____________ , personally appeared Lloyd G. Cox, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

         WITNESS my hand and official seal.

Signature _______________________________

STATE OF CALIFORNIA               )
                                  )
COUNTY OF SANTA CLARA             )

        On June ___, 1995, before me, ________________________, personally appeared _________________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

         WITNESS my hand and official seal.

Signature _______________________________

                                    Exhibit A

                              PROPERTY DESCRIPTION

REAL PROPERTY in the City of San Jose, State of California, described as follows:

                                    Exhibit B

                             PERMITTED ENCUMBRANCES

        This conveyance is subject to the following matters, but only to the extent the same are still valid and in full force and effect:

                                    Exhibit C

                       DETERMINATION OF FAIR RENTAL VALUE

        Each annual installment of Rent will equal the Fair Rental Value as of the Rent Commencement Date, unless reduced to a lesser amount equal to the Fair Rental Value on a subsequent date selected by Lessee. By notice to Lessor, Lessee may from time to time (but no more often than once in any 12 month period), designate a new date within sixty days of the date of such notice as an alternative to the Rent Commencement Date for purposes of determining Fair Rental Value, in which case installments of Rent due after such alternative date shall equal the Fair Rental Value on such alternative date unless and until another alternative date is later designated. However, in no event will Rent ever be increased above the Fair Rental Value on the Rent Commencement Date.

        If Lessor and Lessee have not agreed upon Fair Rental Value as of the Rent Commencement Date within 180 days after the Rent Commencement Date, or if they do not agree upon Fair Rental Value as of an alternative date within thirty days from the date of a notice from Lessee designating such alternative date as described above, then Fair Rental Value will be determined as follows (but, again, in no event shall Rent be adjusted above the Fair Rental Value on the Rent Commencement Date):

                 (i) Lessor and Lessee shall each appoint a real estate appraiser who is familiar with rental values for properties in the vicinity of the Land. Each party will make the appointment no later than 10 days after receipt of notice from the other party that the appraisal process described in this paragraph has been invoked. The agreement of the two appraisers as to Fair Rental Value will be binding upon Lessor and Lessee. If the two appraisers cannot agree upon the Fair Rental Value within 10 days following their appointment, they shall within another 10 days agree upon a third real estate appraiser. Immediately thereafter, each of the first two appraisers will submit his best estimate of the appropriate Fair Rental Value (together with a written report supporting such estimate) to the third appraiser and the third appraiser will choose between the two estimates. The estimate of Fair Rental Value chosen by the third appraiser as the closest to the prevailing monthly fair rental value will be binding upon Lessor and Lessee. Notification in writing of this estimate shall be made to Lessor and Lessee within 15 days following the selection of the third appraiser.

                 (ii) If appraisers must be selected under the procedure set out above and either Lessee or Lessor fails to appoint an appraiser or fails to notify the other party of such appointment within 7 days after receipt of notice that the prescribed time for appointing the appraisers has passed, then the other party's appraiser will determine the Fair Rental Value. All appraisers selected for the appraisal process set out in this paragraph will be disinterested, reputable, qualified real estate appraisers with the designation of MAI or equivalent and with at least 5 years experience in appraising properties comparable to the Land.

                 (iii) If a third appraiser must be chosen under the procedure set out above, he or she will be chosen on the basis of objectivity and competence, not on the basis of his relationship with the other appraisers or the parties to this Ground Lease, and the first two appraisers will be so advised. Although the first two appraisers will be instructed to attempt in good faith to agree upon the third appraiser, if for any reason they cannot agree within the prescribed time, either Lessor and Lessee may require the first two appraisers to immediately submit its top choice for the third appraiser to the then highest ranking officer of the San Francisco Bar Association who will agree to help and who has no attorney/client or other significant relationship to either Lessor or Lessee. Such officer will have complete discretion to select the most objective and competent third appraiser from between the choice of each of the first two appraisers, and will do so within 20 days after such choices are submitted to him.

                              Exhibit C -- Page 1

                 (iv) Either Lessor or Lessee may notify the appraiser selected by the other party to demand the submission of an estimate of Fair Rental Value or a choice of a third appraiser as required under the procedure described above; and if the submission of such an estimate or choice is required but the other party's appraiser fails to comply with the demand within 15 days after receipt of such notice, then the Fair Rental Value or choice of the third appraiser, as the case may be, selected by the other appraiser (i.e., the notifying party's appraiser) will be binding upon Lessor and Lessee.

                 (v) Lessor and Lessee shall each bear the expense of the appraiser appointed by it, and the expense of the third appraiser and of any officer of the San Francisco Bar Association who participates in the appraisal process described above will be shared equally by Lessor and Lessee.

        Once determined in accordance with this Exhibit, the annual Rent shall remain the same until Lessee elects to change Rent to the Fair Rental Value as of a date other than the Rent Commencement Date as provided above.

                              Exhibit C -- Page 2

                                    Exhibit D

                           CONTINGENT PURCHASE OPTION

        Subject to the terms of this Exhibit, Lessee shall have an option (the "OPTION") to buy the Lessor's interest in the Leased Property at any time during the term of this Ground Lease after (but only after) any breach by Lessor under the Purchase Agreement, provided Lessor does not cure the breach within any time permitted for cure by the express provisions of the Purchase Agreement, for a purchase price (the "OPTION PRICE") to Lessor equal to fair market value.

        For the purposes of this Exhibit, "fair market value" means (and all appraisers and other persons involved in the determination of the Option Price will be so advised) the price that would be agreed upon between a willing buyer, but under no compulsion to buy, and a willing seller, but under no compulsion to sell, for unimproved land comparable in size and location to the Land, exclusive of any Improvements, at the time of Lessee's exercise of the Option and taking into consideration the condition of the Land and the encumbrances affecting the title to the Land at the time of the exercise of the Option.

        If Lessee exercises the Option, which Lessee may do by notifying Lessor that Lessee has elected to buy Lessor's interest in the Leased Property as provided herein, then:

                 (vi) Upon Lessee's tender of the Option Price to Lessor, Lessor will convey good and marketable title to the fee estate in the Leased Property to Lessee by general warranty deed subject only to the Permitted Encumbrances and, to the extent still in force, the Sublease and the Purchase Agreement.

                 (vii) Lessee's obligation to close the purchase shall be subject to the following terms and conditions, all of which are for the benefit of Lessee: (1) Lessee shall have been furnished with evidence satisfactory to Lessee that Lessor can convey title as required by the preceding subparagraph; (2) nothing shall have occurred or been discovered after Lessee exercised the Option that could significantly and adversely affect title to the Leased Property or the Lessee's use thereof, (3) all of the representations of Lessor in this Ground Lease shall continue to be true as if made effective on the date of the closing and, with respect to any such representations which may be limited to the knowledge of Lessor or any of Lessor's representatives, would continue to be true on the date of the closing if all relevant facts and circumstances were known to Lessor and such representatives, and (4) Lessee shall have been tendered the deed and other documents which are described in this Exhibit as documents to be delivered to Lessee at the closing of Lessee's purchase.

                 (viii) Closing of the purchase will be scheduled on the first business day following thirty days after the Option Price is established in accordance with the terms and conditions of this Exhibit, and prior to closing Lessee's occupancy of the Leased Property shall continue to be subject to the terms and conditions of this Ground Lease, including the terms setting forth Lessee's obligation to pay rent. Closing shall take place at the offices of any title insurance company reasonably selected by Lessee to insure title under the title insurance policy described below.

                 (ix) Any transfer taxes or notices or registrations required by law in connection with the sale contemplated by this Exhibit will be the responsibility of Lessor.

                 (x) Lessor will deliver a certificate of nonforeign status to Lessee at closing as needed to comply with the provisions of the Foreign Investors Real Property Tax Act (FIRPTA) or any comparable federal, state or local law in effect at the time.

                              Exhibit D -- Page 1

                 (xi) Lessor will also pay for and deliver to Lessee at the closing an owner's title insurance policy in the full amount of the Option Price, issued by a title insurance company designated by Lessee (or written confirmation from the title company that it is then prepared to issue such a policy), and subject only to standard printed exceptions which the title insurance company refuses to delete or modify in a manner acceptable to Lessee and to Permitted Encumbrances.

                 (xii) Lessor shall also deliver at the closing all other documents or things reasonably required to be delivered to Lessee or by the title insurance company to evidence Lessor's ability to transfer the Leased Property to Lessee.

        If Lessor and Lessee do not otherwise agree upon the amount of the Option Price within 20 days after Lessee exercises the Option, the Option Price shall be determined in accordance with the following procedure:

                        (a) Lessor and Lessee shall each appoint a real estate
                 appraiser who is familiar with properties in the vicinity of the Land. Each party will make the appointment no later than 10 days after receipt of notice from the other party that the appraisal process described in this paragraph has been invoked. The agreement of the two appraisers as to the Option Price will be binding upon Lessor and Lessee. If the two appraisers cannot agree upon the Option Price within 10 days following their appointment, they shall within another 10 days agree upon a third real estate appraiser. Immediately thereafter, each of the first two appraisers will submit his best estimate of the appropriate Option Price (together with a written report supporting such estimate) to the third appraiser and the third appraiser will choose between the two estimates. The estimate of Option Price chosen by the third appraiser as the closest to the prevailing monthly fair market value will be binding upon Lessor and Lessee. Notification in writing of the Option Price shall be made to Lessor and Lessee within 15 days following the selection of the third appraiser.

                        (b) If appraisers must be selected under the procedure
                 set out above and either Lessee or Lessor fails to appoint an appraiser or fails to notify the other party of such appointment within 7 days after receipt of notice that the prescribed time for appointing the appraisers has passed, then the other party's appraiser will determine the Option Price. All appraisers selected for the appraisal process set out in this paragraph will be disinterested, reputable, qualified real estate appraisers with the designation of MAI or equivalent and with at least 5 years experience in appraising properties comparable to the Land.

                        (c) If a third appraiser must be chosen under the
                 procedure set out above, he will be chosen on the basis of objectivity and competence, not on the basis of his relationship with the other appraisers or the parties to this Ground Lease, and the first two appraisers will be so advised. Although the first two appraisers will be instructed to attempt in good faith to agree upon the third appraiser, if for any reason they cannot agree within the prescribed time, either Lessor and Lessee may require the first two appraisers to immediately submit its top choice for the third appraiser to the then highest ranking officer of the San Francisco Bar Association who will agree to help and who has no attorney/client or other significant relationship to either Lessor or Lessee. Such officer will have complete discretion to select the most objective and competent third appraiser from between the choice of each of the first two appraisers, and will do so within 10 days after such choices are submitted to him.

                        (d) Either Lessor or Lessee may notify the appraiser
                 selected by the other party to demand the submission of an estimate of Option Price or a choice of a third appraiser as required under the procedure described above; and if the submission of such an estimate or choice is required but the other party's appraiser fails to comply with the demand within 15 days after receipt of such notice, then the Option Price or choice of the third appraiser, as the case may be, selected by the other appraiser (i.e., the notifying party's appraiser) will be binding upon Lessor and Lessee.

                        (e) Lessor and Lessee shall each bear the expense of the
                 appraiser appointed by it, and the expense of the third appraiser and of any officer of the San Francisco Bar Association who participates in the appraisal process described above will be shared equally by Lessor and Lessee.



                              Exhibit D -- Page 2

                               PURCHASE AGREEMENT

         This PURCHASE AGREEMENT (this "AGREEMENT") is made as of June 5, 1995, by KLA INSTRUMENTS CORPORATION, a Delaware corporation ("KLA"), and BNP LEASING CORPORATION, a Delaware corporation ("BNP").

                                 R E C I T A L S

         A. BNP is acquiring from KLA a leasehold estate under a Ground Lease (the "GROUND LEASE") dated as of the date hereof, which covers the land described in Exhibit A attached hereto and any improvements and fixtures located thereon, and BNP is subleasing the same to KLA pursuant to a Lease Agreement (as from time to time supplemented, amended or restated, the "LEASE") dated as of the date hereof.

         B. BNP is also concurrently herewith receiving a separate environmental indemnity from KLA pursuant to an Environmental Indemnity Agreement (as from time to time supplemented, amended or restated, the "ENVIRONMENTAL INDEMNITY") between KLA and BNP dated as of the date hereof.

         C. BNP and KLA desire by this Agreement to evidence the terms and conditions upon which BNP will sell and KLA or a third party designated by KLA will purchase BNP's interest in the Land described in Exhibit A and in other property from time to time covered by the Lease.

         NOW, THEREFORE, in consideration of the above recitals and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. Definitions. As used herein, the terms "KLA", "BNP", "Ground
Lease", "Lease" and "Environmental Indemnity" shall have the meanings indicated above; terms with initial capitals defined in the Lease and used but not defined herein shall have the meanings assigned to them in the Lease; and the terms listed immediately below shall have the following meanings:

         (a) Applicable Purchaser. "Applicable Purchaser" means any third party designated by KLA to purchase the Property in satisfaction of the Remarketing Requirements.

         (b) Designated Payment Date. "Designated Payment Date" means the earlier of:


                  (1) the effective date of any termination of the Lease by Tenant pursuant to Paragraph 2 thereof;

                  (2) any Advance Date or Base Rent Date designated by KLA in a written notice given by KLA to BNP, provided the notice of the date so designated is given by KLA at least thirty (30) days before the date so designated; or

                  (3) any date designated by BNP in a written notice given by BNP to KLA when an Event of Default by KLA is continuing, provided the notice of the date so designated is given by BNP at least thirty
         (30) days before the date so designated; or

                  (4) July 1, 2000, or if July 1, 2000 is not a Business Day, then the next following Business Day.

         (c) Fair Market Value. "Fair Market Value" means with respect to any property or interest therein, the fair market value of such property or interest on or about the Designated Payment Date (calculated under the assumptions, whether or not then accurate, that KLA has maintained the Property in compliance with all Applicable Laws [including Environmental Laws]; that KLA has completed all construction which was commenced prior to the Designated Payment Date; that KLA has repaired and restored the Property after any damage following fire or other casualty; that KLA has restored the remainder of the Property after any partial taking by eminent domain; that KLA has completed any contests of and paid any taxes due [other than Excluded Taxes] or other amounts secured by or allegedly secured by a lien against the Property other than Prohibited Encumbrances; that KLA has complied with all Permitted Encumbrances and cured any title defects affecting the Property other than Prohibited Encumbrances, all in accordance with the standards and requirements of the Lease as though the Lease were continuing in force; and that the Lessor's Termination Option under and as defined in the Ground Lease has expired or otherwise been terminated) as determined by an independent MAI appraiser selected by BNP, which appraiser must have five (5) years or more experience appraising similar properties in northern California.

         (d) KLA's Fee Interest. "KLA's Fee Interest" means KLA's remainder interest in the Land and rights as lessor under the Ground Lease.

         (e) Property. "Property" means BNP's leasehold estate under the Ground Lease, together with BNP's interest in any and all other real or personal property from time to time covered by the Lease and included within the "LEASED PROPERTY" as defined therein, together with BNP's interest in any funds held as Escrowed Proceeds from time to time. The term "Property" does not include KLA's Fee Interest or any other right, title or interest in the Leased Property which, for any reason other than a Prohibited Encumbrance, may be superior to the interest of BNP.

         (f) Purchase Price. "Purchase Price" means an amount equal to Stipulated Loss Value outstanding on the Designated Payment Date, plus all costs and expenses (including appraisal costs, withholding taxes (if any) and reasonable Attorneys' Fees, as defined in the Lease) incurred in connection with any sale of the Property by BNP hereunder or in connection with collecting sales proceeds due hereunder.

         (g) Prohibited Encumbrance. "Prohibited Encumbrance" means any lien or other title defect encumbering the Property that is claimed by BNP itself or lawfully claimed by a third party through or under BNP, including any judgment lien lawfully filed against BNP and including any tax lien assessed because of BNP's failure to pay Excluded Taxes, but excluding the Lease and any lien or other title defect that (i) is a Permitted Encumbrance (as defined in the Lease), regardless of whether claimed by, through or under BNP, (ii) is claimed by, through or under KLA or any Participant approved by Tenant, or (iii) exists because of any breach by KLA of the Lease, because of anything done or not done by BNP in an effort to satisfy subparagraph 10(b) of the Lease, or because of anything done or not done by BNP at the request of KLA.

         (h) Remarketing Notice. "Remarketing Notice" shall have the meaning assigned to it in Paragraph 2(b)(1) below.

         (i) Remarketing Requirements. "Remarketing Requirements" means the requirements that KLA must satisfy if it elects, in accordance with terms and conditions of this Agreement, not to itself acquire the Property pursuant to Paragraph 2(a)(i) below. Such requirements will be as specified in one (but not both) of the following subparagraphs:

                  (1) KLA shall cause the Applicable Purchaser to purchase the Property for a net cash price not less than the lesser of (a) the Fair Market Value of the Property or (b) fourteen percent (14%) of Stipulated Loss Value outstanding immediately prior to the purchase.

                  (2) KLA shall cause the Applicable Purchaser to purchase not only the Property, but also KLA's Fee Interest, all for a net cash price of no less than the Fair Market Value of the Land and all Improvements, determined without any reduction in value because of the severance of BNP's leasehold estate under the Ground Lease from KLA's Fee Interest.

BNP may designate the requirements specified in the preceding subparagraph (2) as "Remarketing Requirements" for purposes of this Agreement if, but only if, KLA sends BNP a Remarketing Notice and BNP responds within 60 days after BNP receives the Remarketing Notice with a notice to KLA so designating the requirements in subparagraph (2). Absent an effective designation by BNP of the requirements specified in subparagraph (2) as the Remarketing Requirements, the "Remarketing Requirements" for purposes of this Agreement will be as specified in the preceding subparagraph (1). However, if BNP does effectively designate the requirements specified in the preceding subparagraph (2) as the Remarketing Requirements, BNP will receive, as the price for the Property, a fraction of the total net cash proceeds payable by the Applicable Purchaser, the numerator of which fraction equals the Fair Market Value of the Property, and the denominator of which fraction equals the sum of the Fair Market Value of the Property (determined as if only the Property were to be sold), plus the Fair Market Value of the KLA's Fee Interest (determined as if only KLA's Fee Interest were to be sold); and the remainder of such net cash proceeds shall go to KLA as the price for KLA's Fee Interest.

         (j) Required Documents. "Required Documents" means the grant deed and other documents that BNP must tender pursuant to Paragraph 3 below.

         (k) Shortage Amount. "Shortage Amount" means any amount payable to BNP by KLA, rather than by the Applicable Purchaser, pursuant to clause 2(b)(3) below.

         2.       KLA's Options and Obligations on the Designated Payment Date.

         (a) Choices. On the Designated Payment Date KLA shall have the right and the obligation to either:

                  (i) purchase the Property for a net cash price equal to the Purchase Price; or

                  (ii)     satisfy the Remarketing Requirements.

         (b) Election by KLA. KLA shall have the right to elect whether it will satisfy the obligations set out in clause (i) or (ii) of the preceding Paragraph 2(a); provided, however, that:

                  (1) To give BNP the opportunity before the Designated Payment Date to designate Remarketing Requirements (as provided above in the definition of Remarketing Requirements) and to have the Fair Market Value of the Property and of KLA's Fee Interest determined by an appraiser (as provided above in the definition of Fair Market Value), KLA must provide BNP with a Remarketing Notice, unless KLA agrees that Fair Market Value of the Property will not be less than fourteen percent (14%) of Stipulated Loss Value on the Designated Payment Date.
          "REMARKETING NOTICE" means a notice given by KLA to BNP (and to each of the Participants) no earlier than one hundred eighty (180) days before the Designated Payment Date and no later than ninety (90) days before the Designated Payment Date, specifying that KLA does not concede that the Fair Market Value of the Property is equal to or greater than fourteen percent (14%) of the Stipulated Loss Value. A Remarketing Notice will be required only if KLA does not concede that Fair Market Value of the Property will equal or exceed fourteen percent (14%) of Stipulated Loss Value on the Designated Payment Date. But if for any reason (including but not limited to any acceleration of the Designated Payment Date pursuant to clause (2) of the definition of Designated Payment Date above) KLA fails to provide a Remarketing Notice within the time periods specified in the definition of Remarketing Notice above, Fair Market Value of the Property shall, for purposes of this Agreement, be deemed to be no less than fourteen percent (14%) of Stipulated Loss Value on the Designated Payment Date.

                  (2) To give BNP the opportunity to prepare the Required Documents before the Designated Payment Date, KLA must, if KLA intends to satisfy the Remarketing Requirements rather than itself purchase the Property, irrevocably specify the Applicable Purchaser in a notice to BNP given at least seven (7) days prior to the Designated Payment Date. If for any reason KLA fails to so specify an Applicable Purchaser, KLA shall be deemed to have irrevocably elected to purchase the Property as provided in clause (i) of Paragraph 2(a).

                  (3) If KLA elects to satisfy the Remarketing Requirements, rather than purchase the Property pursuant to Paragraph 2(a)(i) above, KLA must make a supplemental cash payment to BNP on the Designated Payment Date equal to the excess (if any) of the Purchase Price over the net cash price for the Property actually paid to BNP on the Designated Payment Date by the Applicable Purchaser. However, provided no Event of Default has occurred and is continuing under the Lease, and provided further that neither KLA nor any Applicable Purchaser has failed to pay any amount required to be paid by this Agreement on the date such amount first became due, any supplemental cash payment required by the preceding sentence shall not exceed eighty-six percent (86%) of Stipulated Loss Value on the Designated Payment Date. Any supplemental cash payment payable to BNP by KLA, rather than by the Applicable Purchaser, pursuant to this clause (3) is hereinafter referred to as the "SHORTAGE AMOUNT." If the net cash price for the Property actually paid by the Applicable Purchaser to BNP exceeds the Purchase Price and all other sums that are then due from KLA to BNP, KLA shall be entitled to such excess.

                  (4) Notwithstanding any effective election by KLA to satisfy the Remarketing Requirements, if the sum of the net cash price for the Property to be paid to BNP by the Applicable Purchaser plus any Shortage Amount is less than Stipulated Loss Value, BNP may elect to keep the Property rather than sell to the Applicable Purchaser, in which case KLA shall pay to BNP on the Designated Payment Date an amount equal to (A) eighty-six percent (86%) of Stipulated Loss Value, less (B) any Escrowed Proceeds then held and to be retained by BNP.

         (c) Termination of KLA's Option To Purchase. Without limiting BNP's right to require KLA to satisfy the obligations imposed by Paragraph 2(a), KLA shall have no further option hereunder to purchase the Property if either:

                  (1) KLA shall have elected to satisfy the Remarketing Requirements under clause (ii) of Paragraph 2(a) on a Designated Payment Date and BNP shall have elected to keep the Property on such Designated Payment Date in accordance with subparagraph (4) of Paragraph 2(b); or

                  (2) KLA shall have failed on a Designated Payment Date to make or cause to be made all payments to BNP required by this Agreement or by the Lease and such failure shall have continued beyond the thirty (30) day period for tender specified in the next sentence.

If BNP does not receive all payments due under the Lease and all payments required hereunder on a Designated Payment Date, KLA may nonetheless tender to BNP the full Purchase Price and all amounts then due under the Lease, together with interest on the total Purchase Price computed at the Default Rate from the Designated Payment Date to the date of tender, and if presented with such a tender within thirty (30) days after the applicable Designated Payment Date, BNP must accept it and promptly thereafter deliver any Escrowed Proceeds and a deed and all other Required Documents listed in Paragraph 3.

         (d) Payment to BNP. All amounts payable under the preceding Paragraphs 2(a), 2(b) or 2(c) by KLA and, if applicable, by the Applicable Purchaser must be paid directly to BNP, and no payment to any other party shall be effective for the purposes of this Agreement. In addition to the payments required hereunder, on the Designated Payment Date KLA must pay all amounts then due to BNP under the Lease. BNP will remit any excess amounts due KLA pursuant to the last sentence of the definition of Remarketing Requirements or pursuant to the last sentence of clause (3) of Paragraph 2(b) promptly after (and no later than 30 days after) BNP's receipt of the same.

         (e) Effect of Options on Subsequent Title Encumbrances. It is the intent of BNP and KLA that any conveyance of the Property to KLA or any Applicable Purchaser pursuant to this Agreement shall cut off and terminate any interest in the Property claimed by, through or under BNP (but not any unsatisfied obligations to BNP under the Lease, the Environmental Indemnity or this Agreement). Such interests cut off and terminated will include but not be limited to any interests in the Property claimed by Participants or any holder of a Leasehold Mortgage, any leasehold or other interests in the Property conveyed by BNP in the ordinary course of BNP's business and any other Prohibited Encumbrances. Anyone accepting or taking any interest in the Property by or through BNP after the date of this Agreement shall acquire such interest subject to the rights and options granted KLA hereby. Further, KLA and any Applicable Purchaser shall be entitled to pay any payment required by this Agreement for the purchase of the Property directly to BNP notwithstanding any prior conveyance or assignment by BNP, voluntary or otherwise, of any right or interest in this Agreement or the Property, and neither KLA nor any Applicable Purchaser shall be responsible for the proper distribution or application of any such payments by BNP.

         3. Terms of Conveyance Upon Purchase. Immediately after receipt of all payments to BNP required pursuant to the preceding Paragraph 2, BNP must, unless it is to keep the Property as permitted by clause (4) of Paragraph 2(b), deliver Escrowed Proceeds, if any, and convey all of its right, title and interest in the Property by Assignment of Ground Lease and Sublease to KLA or the Applicable Purchaser, as the case may be, subject only to the Permitted Encumbrances (as defined in the Lease) and any other encumbrances that do not constitute Prohibited Encumbrances. However, such conveyance shall not include the right to receive any payment under the Lease then due BNP or that may become due thereafter because of any expense or liability incurred by BNP resulting in whole or in part from events or circumstances occurring before such conveyance. All costs of such purchase and conveyance of every kind whatsoever, both foreseen and unforeseen, shall be the responsibility of the purchaser, and the form of Assignment of Ground Lease and Sublease used to accomplish such conveyance shall be substantially in the form attached as Exhibit B. With such Assignment of Ground Lease and Sublease, BNP shall also tender to KLA or the Applicable Purchaser, as the case may be, the following, each fully executed and, where appropriate, acknowledged on BNP's behalf by an officer of BNP: (1) a Preliminary Change of Ownership Report in the form attached as Exhibit C, (2) a Bill of Sale and Assignment of Ground Lease, Contract Rights and Intangible Assets in the form attached as Exhibit D, (3) an Acknowledgment of Disclaimer of Representations and Warranties, in the form attached as Exhibit E, which KLA or the Applicable Purchaser must execute and return to BNP, (5) a Documentary Transfer Tax Request in the form attached as Exhibit F, (6) a Secretary's Certificate in the form attached as Exhibit G, (7) a letter to the title insurance company insuring title to the Property in the form attached as Exhibit H, and (8) a certificate concerning tax withholding in the form attached as Exhibit I.

         4.       Survival of KLA's Obligations.

         (a) Status of this Agreement. Except as expressly provided in the last sentence of this subparagraph and elsewhere herein, this Agreement shall not terminate, nor shall KLA have any right to terminate this Agreement, nor shall KLA be entitled to any reduction of the Purchase Price hereunder, nor shall the obligations of KLA to BNP under Paragraph 2 be affected by reason of
(i) any damage to or the destruction of all or any part of the Property from whatever cause, (ii) the taking of or damage to the Property or any portion thereof under the power of eminent domain or otherwise for any reason, (iii) the prohibition, limitation or restriction of KLA's use of all or any portion of the Property or any interference with such use by governmental action or otherwise,
(iv) any eviction of KLA or any party claiming under KLA by paramount title or otherwise, (v) KLA's prior acquisition or ownership of any interest in the Property, (vi) any default on the part of BNP under this Agreement, the Lease or any other agreement to which BNP is a party, or (vii) any other cause, whether similar or dissimilar to the foregoing, any existing or future law to the contrary notwithstanding. It is the intention of the parties hereto that the obligations of KLA hereunder (including KLA's obligation to make payments under and, if applicable, to cause the Applicable Purchaser to make payments under - Paragraph 2) shall be separate and independent of the covenants and agreements of BNP. Accordingly, the Purchase Price and the Shortage Amount, as the case may be under Paragraph 2, shall continue to be payable in all events, and the obligations of KLA hereunder shall continue unaffected by any breach of this Agreement by BNP. However, nothing in this subparagraph, nor the performance without objection by KLA of its obligations hereunder, shall be construed as a waiver by KLA of any right KLA may have at law or in equity, following any failure by BNP to tender an Assignment of Ground Lease and Sublease and the other Required Documents as required by Paragraph 3 upon the tender by KLA and/or the Applicable Purchaser of the payments required by Paragraph 2 and of the other documents to be executed in favor of BNP at the closing of the sale hereunder, to (i) recover monetary damages proximately caused by such failure of BNP if BNP does not cure the failure within thirty (30) days after Tenant demands a cure by written notice to BNP, or (ii) a decree compelling performance of BNP's obligation to so tender an Assignment of Ground Lease and Sublease and the Required Documents.

         (b) Remedies Under the Ground Lease, the Lease and the Environmental Indemnity. No repossession of or re-entering upon the Property or exercise of any other remedies available under the Ground Lease, the Lease or the Environmental Indemnity shall relieve KLA of its liabilities and obligations hereunder, all of which shall survive the exercise of remedies under the Ground Lease, the Lease and Environmental Indemnity. KLA acknowledges that the consideration for this Agreement is separate and independent of the consideration for the Ground Lease, the Lease and the Environmental Indemnity, and KLA's obligations hereunder shall not be affected or impaired by any event or circumstance that would excuse KLA from performance of its obligations under the Ground Lease, the Lease or the Environmental Indemnity.

         5. Remedies Cumulative. No right or remedy herein conferred upon or reserved to BNP is intended to be exclusive of any other right or remedy BNP has with respect to the Property, and each and every such right and remedy shall be cumulative and in addition to any other right or remedy given hereunder or now or hereafter existing at law or in equity or by statute. In addition to other remedies available under this Agreement, either party shall be entitled, to the extent permitted by applicable law, to a decree compelling performance of any of the other party's agreements hereunder.

         6. No Implied Waiver. The failure of either party to this Agreement to insist at any time upon the strict performance of any covenant or agreement of the other party or to exercise any remedy contained in this Agreement shall not be construed as a waiver or a relinquishment thereof for the future. The waiver by either party of or redress for any violation of any term, covenant, agreement or condition contained in this Agreement shall not prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. No express waiver granted by either party shall affect any condition other than the one specified in such waiver and that one only for the time and in the manner specifically stated. A receipt by BNP of any payment hereunder with knowledge of the breach of this Agreement shall not be deemed a waiver of such breach, and no waiver by either party of any provision of this Agreement shall be deemed to have been made unless expressed in writing and signed by the waiving party.

         7. Attorneys' Fees and Legal Expenses. If either party commences any legal action or other proceeding to enforce any of the terms of this Agreement or the documents and agreements referred to herein, or because of any breach by the other party or dispute hereunder or thereunder, the successful or prevailing party, shall be entitled to recover from the nonprevailing party all Attorneys' Fees incurred in connection therewith, whether or not such controversy, claim or dispute is prosecuted to a final judgment. Any such Attorneys' Fees incurred by either party in enforcing a judgment in its favor under this Agreement shall be recoverable separately from such judgment, and the obligation for such Attorneys' Fees is intended to be severable from other provisions of this Agreement and not to be merged into any such judgment.

         8. Estoppel Certificate. KLA and BNP will each, upon not less than twenty (20) days' prior written request by the other, execute, acknowledge and deliver to the requesting party a written statement certifying that this Agreement is unmodified and in full effect (or, if there have been modifications, that this Agreement is in full effect as modified, and setting forth such modification) and either stating that no default exists hereunder or specifying each such default of which the signer may have knowledge. Any such statement may be relied upon by any Participant or prospective purchaser or assignee of BNP with respect to the Property. Neither KLA nor BNP shall be required to provide such a certificate more frequently than once in any six month period; provided, however, that if either party determines that there is a significant business reason for requiring a current certificate, including, without limitation, the need to provide such a certificate to a prospective purchaser or assignee, the other shall provide a certificate upon request whether or not it had provided a certificate within the prior six month period.

         9. Notices. Each provision of this Agreement referring to the sending, mailing or delivery of any notice or referring to the making of any payment to BNP, shall be deemed to be complied with when and if the following steps are taken:

         (a) All payments required to be made by KLA or the Applicable Purchaser to BNP hereunder shall be paid to BNP in immediately available funds by wire transfer to:

                                    Federal Reserve Bank of San Francisco
                                    Account: Banque Nationale de Paris
                                    ABA #: 121027234
                                    Reference: KLA Instruments.

or at such other place and in such other manner as BNP may designate in a notice to KLA (provided BNP will not unreasonably designate a method of payment other than wire transfer). Time is of the essence as to all payments to BNP under this Agreement. Any payments required to be made by BNP to KLA pursuant to the last sentence of clause (i) of Paragraph 2(a) or the last sentence of subparagraph 3 of Paragraph 3(b) shall be paid to KLA in immediately available funds by wire transfer to the account of Tenant designated in writing by Tenant or as KLA may otherwise direct by written notice sent in accordance herewith.

         (b) All notices, demands and other communications to be made hereunder to the parties hereto shall be in writing (at the addresses set forth below) and shall be given by any of the following means: (A) personal service, with proof of delivery or attempted delivery retained; (B) electronic communication, whether by telex, telegram or telecopying (if confirmed in writing sent by United States first class mail, return receipt requested); or (C) registered or certified first class mail, return receipt requested. Such addresses may be changed by notice to the other parties given in the same manner as provided above. Any notice or other communication sent pursuant to clause (A) or (C) hereof shall be deemed received (whether or not actually received) upon first attempted delivery at the proper notice address on any Business Day between 9:00 A.M. and 5:00 P.M., and any notice or other communication sent pursuant to clause (B) hereof shall be deemed received upon dispatch by electronic means.

                          Address of BNP:

                          BNP Leasing Corporation
                          717 North Harwood Street
                          Suite 2630
                          Dallas, Texas 75201
                          Attention: Lloyd Cox
                          Telecopy: (214) 969-0060

                          With a copy to:

                          Banque Nationale de Paris, San Francisco
                          180 Montgomery Street
                          San Francisco, California 94104
                          Attention: Rafael Lumanlan or William J. La Herran
                          Telecopy: (415) 296-8954

                          And with a copy to:

                          Dorothy H. Bjorck
                          Thompson & Knight, P.C.
                          1700 Pacific Avenue, Suite 3300
                          Dallas, Texas 75201
                          Telecopy: (214) 969-1550

                          Address of KLA:

                          KLA Instruments Corporation
                          160 Rio Robles
                          San Jose, California 95134
                          Attn: Christopher Stoddart, Treasurer
                          Telecopy: (408) 434-4268

                          With a copy to:

                          Gray Cary Ware & Freidenrich
                          400 Hamilton Avenue
                          Palo Alto, California  94301
                          Attn: Jonathan Rattner, Esq.
                          Telecopy: (415) 328-3029

         10. Severability. Each and every covenant and agreement of KLA contained in this Agreement is, and shall be construed to be, a separate and independent covenant and agreement. If any term or provision of this Agreement or the application thereof to any person or circumstances shall to any extent be invalid and unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby. Further, the obligations of KLA hereunder, to the maximum extent possible, shall be deemed to be separate, independent and in addition to, not in lieu of, the obligations of KLA under the Lease and other documents referenced herein. In the event of any inconsistency between the express terms of this Agreement and the express terms and provisions of the Lease or other documents referenced herein, the terms and provisions of this Agreement shall control.

         11. Entire Agreement. This Agreement and the documents and agreements referred to herein set forth the entire agreement between the parties concerning the subject matter hereof and no amendment or modification of this Agreement shall be binding or valid unless expressed in a writing executed by both parties hereto.

         12. Paragraph Headings. The paragraph headings contained in this Agreement are for convenience only and shall in no way enlarge or limit the scope or meaning of the various and several paragraphs hereof.

         13. Gender and Number. Within this Agreement, words of any gender shall be held and construed to include any other gender and words in the singular number shall be held and construed to include the plural, unless the context otherwise requires.

         14. GOVERNING LAW. THIS AGREEMENT SHALL BE DEEMED TO HAVE BEEN MADE UNDER AND SHALL BE GOVERNED BY THE LAWS OF THE STATE OF CALIFORNIA.

         15. Successors and Assigns. The terms, provisions, covenants and conditions hereof shall be binding upon KLA and BNP and their respective permitted successors and assigns and shall inure to the benefit of KLA and BNP and all permitted transferees, mortgagees, successors and assignees of KLA and BNP with respect to the Property; provided, that the rights of BNP hereunder shall not pass to KLA or any Applicable Purchaser or any subsequent owner claiming through them. Prior to the Designated Payment Date BNP may transfer, assign and convey, in whole or in part, the Property and any and all of its rights under this Agreement (subject to the terms of this Agreement) by any conveyance that constitutes a Permitted Transfer, but not otherwise. If BNP sells or otherwise transfers the Property and assigns its rights under this Agreement and the Lease pursuant to a Permitted Transfer, and if BNP's successor in interest confirms its liability for the obligations imposed upon BNP by this Agreement and the Lease on and subject to the express terms set out herein and therein, then BNP shall thereby be released from any further obligations thereafter arising under this Agreement and the Lease, and KLA agrees to look solely to each successor in interest of BNP for performance of such obligations.

         16. WAIVER OF JURY TRIAL. BNP AND KLA EACH HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF

THE LEASE, THIS AGREEMENT OR ANY OTHER DOCUMENT OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION AND THE RELATIONSHIP THAT IS BEING ESTABLISHED. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation, contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. KLA and BNP each acknowledge that this waiver is a material inducement to enter into a business relationship, that each has already relied on the waiver in entering into this Agreement and the other documents referred to herein, and that each will continue to rely on the waiver in their related future dealings. KLA and BNP each further warrant and represent that it has reviewed this waiver with its legal counsel, and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LEASE, THIS AGREEMENT OR THE ENVIRONMENTAL INDEMNITY. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

         17. Security. KLA's obligations under this Agreement are secured by the Pledge Agreement, reference to which is hereby made for a description of the Collateral (as defined in the Pledge Agreement) covered thereby and the rights and remedies provided to BNP thereby. Although BNP shall be entitled to hold all Collateral as security for the full and faithful performance by KLA of KLA's covenants and obligations under this Agreement, the Collateral shall not be considered an advance payment of the Purchase Price or any Shortage Amount or a measure of BNP's damages should KLA breach this Agreement. If KLA does breach this Agreement and fails to cure the same within any time specified herein for the cure, BNP may, from time to time, without prejudice to any other remedy and without notice to KLA, immediately apply the proceeds of any disposition of the Collateral (and any cash included in the Collateral) to amounts then due hereunder from KLA. If BNP assigns its interest in the Leased Property before the Designated Payment Date, BNP may also assign BNP's interest in the Collateral to the assignee.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                   "BNP"

                   BNP LEASING CORPORATION, a Delaware corporation

                   By:____________________________________________________
                      Lloyd G. Cox, Vice President

                   "KLA"

                   KLA INSTRUMENTS CORPORATION, a Delaware corporation

                   By:____________________________________________________
                      Name:  Christopher Stoddart, Treasurer
                      Title:  Treasurer

                                    EXHIBIT A

                                Legal Description

REAL PROPERTY in the City of San Jose, State of California, described as follows:

                                    EXHIBIT B

[Use printed form assignment provided by California counsel, but expressly subject to encumbrances described in Annex B]

                                     ANNEX A
                                    (to Deed)

                                Legal Description

REAL PROPERTY in the City of San Jose, State of California, described as follows:

                                    Exhibit B
                  (to Assignment of Ground Lease and Sublease)

                             PERMITTED ENCUMBRANCES

          This conveyance is subject to the matters described in the attached pages and to the following matters to the extent the same are still valid and in force:

[IF THE CONVEYANCE IS TO AN APPLICABLE PURCHASER:

__.      Lease Agreement dated as of June 5, 1995 by and between BNP Leasing
Corporation, as lessor, and KLA Instruments Corporation, as lessee.

__.      Any encumbrances claimed by, through or under KLA Instruments
Corporation]

[ADD A LIST OF ANY OTHER KNOWN ENCUMBRANCES FOR WHICH BNP IS NOT RESPONSIBLE UNDER PARAGRAPH 10(A) OF THE LEASE.]

                                    EXHIBIT C

           [PRINTED FORM OF CHANGE OF OWNERSHIP REPORT TO BE ATTACHED]

                                    EXHIBIT D

               BILL OF SALE, ASSIGNMENT OF GROUND LEASE, CONTRACT
                          RIGHTS AND INTANGIBLE ASSETS


         Reference is made to that certain Ground Lease dated June 5, 1995 (the "GROUND LEASE") from KLA Instruments Corporation to BNP LEASING CORPORATION ("ASSIGNOR"), pursuant to which Assignor was conveyed a leasehold estate for a term of 34 years in the real property described in Annex A attached hereto (the "Property).

         Assignor hereby sells, transfers and assigns unto [KLA OR THE APPLICABLE PURCHASER, AS THE CASE MAY BE], a _____________ ("ASSIGNEE"), all of Assignor's right, title and interest in and to the following property, if any, to the extent such property is assignable:

         (a) the interest of the lessee in and to the Ground Lease, together with any warranties, guaranties, indemnities and claims Assignor may have under the Ground Lease or under any document delivered by the lessor thereunder to the extent related to the Property;

         (b) all licenses, permits or similar consents (excluding any prepaid utility reservations) from third parties to the extent related to the Property;

         (c) any pending or future award made because of any condemnation affecting the Property or because of any conveyance to be made in lieu thereof, and any unpaid award for damage to the Property and any unpaid proceeds of insurance or claim or cause of action for damage, loss or injury to the Property;

         (d) any goods, equipment, furnishings, furniture, chattels and personal property of whatever nature that are located on or about the Property; and

         (e) any general intangibles, permits, licenses, franchises, certificates, and other rights and privileges owned by Assignor and used solely in connection with, or relating solely to, the Property, including any such rights and privileges conveyed to Assignor pursuant to the Ground Lease; but excluding any rights or privileges of Assignor under (i) the Environmental Indemnity, as defined in that certain Purchase Agreement between Assignor and KLA Instruments Corporation dated as of June 5, 1995 (the "PURCHASE AGREEMENT") (pursuant to which this document is being delivered), (ii) the Lease, as defined in the Purchase Agreement, to the extent rights under the Lease relate to the period ending on the date hereof, whether such rights are presently known or unknown, including rights of the Assignor to be indemnified against claims of third parties as provided in the Lease which may not presently be known, and including rights to recover any accrued unpaid rent under the Lease which may be outstanding as of the date hereof, (iii) agreements between Assignor and Participants, as defined in the Lease, or any modification or extension thereof, and (iv) any other instrument being delivered to Assignor contemporaneously herewith pursuant to the Purchase Agreement.

         Assignor does for itself and its heirs, executors and administrators, covenant and agree to warrant and defend the title to the property assigned herein against the just and lawful claims and demands of any person claiming under or through Assignor, but not otherwise; excluding, however, any claim or demand arising by, through or under [KLA].

         Assignee hereby assumes and agrees to keep, perform and fulfill Assignor's obligations, if any, relating to any permits or contracts, under which Assignor has rights being assigned herein.

Executed:______________________, 199__.

                                       ASSIGNOR:

                                       BNP LEASING CORPORATION
                                       a Delaware corporation

                                       By:_____________________________________
                                       Its:____________________________________

                                       ASSIGNEE:

                                       [KLA, OR THE APPLICABLE PURCHASER],     a

                                       _________ corporation

                                       By:_____________________________________
                                       Its:____________________________________

                                     ANNEX A

                                Legal Description


REAL PROPERTY in the City of San Jose, State of California, described as follows:

                                    EXHIBIT E

         ACKNOWLEDGMENT OF DISCLAIMER OF REPRESENTATIONS AND WARRANTIES

         THIS ACKNOWLEDGMENT OF DISCLAIMER OF REPRESENTATIONS AND WARRANTIES (this "CERTIFICATE") is made as of ___________________, 199___, by [KLA or the Applicable Purchaser, as the case may be], a ___________________ ("GRANTEE").

         Contemporaneously with the execution of this Certificate, BNP Leasing Corporation, a Delaware corporation ("BNP"), is executing and delivering to Grantee (1) an Assignment of Ground Lease and Sublease covering a leasehold estate under a ground lease and (2) a Bill of Sale, Assignment of Contract Rights and Intangible Assets (the foregoing documents and any other documents to be executed in connection therewith are herein called the "Conveyancing Documents" and any of the properties, rights or other matters assigned, transferred or conveyed pursuant thereto are herein collectively called the "SUBJECT PROPERTY").

         NOTWITHSTANDING ANY PROVISION CONTAINED IN THE CONVEYANCING DOCUMENTS TO THE CONTRARY, GRANTEE ACKNOWLEDGES THAT BNP MAKES NO REPRESENTATIONS OR WARRANTIES OF ANY NATURE OR KIND, WHETHER STATUTORY, EXPRESS OR IMPLIED, WITH RESPECT TO ENVIRONMENTAL MATTERS OR THE PHYSICAL CONDITION OF THE SUBJECT PROPERTY, AND GRANTEE, BY ACCEPTANCE OF THE CONVEYANCING DOCUMENTS, ACCEPTS THE SUBJECT PROPERTY "AS IS," "WHERE IS," "WITH ALL FAULTS" AND WITHOUT ANY SUCH REPRESENTATION OR WARRANTY BY GRANTOR AS TO ENVIRONMENTAL MATTERS, THE PHYSICAL CONDITION OF THE SUBJECT PROPERTY, COMPLIANCE WITH SUBDIVISION OR PLATTING REQUIREMENTS OR CONSTRUCTION OF ANY IMPROVEMENTS. Without limiting the generality of the foregoing, Grantee hereby further acknowledges and agrees that warranties of merchantability and fitness for a particular purpose are excluded from the transaction contemplated by the Conveyancing Documents, as are any warranties arising from a course of dealing or usage of trade. Grantee hereby assumes all risk and liability (and agrees that BNP shall not be liable for any special, direct, indirect, consequential, or other damages resulting or arising from or relating to the ownership, use, condition, location, maintenance, repair, or operation of the Subject Property, except for damages proximately caused by (and attributed by any applicable principles of comparative fault to) the wilful misconduct, Active Negligence or gross negligence of BNP, its agents or employees. As used in the preceding sentence, "Active Negligence" of a party means, and is limited to, the negligent conduct of activities actually on or about the Property by that party in a manner that proximately causes actual bodily injury or property damage to be incurred. "Active negligence" shall not include (1) any negligent failure of BNP to act when the duty to act would not have been imposed but for BNP's status as owner of any interest in the Subject Property or as a party to the transactions pursuant to which BNP is delivering this instrument (the "APPLICABLE TRANSACTIONS"), (2) any negligent failure of any other party to act when the duty to act would not have been imposed but for such party's contractual or other relationship to BNP or participation or facilitation in any manner, directly or indirectly, of the Applicable Transactions, or (3) the exercise in a lawful manner by BNP (or any party lawfully claiming through or under BNP) of any remedy provided in connection with the Applicable Transactions.

         The provisions of this Certificate shall be binding on Grantee, its successors and assigns and any other party claiming through Grantee. Grantee hereby acknowledges that BNP is entitled to rely and is relying on this Certificate.

EXECUTED as of ________________, 199___.

                                     __________________, a ____________________


                                   By:_________________________________________
                                      Name:____________________________________
                                      Title:___________________________________

                                    EXHIBIT F

                        DOCUMENTARY TRANSFER TAX REQUEST

                                                     ACCOUNTABLE FORM #_________

                                                              DATE:_____________

To:               _________ County Recorder

Subject: REQUEST THAT DOCUMENTARY TRANSFER TAX DECLARATION BE MADE IN ACCORDANCE WITH REVENUE CODE 11932.

Re:               Instrument Title:      Assignment of Ground Lease and Sublease

                  Name of Party Conveying Title:  BNP Leasing Corporation

The Documentary Transfer Tax is declared to be in the amount of $_______________ for the referenced instrument and is:

                  / /      Computed on full value of property conveyed.

                  / / Computed on full value less liens/encumbrances remaining thereon at time of sale.

This separate declaration is made in accordance with _________________________________. It is requested that the amount paid not be indicated on the face of the document after the permanent copy has been made.

                           Sincerely,


                           ____________________________________________________
                           Individual (or his agent) who made, signed or issued instrument

PART I

RECORDING REFERENCE DATA:

         Serial #_________________________   Date Recorded______________________

SEPARATE PAPER AFFIXED TO INSTRUMENT:

         "Tax paid" indicated on the face of instrument and the separate request (DRA 3-A) was affixed for Recorder by:

          ___________________________________________________ Date______________
          Documentary Transfer Tax Collector

          Witnessed by:_______________________________ Date_____________________

                                   Mail Clerk

                    (Note: Prepare photo for Recorder file.)

PART II                                               ACCOUNTABLE FORM #________


REFERENCE DATA:  Title:_________________________________________________________

                  Serial:_____________________________________Date:_____________

INSTRUCTIONS:

         1.       This slip must accompany document.

         2. Mail Clerk hand carry document to Tax Collector to indicate the amount of tax paid.

                                    EXHIBIT G

                             SECRETARY'S CERTIFICATE


         The undersigned,______________ Secretary of BNP Leasing Corporation, a Delaware corporation (the "CORPORATION"), hereby certifies as follows:

         1. That he is the duly, elected, qualified and acting Secretary [or Assistant Secretary] of the Corporation and has custody of the corporate records, minutes and corporate seal.

         2. That the following named persons have been properly designated, elected and assigned to the office in the Corporation as indicated below; that such persons hold such office at this time and that the specimen signature appearing beside the name of such officer is his or her true and correct signature.

[THE FOLLOWING BLANKS MUST BE COMPLETED WITH THE NAMES AND SIGNATURES OF THE OFFICERS WHO WILL BE SIGNING THE DEED AND OTHER REQUIRED DOCUMENTS ON BEHALF OF THE CORPORATION.]

Name                      Title                        Signature

___________               ___________                  _____________________

___________               ___________                  _____________________

         3. That the resolutions attached hereto and made a part hereof were duly adopted by the Board of Directors of the Corporation in accordance with the Corporation's Articles of Incorporation and Bylaws, as evidenced by the signatures of all directors of the Corporation affixed thereto. Such resolutions have not been amended, modified or rescinded and remain in full force and effect.

         IN WITNESS WHEREOF, I have hereunto signed my name and affixed the seal of the Corporation on this , day of , 199 .


                                    _____________________

  [signature]

                            CORPORATE RESOLUTIONS OF
                             BNP LEASING CORPORATION


         WHEREAS, pursuant to that certain Purchase Agreement (herein called the "PURCHASE AGREEMENT") dated as of June 5, 1995, by and between BNP Leasing Corporation (the "CORPORATION") and [KLA OR THE APPLICABLE PURCHASER AS THE CASE MAY BE] ("PURCHASER"), the Corporation agreed to sell and Purchaser agreed to purchase or cause the Applicable Purchaser (as defined in the Purchase Agreement) to purchase the Corporation's interest in the property (the "PROPERTY") located in San Jose, California more particularly described therein.

         NOW THEREFORE, BE IT RESOLVED, that the Board of Directors of the Corporation, in its best business judgment, deems it in the best interest of the Corporation and its shareholders that the Corporation convey the Property to Purchaser or the Applicable Purchaser pursuant to and in accordance with the terms of the Purchase Agreement.

         RESOLVED FURTHER, that the proper officers of the Corporation, and each of them, are hereby authorized and directed in the name and on behalf of the Corporation to cause the Corporation to fulfill its obligations under the Purchase Agreement.

         RESOLVED FURTHER, that the proper officers of the Corporation, and each of them, are hereby authorized and directed to take or cause to be taken any and all actions and to prepare or cause to be prepared and to execute and deliver any and all deeds and other documents, instruments and agreements that shall be necessary, advisable or appropriate, in such officer's sole and absolute discretion, to carry out the intent and to accomplish the purposes of the foregoing resolutions.

         IN WITNESS WHEREOF, we, being all the directors of the Corporation, have hereunto signed our names as of the dates indicated by our signatures.

                              ______________________              [signature and
date]


                              ______________________              [signature and
date]


                              ______________________              [signature and
date]

                                    EXHIBIT H

                             BNP LEASING CORPORATION
                                 717 N. HARWOOD
                                   SUITE 2630
                               DALLAS, TEXAS 75201

                                ___________, 199_

[Title Insurance Company]
__________________
__________________
__________________

         Re: Recording of Assignment of Ground Lease and Sublease to [KLA or the Applicable Purchaser] ("PURCHASER")

Ladies and Gentlemen:

         BNP Leasing Corporation has executed and delivered to Purchaser an Assignment of Ground Lease and Sublease in the form attached to this letter. You are hereby authorized and directed to record the Assignment of Ground Lease and Sublease at the request of Purchaser.

                                   Sincerely,

                                    EXHIBIT I

                                FIRPTA STATEMENT

         Section 1445 of the Internal Revenue Code of 1986, as amended, provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. Sections 18805, 18815 and 26131 of the California Revenue and Taxation Code, as amended, provide that a transferee of a California real property interest must withhold income tax if the transferor is a nonresident seller.

         To inform [____________________ OR THE APPLICABLE PURCHASER, AS THE CASE MAY BE] (the "TRANSFEREE") that withholding of tax is not required upon the disposition of a California real property interest by transferor, BNP Leasing Corporation (the "SELLER"), the undersigned hereby certifies the following on behalf of the Seller:

         1. The Seller is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

         2. The United States employer identification number for the Seller is _____________________;

         3.The office address of the Seller is ______________
_________________________________.

[NOTE: BNP MUST INCLUDE EITHER ONE, BUT ONLY ONE, OF THE FOLLOWING REPRESENTATIONS IN THE FIRPTA STATEMENT, BUT IF THE ONE INCLUDED STATES THAT BNP IS DEEMED EXEMPT FROM CALIFORNIA INCOME AND FRANCHISE TAX, THEN BNP MUST ALSO ATTACH A WITHHOLDING CERTIFICATE FROM THE CALIFORNIA FRANCHISE TAX BOARD EVIDENCING THE SAME:

         4. THE SELLER IS QUALIFIED TO DO BUSINESS IN CALIFORNIA.

                                       OR

         4. THE SELLER IS DEEMED TO BE EXEMPT FROM THE WITHHOLDING REQUIREMENT OF CALIFORNIA REVENUE AND TAXATION CODE SECTION 26131(E), AS EVIDENCED BY THE WITHHOLDING CERTIFICATE FROM THE CALIFORNIA FRANCHISE TAX BOARD WHICH IS ATTACHED.]

         The Seller understands that this certification may be disclosed to the Internal Revenue Service and/or to the California Franchise Tax Board by the Transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

         The Seller understands that the Transferee is relying on this affidavit in determining whether withholding is required upon said transfer. The Seller hereby agrees to indemnify and hold the Transferee harmless from and against any and all obligations, liabilities, claims, losses, actions, causes of action, demands, rights, damages, costs, and expenses (including but not limited to court costs and attorneys' fees) incurred by the Transferee as a result of any false misleading statement contained herein.

         Under penalties of perjury I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of the Seller.

         Dated:  ___________, 199___.


                                            By:__________________
                                               Name:_____________
                                               Title:____________


                                      I-2